                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             BIOS LABORATORIES, INC.

                                      *****


       1.     The name of the corporation is BIOS Laboratories, Inc.

       2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

       3. The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       4. The total number of shares of stock which the corporation shall have authority to issue is seventy-five thousand (75,000) shares of common stock having a par value of $.001 per share.

       5.     The name and mailing address of the incorporator is as follows:

              NAME                        MAILING ADDRESS
              ----                        ---------------

              Jack S. Kennedy             Robinson & Cole
                                          One Commercial Plaza
                                          Hartford, CT 06103-3597


       6.     The corporation is to have perpetual existence.

       7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

       8. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

       9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

       10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       11. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit or eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or it stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If there is any amendment or revocation of this provision, the liability of any director for any action taken prior to the amendment or revocation will not be affected thereby.

       I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of February, 1992.


                                          /s/ JACK S. KENNEDY
                                          ----------------------------------
                                          Jack S. Kennedy
                                          Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

       BIOS Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

       FIRST: That the Board of Directors of BIOS Laboratories, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                     RESOLVED:     That the Certificate of Incorporation of the
                                   Corporation be amended by changing the Fourth
                                   Article thereof so that, as amended said
                                   Article shall be and read as follows:

                                          "The total number of shares of
                                          stock which the corporation shall have
                                          authority to issue is Seven Hundred
                                          Fifty Thousand (750,000) shares of
                                          common stock having a par value of
                                          $.001 per share."

       SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, said BIOS Laboratories, Inc. has caused this Certificate to be signed by Richard E. Kouri, its President, and attested by Kevin L. Rakin, its Secretary, this 29 day of August, 1994.



                                          BIOS LABORATORIES, INC.



                                          By /s/ RICHARD E. KOURI
                                             -------------------------
                                             Richard E. Kouri
                                             President

ATTEST:



By /s/ KEVIN L. RAKIN
   -------------------------
   Kevin L. Rakin, Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             BIOS LABORATORIES, INC.

       BIOS Laboratories, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

       DOES HEREBY CERTIFY:

       FIRST: That the Board of Directors of said Corporation, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation.

       RESOLVED:  That the Certificate of Incorporation of the Corporation be
                  amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the corporation is Genaissance Pharmaceuticals, Inc."

       SECOND: That pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

       THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, BIOS Laboratories, Inc. has caused this Certificate to be signed by Kevin L. Rakin, its Secretary and Treasurer, to be effective as of the 20th day of February, 1997.



                                          BIOS LABORATORIES, INC.



                                          BY: /s/ KEVIN L. RAKIN
                                              ----------------------------
                                              Name:  Kevin L. Rakin
                                              Title: Secretary & Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

       Genaissance Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

       FIRST: That the Board of Directors of Genaissance Pharmaceuticals, Inc., by unanimous written consent, duly adopted resolutions, which were filed with the minutes of the board, setting forth an amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing the shareholders to adopt a resolution for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED: That the provisions of Article 4 of the Certificate of Incorporation be amended to read as follows:

                                    "The total number of shares of stock which the corporation shall have authority to issue is seven million five hundred thousand (7,500,000) shares of common stock with $.001 par value."

       SECOND: That thereafter, in lieu of a meeting and vote of the shareholders, the shareholders of the Corporation have given their written consent to the amendment by adopting a resolution in accordance with Section 228 of the General Corporation Law of the State of Delaware and as a result of such, the required number of outstanding shares as required by statute, acted to adopt the amendment, and further, that a written notice of the consent to the amendment has been given as required by Section 228 of the General Corporation Law of the State of Delaware to every shareholder entitled to such notice.

       THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, said Genaissance Pharmaceuticals, Inc. has caused this Certificate to be signed by Gualberto Ruano, its President, and attested by Kevin L. Rakin, its Secretary, this 11 day of August, 1997.


                                          GENAISSANCE PHARMACEUTICALS, INC.


                                          By /s/ GUALBERTO RUANO
                                             --------------------------------
                                             Gualberto Ruano
                                             President

ATTEST:


By /s/ KEVIN L. RAKIN
   --------------------------------
   Kevin L. Rakin, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), by amending Article 4 to effect changes in the capital structure of the Corporation.

       2. The text of Article 4 of the Certificate of Incorporation is amended hereby to read as set forth in Exhibit A attached hereto and hereby made a part hereof.

       3. This Amendment to the Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, this 22 day of December, 1997

                                          GENAISSANCE PHARMACEUTICALS, INC.


                                          By: /s/ GUALBERTO RUANO
                                              --------------------------------
                                              Gualberto Ruano
                                              President



Attest:


By: /s/ KEVIN L. RAKIN
    --------------------------------
    Kevin L. Rakin
    Secretary

                                    EXHIBIT A

                                  Amendment to
                          Certificate of Incorporation
                                       of
                        Genaissance Pharmaceuticals, Inc.
                                   pursuant to
                               Section 242 of the
                        Delaware General Corporation Law

       The Certificate of Incorporation of Genaissance Pharmaceuticals, Inc., a Delaware corporation, has been amended by striking out the whole of Article 4 thereof as it now exists and substituting new Article 4 to read as follows:

       4. The total authorized capital stock of the corporation consists of 17,500,000 shares, of which 7,500,000 are shares of Common Stock, $.001 par value (the "Common Stock"), and 10,000,000 are shares of Preferred Stock, $.001 par value ("Preferred Stock"). The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

       A. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

       (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

       (ii) the annual dividend rate (or method of determining such rate) for the particular series, the date or dates upon which such dividends shall be payable, and the date or dates or method of determining the date or dates shall be cumulative, if dividends on stock of the particular series shall be cumulative;

       (iii) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option, if any, of the corporation;

       (iv) the right, if any, of the holders of a particular series or the corporation to convert such stock into other classes or series of stock or to exchange such stock for shares of any other class of stock or series thereof, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, of such conversion and the terms and conditions of any adjustments thereof, of such conversion;

       (v) the obligation, if any, of the corporation to purchase and retire and redeem, in whole or in part, shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account;

       (vi) the voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to two thirds of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the certificate of incorporation;

       (vii) the ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive payments out of the assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

       (viii) any other rights, obligations, or provisions which may be so determined to the fullest extent permitted by Delaware law.

       All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except in so far as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

       B. Except as specified otherwise in any Certificate of Designation, all shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding up of the corporation. The shares of any one series of Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

       C. All shares of Common Stock shall be alike in every particular and shall rank equally and be identical in all respects.

                        GENAISSANCE PHARMACEUTICALS, INC.

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
              OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS
                       AND RESTRICTIONS OF PREFERRED STOCK
                     Pursuant to Sections 151 and 242 of the
                General Corporation Law of the State of Delaware

     Genaissance Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Amended Certificate of Incorporation of the Corporation (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 10,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK"), by action of the Board of Directors by unanimous written consent dated December 20, 1997.

     RESOLVED, that:

     there is hereby designated a series of the Preferred Stock (as that term is defined in Article 4 of the Amended Certificate of Incorporation of the Corporation), consisting of 187,500 shares, which will be issued in a series entitled "SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES A PREFERRED STOCK"), and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of such series, in addition to those set forth in the Amended Certificate of Incorporation of the Corporation, are affixed to such Series A Preferred Stock as set forth in the attached EXHIBIT I:

                                    EXHIBIT I

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

     1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below:

     "BOARD" shall mean the Corporation's Board of Directors.

     "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

     "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
     Corporation:

          (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

          (ii) up to an aggregate 857,000 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board of Directors of the Corporation;

          (iii) upon conversion of the Series A Preferred Stock; or

          (iv) as approved in writing as "EXCLUDED STOCK" by the holders of not less than 66 2/3% in voting power of the Series A Preferred Stock at the time outstanding.

     "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is not traded in such manner that the quotations referred to in this clause are available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series A Preferred Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

     "HOLDER" shall mean a holder of shares of Series A Preferred Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

     "JUNIOR SECURITIES" shall mean, as to the Series A Preferred Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of Preferred Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation.

     "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary; provided, however, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Series A Preferred Stock and that none of the above events shall be considered to be a Liquidation Event if the holders of at least seventy-five percent (75%) of the voting power of the Series A Preferred Stock then outstanding elect, by vote or written consent, that such event shall not be a Liquidation Event.

     "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Series A Preferred Stock and each other series of Preferred Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series A Initial Issue Date; provided, however, that such term shall not include (i) securities offered to the public pursuant to a registration statement filed in accordance with the provisions of the Securities Act; (ii) securities issued (x) pursuant to the approval of a majority of the members of the Board of Directors, (y) in connection with the acquisition of another corporation by the Company by merger, purchase of substantially all assets or other reorganization whereby the Company owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation or (z) in connection with joint ventures or corporate collaborations; (iii) securities issued to consultants, vendors, lenders, equipment lessors, landlords and independent directors as consideration to such persons in such capacities; (iv) any securities issued pursuant to any stock option plan, stock purchase or stock bonus agreement existing on the Series A Initial Issuance Date; (v) securities issued pursuant to any other stock option plan, stock purchase or stock bonus arrangement, or grant, which are approved by the holders of at least sixty-six and two-thirds percent
     (66 2/3%) of the voting power of the Series A Preferred Stock; and (v) securities issued in connection with research agreements to which the Company is a party, including, but not limited to, collaboration and licensing agreements.

     "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than TEN MILLION DOLLARS ($10,000,000) and pursuant to which the offering price per share is equal to or greater than two and one half times the Series A Original Purchase Price (adjusted for any Recapitalization Event).

     "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications and similar events.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES A ACCRUED DIVIDENDS" shall mean Series A Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3 upon the relevant shares of Series A Preferred Stock.

     "SERIES A CONVERSION PRICE" shall initially mean $4.00; PROVIDED, HOWEVER, that the Series A Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

     "SERIES A EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

     "SERIES A FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series A Preferred Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series A Preferred Stock as provided herein for the period of time elapsed from the Series A Initial Issuance Date to the date as of which Series A Full Cumulative Dividends are to be computed.

     "SERIES A HOLDER" shall mean a holder of shares of Series A Preferred
     Stock.

     "SERIES A INITIAL ISSUANCE DATE" shall mean December 22nd, 1997.

     "SERIES A LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $4.00 per share of Series A Preferred Stock held by a Holder (which per-share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock or the Common Stock) plus all Series A Accrued Dividends.

     "SERIES A ORIGINAL PURCHASE PRICE" shall mean $4.00 per share of Series A Preferred Stock.

     "SERIES A REDEMPTION DATE" shall have the meaning set forth in Section 4 hereof.

     "SERIES A REDEMPTION PRICE" shall have the meaning set forth in Section 4 hereof.

     2. NUMBER OF SHARES. The designation of the series of Preferred Stock provided for herein shall be the Series A Redeemable Convertible Preferred Stock (hereinafter referred to as the "SERIES A PREFERRED STOCK"), and the number of authorized shares constituting Series A Preferred Stock is 187,500.

     3. DIVIDENDS. The holder of each share of Series A Preferred Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES A PREFERRED DIVIDEND RATE") equal to 8% of the Series A Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable upon the earliest of (a) liquidation, dissolution or winding-up of the Corporation in accordance with Section 4 hereof, (b) upon redemption in accordance with Section 3 hereof or (c) upon the Series A Event of Conversion. Until December 31, 2000, the Corporation shall have the option to make any such payment in shares of Common Stock, and in the event such dividends are paid in Common Stock, for purposes of computing the number of shares of Common Stock to be issued, the price of the Common Stock paid to any holder of Series A Preferred Stock shall be valued at the then Series A Conversion Price. Dividends on shares of Series A Preferred Stock shall be cumulative from the Series A Initial Issuance Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time Series A Full Cumulative Dividends upon the Series A Preferred Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series A Preferred Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities and before any sum or sums shall be set aside for or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series A Preferred Stock shall rank prior to the Common Stock. All dividends declared upon the Series A Preferred Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series A Preferred Stock shall be made to the nearest cent.

     4. REDEMPTION.

     (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event the Corporation shall (to the extent allowed by law) redeem, at the option of the holders of at least seventy-five percent (75%) of the voting power of the Series A Preferred Stock then outstanding, exercised by delivery of written notice to the Corporation by such holders at least 15 days prior to the date of the consummation of the Liquidation Event (any date upon which Series A Preferred Stock is to be redeemed pursuant to this Section 4 being hereinafter referred to in this context as a "SERIES A REDEMPTION DATE"), all the shares of Series A Preferred Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series A Preferred Stock pursuant to this subsection shall be equal to the Series A Redemption Price, as determined below. The Corporation shall deliver to each holder of Series A Preferred Stock, not later than 30 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently and the Corporation is legally prohibited from effecting all such redemptions and/or liquidation, any redemption of the Series A Preferred Stock shall be deemed to occur simultaneously and prior to any other redemptions and/or liquidations.

          (ii) The amount per share payable upon any redemption of shares of Series A Preferred Stock pursuant to this subsection shall be an amount equal to the Series A Original Purchase Price plus all Series A Accrued Dividends (the "LIQUIDATION REDEMPTION PRICE").

     (b) SERIES A ANNUAL REDEMPTION. The Corporation shall (to the extent allowed by law) redeem, at the option of the holders of at least seventy-five percent (75%) of the voting power of the Series A Preferred Stock then outstanding, exercised by delivery of written notice to the Corporation by such holders at least 60 days prior to the applicable redemption date, the following shares of Series A Preferred Stock on the following dates, out of funds legally available therefor:

          (i) at any time on or after December ___, 2002, one-third of the shares of the Series A Preferred Stock then outstanding.

          (ii) at any time on or after December ___, 2003, an additional number of shares of Series A Preferred Stock equal to one-third of the shares of the Series A Preferred Stock outstanding as of December ___, 2002.

          (iii) at any time on or after December ___, 2004, all outstanding shares of Series A Preferred Stock.

The amount per share payable upon any redemption of shares of Series A Preferred Stock pursuant to this subsection shall be an amount equal to the Series A Original Purchase Price plus (a) all Series A Accrued Dividends AND (b) an amount equal to a 12% cumulative, annual return on (1) the Series A Original Purchase Price from the Series A Initial Issuance Date to the date of payment and (2) all Series A Accrued Dividends from the date of accrual under
Section 3 to the date of payment (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES A REDEMPTION PRICE").

     (c) PRO RATA. If, on any Series A Redemption Date, fewer than all shares of Series A Preferred Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Holders of Series A Preferred Stock and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series A Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Redemption Date by delivering written notice thereof to the Corporation not later than ten days prior to the Redemption Date.

     (d) PAYMENT OF SERIES A REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series A Redemption Date, the applicable Series A Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series A Preferred Stock, if any, shall be issued to the Holder of such shares. On any Series A Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series A Redemption Price as of the Series A Redemption Date, upon surrender of the certificate or certificates.

     5. LIQUIDATION. Upon a Liquidation Event, the Series A Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation, to receive from the assets of the Corporation available for distribution to stockholders, the Series A Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series A Liquidation Amount to the Series A Holders, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the Series A Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series A Preferred Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series A Preferred Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series A Preferred Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any Junior Stock and the holders of the Series A Preferred Stock shall be entitled to participate equally, on an as-converted basis in the case of the Series A Preferred Stock and any Junior Stock convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to the Series A Preferred Stock if the holders thereof have exercised their rights to cause the Series A Preferred Stock to be redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event, and such shares have been so redeemed.

     6. VOTING.

     (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Sections 6(b) and (c) below and any other rights provided in the Corporation's By-Laws, the shares of Series A Preferred Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series A Preferred Stock held by such Holder are then convertible pursuant to
Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

     (b)  DIRECTOR ELECTION RIGHT.

          (i) Until the Series A Event of Conversion, the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one director of the Corporation (the "SERIES A DIRECTOR"). At any annual or special meeting of the Corporation (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Director. The holders of a majority of the shares of Series A Preferred Stock present in person or by proxy at any meeting relating to the election of directors (calculated after the determination of a quorum) shall then be entitled to elect the Series A Director.

          (ii) The Series A Director may be removed with or without cause during his or her term of office by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. A vacancy in the seat held by the Series A Director shall be filled by a vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock present in person at any meeting (calculated after the determination of a quorum as provided above) or by written consent.

          (iii) In lieu of their right to elect the Series A Director, the holders of a majority of the outstanding shares of Series A Preferred Stock shall have the right to send one representative (without voting rights) to each meeting of the Board of Directors of the Corporation and all committees of such Board. The Corporation shall give each holder of shares of Series A Preferred Stock notice of each such meeting in the form and manner such notice is given to the Corporation's directors. The Corporation shall not permit its directors or shareholders to conduct any material business by written consent without giving as much written notice thereof (including the matters to be acted upon) to such holders as is reasonably practicable.

          (iv) As long as the holders of Series A Preferred Stock have the right to elect any directors under this subsection, the Board of Directors of the Corporation shall have up to seven members, unless the holders of a majority of the outstanding shares of Series A Preferred Stock shall consent to a different number.

     (c) SEPARATE CLASS VOTE. So long as any shares of the Series A Preferred Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series A Preferred Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

          (i) authorize or issue any class or series of capital stock, ranking prior to the Series A Preferred Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to antidilution provisions;

          (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on Series A Preferred Stock) or to any other equity security of the Corporation;

          (iii) approve any merger, combination, liquidation, dissolution or sale of all or substantially all of the assets of the Corporation requiring a vote of the Corporation's stockholders; or

          (iv) cancel, repeal or change any of the provisions of this Certificate of Designations or of any amendment hereto, or of the Certificate of Incorporation of the Corporation in such a way as to have a material adverse effect on the powers, preferences or special rights of shares of the Series A Preferred Stock, except that the Corporation may issue additional shares of Series A Preferred Stock and other Preferred Stock, subject to clause (i) above, and make appropriate changes to this Certificate of Designation and its Certificate of Incorporation.

     7. CONVERSION.

     (a)  OPTIONAL CONVERSION.

          (i) The holder of any shares of Series A Preferred Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series A Preferred Stock into such whole number of fully paid and nonassessable shares of Common Stock as equals (I) the product of (x) the Series A Original Purchase Price, multiplied by (y) the number of shares of Series A Preferred Stock being converted, divided by (II) the Series A Conversion Price (as last adjusted and then in effect) for the shares of the Series A Preferred Stock being converted, by surrender of the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series A Conversion Price shall initially be equal to the Series A Original Purchase Price; PROVIDED, HOWEVER, that such Series A Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below. The holder of any shares of Series A Preferred Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall not be entitled to payment of Series A Accrued Dividends with respect to the shares of Series A Preferred Stock so converted, and shall be deemed to have waived any such Series A Accrued Dividends upon such conversion.

          (ii) The holder of any shares of Series A Preferred Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A Preferred Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series A Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES A CONVERSION DATE." As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 7(a)(iii) below, payable with respect to the shares of Series A Preferred Stock so converted up to and including the Series A Conversion Date. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock on the applicable Series A Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock on the next succeeding date on which the transfer books are open, but the Series

          A Preferred Conversion Price shall be that in effect on the Series A Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

          (iii) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of a fractional interest shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

          (iv) The Series A Conversion Price shall be subject to adjustment from time to time as follows:

               (A) ADJUSTMENTS FOR CERTAIN ISSUANCES. If the Corporation shall at any time or from time to time after the Series A Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock, , without consideration or for a consideration per share (the "LAST PREFERRED PRICE") less than the Series A Conversion Price in effect immediately prior to each such issuance , the Series A Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance, (I) if the date of such issuance is on or before the date which is 120 days after the Series A Initial Issuance Date, to a price per share equal to such Last Preferred Price or (II) if the date of such issuance is after the date which is 120 days after the Series A Initial Issuance Date but prior to the date which is 240 days after the Series A Initial Issuance Date, to a price per share equal to eighty percent (80%) of such Last Preferred Price. For the purposes of any adjustment of the Series A Conversion Price pursuant to this clause (A), the provisions of 7(iv)(B)(1) and (2) shall be applicable:

               (B) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. If the Corporation shall at any time or from time to time after the date which is 240 days after the Series A Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock, without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series A Conversion Price in effect immediately prior to each such issuance or deemed issuance, the Series A Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

               Notwithstanding the immediately preceding paragraph of this subsection (B), in the event that a holder of Series A Preferred Stock has been given written notice pursuant to Section 8 hereof and the opportunity to purchase the pro rata share (as defined in Section 8(a) hereof) of stock to be issued without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance and does not purchase its entire pro rata share (as defined in Section 8(a) hereof) of the stock to be issued, the Series A Conversion Price shall not be reduced for said issuance pursuant to this subsection. This paragraph shall not apply to any issuance occurring on or before 240 days from the Series A Initial Issuance Date.

               For the purposes of any adjustment of the Series A Conversion Price pursuant to this subsection (B), the following provisions shall be applicable:

                    (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                    (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                    (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock; (ii) securities by their terms convertible into or exchangeable for Common Stock; or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                         (a) the aggregate number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby;

                         (b) the aggregate number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above, with the proviso to subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise);

                         (c) on any change in the number of shares or exercise price of Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                         (d) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

               (C) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series A Initial Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares.

               (D) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series A Initial Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, upon the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (E) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series A Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Series A Preferred Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, each share of Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (F) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case may be.

               (G) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(a)(iii) above; PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (v) Whenever the Series A Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series A Preferred Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each holder of shares of Series A Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

          (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), (D) or (E) of Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, shall notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

          (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A Preferred Stock.

          (ix) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

     (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series A Event of Conversion, all shares of Series A Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series A Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as equals (I) the product of (x) the Series A Original Purchase Price multiplied by (y) the number of shares of Series A Preferred Stock being converted divided by (II) the Series A Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

     8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the Series A Event of Conversion, the Series A Holders shall have the pre-emptive right to purchase, on a pro rata basis, all or any part of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series A Preferred Stock is outstanding and subject to the terms and conditions set forth below. The pro rata share of each Series A Holder, for purposes of this pre-emptive right to purchase, shall be determined by dividing (x) the total number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock owned by such Holder plus the total number of shares of Common Stock then owned by such Holder, by (y) the total number of shares of Common Stock (Common Stock not being deemed for purposes of this paragraph to include warrants, options or other convertible instruments (other than the Series A Preferred Stock) which have not then been exercised or converted, as applicable) then outstanding, plus the total number of shares of Common Stock issuable upon conversion of the then outstanding Series A Preferred Stock.

     (b) PROCEDURE. In the event the Corporation shall determine to offer, sell or exchange New Securities, it shall give each Series A Holder written notice of such intention, describing the price of such New Securities and the general terms upon which the Corporation proposes to effect such issuance. Each such Holder shall have forty-five(45) business days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities, for the purchase price and upon the general terms and conditions specified in the Corporation's notice, by giving written notice to the Corporation stating the quantity of New Securities to be so purchased. Each such Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its total pro rata portion of New Securities, the other Series A Holders may purchase such portion on a pro rata basis, by giving written notice to the Corporation within ten (10) business days from the date that the Corporation provides written notice to the other Series A Holders of the amount of New Securities with respect to which such nonpurchasing Holder has failed to exercise its rights hereunder.

     (c) RIGHT OF CORPORATION. In the event any Series A Holder or Holders fail to exercise the foregoing pre-emptive right to purchase with respect to any New Securities within such forty-five (45) business day period (or the additional 10 business day period provided for overallotment), the Corporation may within one hundred twenty (120) business days thereafter sell any or all of such New Securities not agreed to be purchased by such Holders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Holder pursuant to Section 8(b). In the event the Corporation has not sold such New Securities within such one hundred twenty
(120) business day period, the Corporation shall not thereafter issue or sell any New Securities without first offering such New Securities to the Series A Holders in the manner provided above.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its President and attested by its Secretary this 22nd day of December, 1997.



                                        By:  /s/ GUALBERTO RUANO
                                             -------------------------------
                                             Name:  Gualberto Ruano
                                             Title: President



ATTEST:


/s/ KEVIN L. RAKIN
------------------------------
Kevin L. Rakin
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), by amending Article 4 to effect changes in the capital structure of the Corporation.

       2. The text of Article 4 of the Certificate of Incorporation is amended hereby to read as set forth in EXHIBIT A attached hereto and hereby made a part hereof.

       3. The foregoing amendment to the Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

       4. This Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, this 24th day of August, 1998.


                                        GENAISSANCE PHARMACEUTICALS, INC.


                                        By: /s/ GUALBERTO RUANO
                                            -------------------------------
                                            Gualberto Ruano
                                            President


Attest:


By: /s/ KEVIN L. RAKIN
    -------------------------------
    Kevin L. Rakin
    Secretary

                                   EXHIBIT A

                                  Amendment to
                          Certificate of Incorporation
                                       of
                        Genaissance Pharmaceuticals, Inc.
                                   pursuant to
                               Section 242 of the
                        Delaware General Corporation Law

       The Certificate of Incorporation of Genaissance Pharmaceuticals, Inc., a Delaware corporation, has been amended by striking out the whole of Article 4 thereof as it now exists and substituting new Article 4 to read as follows:

       4. The total authorized capital stock of the corporation consists of 20,000,000 shares, of which 9,500,000 are shares of Common Stock, $.001 par value (the "Common Stock"), 500,000 are shares of Nonvoting Common Stock, $.001 par value, (the "Nonvoting Common Stock"), and 10,000,000 are shares of Preferred Stock, $.001 par value ("Preferred Stock"). The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

       A. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

       (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

       (ii) the annual dividend rate (or method of determining such rate) for the particular series, the date or dates upon which such dividends shall be payable, and the date or dates or method of determining the date or dates and if dividends on stock of the particular series shall be cumulative;

       (iii) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option, if any, of the corporation;

       (iv) the right, if any, of the holders of a particular series or the corporation to convert such stock into other classes or series of stock or to exchange such stock for shares of any other class of stock or series thereof, and the terms and conditions, if any, including the price or prices or the rates of conversion and the terms and conditions of any adjustments of such conversion prices or rates;

       (v) the obligation, if any, of the corporation to purchase and retire and redeem, in whole or in part, shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account;

       (vi) the voting rights, if any, of the shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the certificate of incorporation;

       (vii)

       (viii) any other rights, obligations, or provisions which may be so determined to the fullest extent by Delaware law.

All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except in so far as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

       B. Except as specified otherwise in any Certificate of Designation, all shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the corporation upon voluntary or involuntary liquidation, dissolution or winding up of the corporation. The shares of any one series of Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

       C. All shares of Common Stock and Nonvoting Common Stock shall be alike in every particular and shall rank equally and be identical in all respects, except as follows:

       (i) Holders of Nonvoting Common Stock shall not be entitled to vote at any time or under any circumstances except as otherwise required by law or by this Certificate of Incorporation.

       (ii) Each outstanding share of Nonvoting Common Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock at the rate (subject to equitable adjustment as may be necessary to account for stock splits, stock dividends or any reorganization, recapitalization, combination of shares or similar capital adjustment) of one share of Common Stock for each share of Nonvoting Common Stock surrendered for conversion, without any act by the corporation or the holders of Nonvoting Common Stock, concurrently with the closing of (i) a public offering by the corporation of shares of Common Stock of the corporation registered under the Securities Act of 1933, as amended; (ii) any recapitalization, reorganization, spin-off, sale of all or substantially all of the corporation's assets, liquidation, dissolution, merger or consolidation with or into another company, tender offer or any transaction or series of transactions which has been approved by the Board of Directors of the corporation and in which more than fifty percent (50%) of the Company's voting power is transferred, provided that the conversion of the Nonvoting Common Stock into Common Stock is deemed necessary by the Board of Directors to allow for the PARI PASSU treatment of the Nonvoting Common Stock with the Common Stock in such event; or (iii) the sale of the Nonvoting Common Stock by the original purchaser thereof to a party or parties unaffiliated with such original purchaser in amounts which would not exceed two percent (2%) of the shares of Common Stock then outstanding. Promptly following a conversion pursuant to the terms of this paragraph, the holders of Nonvoting Common Stock shall surrender the certificates representing their shares of Nonvoting Common Stock to the corporation. Upon receipt of such certificates, the corporation shall promptly issue and deliver to such holder or such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

       (iii) subject to applicable banking regulations, the holders of record of Nonvoting Common Stock may at any time or from time to time, in such holders sole discretion and at such holders option, convert any whole number or all of such holder's Nonvoting Common Stock into fully paid and nonassessable shares of Common Stock at the rate (subject to equitable adjustment as may be necessary to account for stock splits, stock dividends or any reorganization, recapitalization, combination of shares or similar capital adjustments) of one share of Common Stock for each share of Nonvoting Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Nonvoting Common Stock surrendering such holder's certificate or certificates for the Nonvoting Common Stock to be converted, duly endorsed, at the office of the corporation, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Nonvoting Common Stock and stating the names or names in which such holder desires the certificate or certificates for such shares of Common Stock to be issued. Promptly thereafter, the corporation shall issue and deliver to such holder or such holder's nominee or nominees a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Common Stock issued on such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on that date.

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                                PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY
CERTIFY:

       1. The following resolution was duly adopted by action of the Board of Directors of the Corporation at a special meeting duly held August 22, 1998 pursuant to authority conferred upon the Board of Directors by the provisions of
Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 10,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK").

       RESOLVED: That the provisions of the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (the "CERTIFICATE OF DESIGNATIONS"), approved by the Directors on December 20, 1997, shall be amended by deleting its text in its entirety and substituting therefor the text set forth in EXHIBIT I attached hereto. Said Certificate of Designations, as amended hereby, shall apply to 2,437,500 shares constituting Series A Redeemable Convertible Preferred Stock and 2,437,500 shares of Series A1 Redeemable Convertible Preferred Stock.

       2. Such resolution also was duly approved by written consent of the holder of the outstanding shares of Preferred Stock issued pursuant to the Certificate of Designations.

       3. This amendment to the Certificate of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, this 24th day of August, 1998.


                                          GENAISSANCE PHARMACEUTICALS, INC.


                                          By: /s/ GUALBERTO RUANO
                                              -----------------------------
                                              Gualberto Ruano
                                              President

Attest:


By: /s/ KEVIN L. RAKIN
    -----------------------------
    Kevin L. Rakin
    Secretary

                                    EXHIBIT I

       There is hereby designated two (2) series of the Preferred Stock (as that term is defined in Article 4 of the Amended Certificate of Incorporation of the Corporation), consisting of 4,875,000 shares, which will be issuable, equally, in series entitled "SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES A PREFERRED STOCK") and "SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the ("SERIES A1 PREFERRED STOCK"), and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, are as set forth hereafter.

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below:

       "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Corporation; or

              (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

       (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock (including, without limitation, any stock issued pursuant to Section 3 hereof);

       (ii) up to an aggregate 1,297,000 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board;

       (iii) upon conversion of any of the Series A Stock; or

       (iv) as approved in writing as "EXCLUDED STOCK" by the holders of not less than 66-2/3% in voting power of the Series A Stock at the time outstanding.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series A Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series A Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series A Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of Preferred Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary; provided, however, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Series A Stock.

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Series A Stock, each other series of Preferred Stock and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series A Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include (i) securities offered to the public pursuant to a registration statement filed in accordance with the provisions of the Securities Act; (ii) securities issued (x) pursuant to the approval of a majority of the members of the Board, (y) in connection with the acquisition of another corporation by the Corporation by merger, purchase of substantially all assets or other reorganization whereby the Corporation owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation or (z) in connection with joint ventures or corporate collaborations; (iii) securities issued to consultants, vendors, lenders, equipment lessors, landlords and independent directors as consideration to such persons in such capacities; (iv) securities issued pursuant to any stock option plan, stock purchase or stock bonus agreement up to a maximum of 2,000,000 shares; (v) securities issued pursuant to any other stock option plan, stock purchase or stock bonus arrangement, or grant, which are approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Series A Stock; and (vi) securities issued in connection with research agreements to which the Corporation is a party, including, but not limited to, collaboration and licensing agreements.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series A Holder, the percentage which expresses the ratio between (i) the total number of shares of New Securities issuable upon conversion of the Series A Stock owned by such Series A Holder plus the total number of shares of Common Stock then owned by such Series A Holder, and (ii) the total number of shares of Common Stock then outstanding (Common Stock not being deemed for such purposes to include warrants, options or other convertible instruments, which have not then been exercised or converted, as applicable), plus the total number of shares of Common Stock issuable upon conversion of the then outstanding Series A Stock.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than TWENTY MILLION DOLLARS ($20,000,000) and pursuant to which the offering price per share is equal to or greater than two and one half times the Series A Original Purchase Price (adjusted for any Recapitalization Event).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series A Holder) of 5% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES A ACCRUED DIVIDENDS" shall mean Series A Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series A Stock.

       "SERIES A CONVERSION PRICE" shall initially mean $4.00; PROVIDED, HOWEVER, that the Series A Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES A EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES A FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series A Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series A Stock as provided herein for the period of time elapsed from the Series A Initial Issuance Date to the date as of which Series A Full Cumulative Dividends are to be computed.

       "SERIES A HOLDER" shall mean a holder of shares of Series A Stock.

       "SERIES A INITIAL ISSUANCE DATE" shall mean August 24th, 1998.

       "SERIES A LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $4.00 per share of Series A Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Stock or the Common Stock) plus all Series A Accrued Dividends.

       "SERIES A ORIGINAL PURCHASE PRICE" shall mean $4.00 per share of Series A Stock.

       "SERIES A REDEMPTION DATE" shall have the meaning set forth in Section 4 hereof.

       "SERIES A REDEMPTION PRICE" shall have the meaning set forth in Section 4 hereof.

       "SERIES A STOCK" shall mean all of the outstanding shares of the Series A Preferred Stock and the Series A1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100% "SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation.

       2. NUMBER OF SHARES. The designation of the series of Preferred Stock provided for herein shall be the Series A Redeemable Convertible Preferred Stock (hereinafter referred to as the "SERIES A PREFERRED STOCK"), and the number of authorized shares constituting Series A Preferred Stock is 2,437,500 and Series A1 Redeemable Convertible Preferred Stock (hereinafter referred to as the "SERIES A1 PREFERRED STOCK"), and the number of authorized shares constituting Series A1 Preferred Stock is 2,437,500.

       3. DIVIDENDS. The holder of each share of Series A Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, when and as declared by the Board, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES A DIVIDEND RATE") equal to 8% of the Series A Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable upon the earliest of (a) liquidation, dissolution or winding-up of the Corporation in accordance with Section 4 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series A Event of Conversion. Until the third anniversary of the Series A Initial Issuance Date, the Corporation shall have the option to make any such payment in shares of Common Stock, and in the event such dividends are paid in Common Stock, for purposes of computing the number of shares of Common Stock to be issued and the amount of the dividend paid, the value of the Common Stock paid to any holder of shares of Series A Stock shall be valued at the then Series A Conversion Price. Each Series A Holder shall have the right to elect to receive any such dividends in shares of nonvoting common stock of the Corporation by giving notice in writing to the Corporation of such election. Dividends on shares of Series A Stock shall be cumulative from the Series A Initial Issuance Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time Series A Full Cumulative Dividends upon the Series A Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series A Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities and before any sum or sums shall be set aside for or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series A Stock shall rank prior to the Common Stock. All dividends declared upon the Series A Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series A Stock shall be made to the nearest cent.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series A Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series A Stock pursuant to this subsection shall be an amount in cash equal to the Series A Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series A Stock, not later than 30 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently and the Corporation is legally prohibited from effecting all such redemptions and/or liquidation, any redemption of the shares of Series A Stock shall be deemed to occur simultaneously and prior to any other redemptions and/or liquidations. Notwithstanding the foregoing, any Series A Holder may elect to retain its outstanding shares of Series A Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series A pursuant to this subsection shall be an amount equal to the Series A Original Purchase Price plus all Series A Accrued Dividends (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series A Stock is to be redeemed pursuant to this Section 4 being hereinafter referred to in this context as a "SERIES A REDEMPTION DATE".

       (b) SERIES A ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series A Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after August 24, 2003, one-third of the shares of the Series A Stock then outstanding.

              (ii) at any time on or after August 24, 2004, an additional number of shares of Series A Stock equal to one-third of the shares, of the Series A Stock outstanding as of August 24, 2003.

              (iii) at any time on or after August 24, 2005, all outstanding shares of Series A Stock.

The amount per share payable upon any redemption of shares of Series A Stock pursuant to this subsection shall be an amount in cash equal to the Series A Original Purchase Price plus (a) all Series A Accrued Dividends AND (b) an amount equal to a 12% cumulative, annual return on (1) the Series A Original Purchase Price from the Series A Initial Issuance Date to the date of payment and (2) all Series A Accrued Dividends from the date of accrual under Section 3 to the date of payment (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES A REDEMPTION PRICE").

       Notwithstanding the foregoing, any Series A Holder may elect to retain its outstanding shares of Series A Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series A Redemption Date, fewer than all shares of Series A Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series A Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series A Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Redemption Date.

       (d) PAYMENT OF SERIES A REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series A Redemption Date, the applicable Series A Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series A Stock, if any, shall be issued to the Holder of such shares. On any Series A Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series A Redemption Price as of the Series A Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. Upon a Liquidation Event, the Series A Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series A Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series A Liquidation Amount to the Series A Holders, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the Series A Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series A Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series A Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series A Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series A Stock of the full amount to which they shall be entitled as aforesaid, the holders of any Junior Securities and the Series A Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series A Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series A Stock that have been redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event.

       6.     VOTING.

       (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Section 6(b) below and any other rights provided in the Corporation's By-Laws, the shares of Series A Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series A Stock held by such Holder are then convertible pursuant to Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

       (b) SEPARATE CLASS VOTE. So long as any shares of Series A Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series A Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

              (i) authorize or issue any class or series of capital stock ranking prior to the Series A Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to antidilution provisions;

              (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on Series A Stock) or to any other equity security of the Corporation;

              (iii) approve any merger, combination, liquidation, dissolution, sale, lease or license of all or substantially all of the assets or business, or of the assets or business of any subsidiary, of the Corporation;

              (iv) cancel, repeal or change any of the provisions of this Certificate of Designations or of any amendment hereto, or of the Certificate of Incorporation of the Corporation in such a way as to have a material adverse effect on the powers, preferences or special rights of shares of the Series A Stock, except that the Corporation may issue additional shares of Series A Stock and other Preferred Stock, subject to clause (i) above, and make appropriate changes to this Certificate of Designations and its Certificate of Incorporation;

              (v) permit to lapse any of the following: its corporate existence, rights, government approvals or franchises or all licenses, Listed Rights (which the Board deems useful in the Corporation's business) and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it (which the Board deems useful in the Corporation's business);

              (vi) transfer, assign or license (except end-user licenses granted in the ordinary course of business) any of the Corporation's Listed Rights or know-how, technology or trade secrets now owned or hereafter acquired by the Corporation;

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

              (viii) purchase, lease or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend money to any person or entity or purchase a substantial part of the operating assets of any person or entity;

              (ix) consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% subsidiary may consolidate with or merge into the Corporation or another 100% subsidiary); provided that the foregoing restriction does not apply to the merger of another corporation into the Corporation if:

                     (A) The Corporation is the surviving entity and more than 50% of the outstanding common stock of the surviving entity is owned by persons who prior to such merger owned Common Stock of the Corporation; and

                     (B) After giving effect to the proposed merger or consolidation the surviving entity will be engaged in substantially the same lines of business as are engaged in by the Corporation immediately prior thereto.

              (x) permit any subsidiary (except a 100% subsidiary) to make any (i) direct or indirect redemption, retirement, purchase or other acquisition of any of the Corporation's capital stock (or any warrant, option or other right with respect to such stock), or
              (ii) repayment of the Corporation's debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate except that any such subsidiary may pay the Corporation's outstanding obligations under loans extended to it by Connecticut Innovations, Incorporated; or

              (xi) issue (which term shall include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall include without limitation, securities convertible into capital stock, or rights to acquire capital stock) to employees or officers or directors of the Corporation or any subsidiary thereof, except the number of shares of Common Stock (as adjusted for stock dividends, stock splits and similar corporate events) issued or reserved for issuance pursuant to any stock option plan approved by the Board and then only at prices equal to no less than 50% of the Fair Market Value of such stock at the time of the grant of the applicable option.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series A Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series A Stock into such whole number of fully paid and nonassessable shares of Common Stock as equals (I) the product of (x) the Series A Original Purchase Price, multiplied by (y) the number of shares of Series A Stock being converted, divided by (II) the Series A Conversion Price (as last adjusted and then in effect) for the shares of the Series A Stock being converted, by surrender of the certificates representing the shares of Series A Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series A Conversion Price shall initially be equal to the Series A Original Purchase Price; PROVIDED, HOWEVER, that such Series A Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below. The holder of any shares of Series A Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall not be entitled to payment of Series A Accrued Dividends with respect to the shares of Series A Stock so converted, and shall be deemed to have waived any such Series A Accrued Dividends upon such conversion.

              (ii) The holder of any shares of Series A Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series A Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES A CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which the such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 7(a)(iii) below, payable with respect to the shares of Series A Stock so converted up to and including the Series A Conversion Date. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock on the applicable Series A Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock on the next succeeding date on which the transfer books are open, but the Series A Conversion Price shall be that in effect on the Series A Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series A Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

              (iii) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Stock. If more than one share of Series A Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of a fractional interest shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

              (iv) The Series A Conversion Price shall be subject to adjustment from time to time as follows:

                     (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. If the Corporation shall at any time or from time to time after the Series A Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock, without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series A Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING ISSUANCE"), the Series A Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

                     Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series A Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series A Conversion Price for that portion of the shares of Series A Stock of said Series A Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "Diluted Stock") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series A Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series A1 Preferred Stock which shall be convertible into Common Stock at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Shares and expressing the resulting quotient as a percentage.

                     Upon the conversion of Diluted Stock held by a Series A Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series A Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series A1 Preferred Stock on the date of closing of the applicable Diluting Issuance.

                     For the purposes of any adjustment of the Series A Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                            (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                            (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                            (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock;
                            (ii) securities by their terms convertible into or exchangeable for Common Stock; or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                   (a)    the aggregate number of shares of
                                   Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby;

                                   (b)    the aggregate number of shares of
                                   Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and

                                   (2) above, with the proviso to subdivision
                                   (2) being applied to the number of shares of Common Stock deliverable upon such exercise);

                                   (c)    on any change in the number of shares
                                   or exercise price of Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series A Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                                   (d)    on the expiration of any such options
                                   or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series A Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                     (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series A Initial Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be increased in proportion to such increase in outstanding shares.

                     (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series A Initial Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, upon the record date for such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Stock shall be decreased in proportion to such decrease in outstanding shares.

                     (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series A Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Series A Stock) or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person, each share of Series A Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                     (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

                     (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series A Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series A Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series A Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series A Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series A Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A Stock.

              (ix) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series A Event of Conversion, all shares of Series A Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series A Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as equals (1) the product of (x) the Series A Original Purchase Price multiplied by (y) the number of shares of Series A Stock being converted divided by (2) the Series A Conversion Price as last adjusted pursuant to
Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series A Event of Conversion, the Series A Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series A Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series A Holder a written Notice of Intention to Sell offering to each Series A Holder the right to purchase up to the Preemptive Share of such of such Series A Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series A Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series A Holder of such Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series A Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series A Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within one hundred twenty (120) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such one hundred twenty (120) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such one hundred twenty (120) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such one hundred twenty (120) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless the Corporation (I) has taken all necessary action to create a new subseries of the Series A Preferred Stock, which shall be PARI PASSU with the Series A Preferred Stock and the Series A1 Preferred Stock for all purposes except conversion price, and (II) shall have amended this Certificate to provide that the shares of Series A Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries. The shares of such subseries shall be convertible into Common Stock immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Series A Stock shall not be required in order to effect such new subseries.

                        GENAISSANCE PHARMACEUTICALS, INC.

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
           SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK
                AND SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE
                                 PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

       Genaissance Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 10,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK"), the following resolution was duly adopted by the Board of Directors of the Corporation by action of the Board of Directors at a special meeting duly held on August __, 1998.

       RESOLVED: That there is hereby designated a series of the Preferred Stock (as that term is defined in Article 4 of the Certificate of Incorporation of the Corporation, as amended), consisting of 330,500 shares, which will be issued in a series entitled "SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBL PREFERRED STOCK") and 330,500 shares, which will be issued in a series entitled "SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBL1 PREFERRED STOCK") and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, are as set forth in the attached EXHIBIT II.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Gualberto Ruano, its President and attested to by Kevin L. Rakin, its Secretary this 24th of August, 1998.


                                          By /s/ GUALBERTO RUANO
                                             ---------------------------
                                             Name:  Gualberto Ruano
                                             Title: President

ATTEST:


/s/ KEVIN RAKIN
---------------------------
Kevin Rakin
Secretary

                                   EXHIBIT II

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below:

       "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Corporation; or

              (iii) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMON STOCK" shall mean the Voting Common Stock, $.001 par value, and the Nonvoting Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

              (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock (including, without limitation, any stock issued pursuant to Section 3 hereof);

              (ii) up to an aggregate 1,297,000 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board;

              (iii)  upon conversion of any of the Series KBL Stock; or

              (iv) as approved in writing as "EXCLUDED STOCK" by the holders of not less than 66-2/3% in voting power of the Series KBL Stock at the time outstanding.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series KBL Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series KBL Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of Preferred Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary; provided, however, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Series KBL Stock.

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Series KBL Stock, each other series of Preferred Stock and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series KBL Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include (i) securities offered to the public pursuant to a registration statement filed in accordance with the provisions of the Securities Act; (ii) securities issued (x) pursuant to the approval of a majority of the members of the Board, (y) in connection with the acquisition of another corporation by the Corporation by merger, purchase of substantially all assets or other reorganization whereby the Corporation owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation or (z) in connection with joint ventures or corporate collaborations; (iii) securities issued to consultants, vendors, lenders, equipment lessors, landlords and independent directors as consideration to such persons in such capacities; (iv) securities issued pursuant to any stock option plan, stock purchase or stock bonus agreement up to a maximum of 2,000,000 shares; (v) securities issued pursuant to any other stock option plan, stock purchase or stock bonus arrangement, or grant, which are approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Series KBL Stock; and (vi) securities issued in connection with research agreements to which the Corporation is a party, including, but not limited to, collaboration and licensing agreements.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "NONVOTING COMMON STOCK" shall mean the common stock, $.001 par value, of the Corporation, which has no right to vote, except as set forth in the Certificate of Incorporation.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series KBL Holder, the percentage which expresses the ratio between (i) the total number of shares of New Securities issuable upon conversion of the Series KBL Stock owned by such Series KBL Holder plus the total number of shares of Common Stock then owned by such Series KBL Holder, and (ii) the total number of shares of Common Stock then outstanding (Common Stock not being deemed for such purposes to include warrants, options or other convertible instruments, which have not then been exercised or converted, as applicable), plus the total number of shares of Common Stock issuable upon conversion of the then outstanding Series KBL Stock.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than TWENTY MILLION DOLLARS ($20,000,000) and pursuant to which the offering price per share is equal to or greater than two and one half times the Series KBL Original Purchase Price (adjusted for any Recapitalization Event).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series KBL Holder) of 5% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES KBL ACCRUED DIVIDENDS" shall mean Series KBL Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series KBL Stock.

       "SERIES KBL CONVERSION PRICE" shall initially mean $4.00; PROVIDED, HOWEVER, that the Series KBL Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES KBL EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES KBL FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series KBL Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series KBL Stock as provided herein for the period of time elapsed from the Series KBL Initial Issuance Date to the date as of which Series KBL Full Cumulative Dividends are to be computed.

       "SERIES KBL HOLDER" shall mean a holder of shares of Series KBL Stock.

       "SERIES KBL INITIAL ISSUANCE DATE" shall mean August __, 1998.

       "SERIES KBL LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $4.00 per share of Series KBL Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series KBL Stock or the Common Stock) plus all Series KBL Accrued Dividends.

       "SERIES KBL ORIGINAL PURCHASE PRICE" shall mean $4.00 per share of Series KBL Stock.

       "SERIES KBL REDEMPTION DATE" shall have the meaning set forth in Section 4 hereof.

       "SERIES KBL REDEMPTION PRICE" shall have the meaning set forth in Section 4 hereof.

       "SERIES KBL STOCK" shall mean all of the outstanding shares of the Series KBL Preferred Stock and the Series KBL1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100% "SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation.

       "VOTING COMMON STOCK" shall mean the common stock, $.001 par value, of the Corporation, which has the right to vote as set forth in the Certificate of Incorporation.

       2. NUMBER OF SHARES. The designation of the series of Preferred Stock provided for herein shall be the Series KBL Redeemable Convertible Preferred Stock (hereinafter referred to as the "SERIES KBL PREFERRED STOCK"), and the number of authorized shares constituting Series KBL Preferred Stock is 330,500 and Series KBL1 Redeemable Convertible Preferred Stock (hereinafter referred to as the "SERIES KBL1 PREFERRED STOCK"), and the number of authorized shares constituting Series KBL1 Preferred Stock is 330,500.

       3. DIVIDENDS. The holder of each share of Series KBL Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, when and as declared by the Board, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES KBL DIVIDEND RATE") equal to 8% of the Series KBL Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable upon the earliest of (a) liquidation, dissolution or winding-up of the Corporation in accordance with Section 4 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series KBL Event of Conversion. Until the third anniversary of the Series KBL Initial Issuance Date, the Corporation shall have the option to make any such payment in shares of Nonvoting Common Stock, and in the event such dividends are paid in Nonvoting Common Stock, for purposes of computing the number of shares of Nonvoting Common Stock to be issued and the amount of the dividend paid, the value of the Nonvoting Common Stock paid to any holder of shares of Series KBL Stock shall be valued at the then Series KBL Conversion Price. Dividends on shares of Series KBL Stock shall be cumulative from the Series KBL Initial Issuance Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time Series KBL Full Cumulative Dividends upon the Series KBL Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series KBL Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities and before any sum or sums shall be set aside for or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series KBL Stock shall rank prior to the Common Stock. All dividends declared upon the Series KBL Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series KBL Stock shall be made to the nearest cent.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series KBL Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series KBL Stock pursuant to this subsection shall be an amount in cash equal to the Series KBL

Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series KBL Stock, not later than 30 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently and the Corporation is legally prohibited from effecting all such redemptions and/or liquidation, any redemption of the shares of Series KBL Stock shall be deemed to occur simultaneously and prior to any other redemptions and/or liquidations. Notwithstanding the foregoing, any Series KBL Holder may elect to retain its outstanding shares of Series KBL Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series KBL pursuant to this subsection shall be an amount equal to the Series KBL Original Purchase Price plus all Series KBL Accrued Dividends (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series KBL Stock is to be redeemed pursuant to this Section 4 being hereinafter referred to in this context as a "SERIES KBL REDEMPTION DATE".

       (b) SERIES KBL ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series KBL Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after August __, 2003, one-third of the shares of the Series KBL Stock then outstanding.

              (ii) at any time on or after August __, 2004, an additional number of shares of Series KBL Stock equal to one-third of the shares, of the Series KBL Stock outstanding as of August __, 2003.

              (iii) at any time on or after August __, 2005, all outstanding shares of Series KBL Stock.

The amount per share payable upon any redemption of shares of Series KBL Stock pursuant to this subsection shall be an amount in cash equal to the Series KBL Original Purchase Price plus (a) all Series KBL Accrued Dividends AND (b) an amount equal to a 12% cumulative, annual return on (1) the Series KBL Original Purchase Price from the Series KBL Initial Issuance Date to the date of payment and (2) all Series KBL Accrued Dividends from the date of accrual under Section 3 to the date of payment (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES KBL REDEMPTION PRICE").

       Notwithstanding the foregoing, any Series KBL Holder may elect to retain its outstanding shares of Series KBL Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series KBL Redemption Date, fewer than all shares of Series KBL Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series KBL Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series KBL Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Redemption Date.

       (d) PAYMENT OF SERIES KBL REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series KBL Redemption Date, the applicable Series KBL Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series KBL Stock, if any, shall be issued to the Holder of such shares. On any Series KBL Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series KBL Redemption Price as of the Series KBL Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. Upon a Liquidation Event, the Series KBL Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series KBL Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series KBL Liquidation Amount to the Series KBL Holders, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the Series KBL Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series KBL Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series KBL Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series KBL Stock of the full amount to which they shall be entitled as aforesaid, the holders of any Junior Securities and the Series KBL Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series KBL Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series KBL Stock that have been redeemed pursuant to
Section 4(a) hereof in connection with such Liquidation Event.

       6. VOTING. Except as set forth in the Certificate of Incorporation, the shares of Series KBL Stock shall not entitle any Holder thereof to vote on matters as to which holders of Common Stock shall be entitled to vote.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series KBL Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series KBL Stock into such whole number of fully paid and nonassessable shares of Nonvoting Common Stock as equals (I) the product of (x) the Series KBL Original Purchase Price, multiplied by (y) the number of shares of Series KBL Stock being converted, divided by (II) the Series KBL Conversion Price (as last adjusted and then in effect) for the shares of the Series KBL Stock being converted, by surrender of the certificates representing the shares of Series KBL Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series KBL Conversion Price shall initially be equal to the Series KBL Original Purchase Price; PROVIDED, HOWEVER, that such Series KBL Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below. The holder of any shares of Series KBL Stock exercising the aforesaid right to convert such shares into shares of Nonvoting Common Stock shall not be entitled to payment of Series KBL Accrued Dividends with respect to the shares of Series KBL Stock so converted, and shall be deemed to have waived any such Series KBL Accrued Dividends upon such conversion.

              (ii) The holder of any shares of Series KBL Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series KBL Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Nonvoting Common Stock are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series KBL Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES KBL CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Nonvoting Common Stock to which the such holder is entitled and a check or cash in respect of any fractional interest in a share of Nonvoting Common Stock, as provided in
              Section 7(a)(iii) below, payable with respect to the shares of Series KBL Stock so converted up to and including the Series KBL Conversion Date. The person in whose names the certificate or certificates for Nonvoting Common Stock are to be issued shall be deemed to have become a holder of Nonvoting Common Stock on the applicable Series KBL Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Nonvoting Common Stock on the next succeeding date on which the transfer books are open, but the Series KBL Conversion Price shall be that in effect on the Series KBL Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series KBL Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series KBL Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Series KBL Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

              (iii) No fractional shares of Nonvoting Common Stock or scrip shall be issued upon conversion of shares of Series KBL Stock. If more than one share of Series KBL Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Nonvoting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series KBL Stock so surrendered. Instead of any fractional shares of Nonvoting Common Stock which would otherwise be issuable upon conversion of any shares of Series KBL Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Nonvoting Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of a fractional interest shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

              (iv) The Series KBL Conversion Price shall be subject to adjustment from time to time as follows:

                     (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. If the Corporation shall at any time or from time to time after the Series KBL Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, war-rants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock, without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series KBL Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING ISSUANCE"), the Series KBL Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

                     Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series KBL Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series KBL Conversion Price for that portion of the shares of Series KBL Stock of said Series KBL Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "Diluted Stock") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series KBL Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series KBL1 Preferred Stock which shall be convertible into Nonvoting Common Stock at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Share and expressing the resulting quotient as a percentage.

                     Upon the conversion of Diluted Stock held by a Series KBL Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series KBL Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series KBL1 Preferred Stock on the date of closing of the applicable Diluting Issuance.

                     For the purposes of any adjustment of the Series KBL Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                            (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                            (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                            (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock;
                            (ii) securities by their terms convertible into or exchangeable for Common Stock; or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                   (a)    the aggregate number of shares of
                                   Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock covered thereby;

                                   (b)    the aggregate number of shares of
                                   Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above, with the proviso to subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise);

                                   (c)    on any change in the number of shares
                                   or exercise price of Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series KBL Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series KBL Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                                   (d)    on the expiration of any such options
                                   or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series KBL Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series KBL Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                     (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series KBL Initial Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series KBL Conversion Price shall be appropriately decreased so that the number of shares of Nonvoting Common Stock issuable on conversion of each share of Series KBL Stock shall be increased in proportion to such increase in outstanding shares.

                     (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series KBL Initial Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, upon the record date for such combination, the Series KBL Conversion Price shall be appropriately increased so that the number of shares of Nonvoting Common Stock issuable on conversion of each share of Series KBL Stock shall be decreased in proportion to such decrease in outstanding shares.

                     (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series KBL Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Series KBL Stock) or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person, each share of Series KBL Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                     (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

                     (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series KBL Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series KBL Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series KBL Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series KBL Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series KBL Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series KBL Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series KBL Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series KBL Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series KBL Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series KBL Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Nonvoting Common Stock, solely for the purpose of effecting the conversion of the shares of Series KBL Stock, sufficient shares to provide for the conversion of all outstanding shares of Series KBL Stock.

              (ix) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series KBL Event of Conversion, all shares of Series KBL Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series KBL Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Nonvoting Common Stock as equals (1) the product of (x) the Series KBL Original Purchase Price multiplied by (y) the number of shares of Series KBL Stock being converted divided by (2) the Series KBL Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series KBL Event of Conversion, the Series KBL Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series KBL Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series KBL Holder a written Notice of Intention to Sell offering to each Series KBL Holder the right to purchase up to the Preemptive Share of such of such Series KBL Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series KBL Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series KBL Holder of such Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series KBL Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series KBL Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within one hundred twenty
(120) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such one hundred twenty (120) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this
Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such one hundred twenty (120) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such one hundred twenty (120) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless the Corporation (I) has taken all necessary action to create a new subseries of the Series KBL Preferred Stock, which shall be PARI PASSU with the Series KBL Preferred Stock and the Series KBL1 Preferred Stock for all purposes except conversion price, and (II) shall have amended this Certificate to provide that the shares of Series KBL Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries. The shares of such subseries shall be convertible into Nonvoting Common Stock immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Series KBL Stock shall not be required in order to effect such new subseries.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        GENAISSANCE PHARMACEUTICALS, INC.


       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), by amending Article 4 to effect changes in the capital structure of the Corporation.

       2. The first sentence of Article 4 of the Certificate of Incorporation, as amended, is amended hereby to read as follows:

              "The total authorized capital stock of the corporation consists of 44,500,000 shares, of which 17,500,000 are shares of Common Stock, $.001 par value (the "Common Stock"), 2,000,000 are shares of Nonvoting Common Stock, $.001 par value (the "Nonvoting Common Stock"), and 25,000,000 are shares of Preferred Stock, $.001 par value ("Preferred Stock")."

       3. The foregoing amendment to the Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

       4. This Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, this 17th day of February, 2000.


                                  GENAISSANCE PHARMACEUTICALS, INC.

                                  By: /s/ GUALBERTO RUANO
                                      -------------------------------
                                      Gualberto Ruano
                                      President

Attest:

By: /s/ KEVIN L. RAKIN
    -------------------------------
    Kevin L. Rakin, Secretary

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATES OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK,
          SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY
CERTIFY:

       1. The following resolution was duly adopted by action of the Board of Directors of the Corporation at a special meeting duly held on February 12, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 25,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK").

       RESOLVED: That the provisions of the two Certificates of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (the first such certificate relating to the Series A and Series A1 Redeemable Convertible Preferred Stock, and the second such certificate relating to the Series KBL and Series KBL1 Nonvoting Redeemable Convertible Preferred Stock) (the "CERTIFICATES OF DESIGNATIONS"), both approved by the Board of Directors on August 22, 1998, shall be amended by deleting the text of each in its entirety and substituting therefor the text set forth in
       EXHIBIT I attached hereto. Said Certificates of Designations, as amended hereby, shall apply to 2,437,500 shares Series A Redeemable Convertible Preferred Stock, 2,437,500 shares of Series A1 Redeemable Convertible Preferred Stock, 330,500 shares Series KBL Nonvoting Redeemable Convertible Preferred Stock, and 330,500 shares of Series KBL1 Nonvoting Redeemable Convertible Preferred Stock.

       2. Such resolution also was duly approved by the written consent of the holders of the requisite number of shares of the Series A and Series A1 Preferred Stock and the Series KBL and Series KBL1 Preferred Stock.

       3. This amendment to the Certificates of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 17th day of February, 2000.

                                  GENAISSANCE PHARMACEUTICALS, INC.

                                  By: /s/ GUALBERTO RUANO
                                      -------------------------------
                                      Gualberto Ruano
                                      President

Attest:

By: /s/ KEVIN L. RAKIN
    -------------------------------
    Kevin L. Rakin
    Secretary

                                    EXHIBIT I

       There are hereby designated four series of preferred stock of the Corporation, the first consisting of 2,437,500 shares, as issued in a series entitled "SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES A PREFERRED STOCK"); the second consisting of 2,437,500 shares, as issued in a series entitled "SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES A1 PREFERRED STOCK"); the third consisting of 330,500 shares, as issued in a series entitled "SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBL PREFERRED Stock"); and the fourth consisting of 330,500 shares, as issued in a series entitled "SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBL1 PREFERRED STOCK"); and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the shares of each such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, are as set forth below:

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below: "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Corporation; or

              (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMISSION" shall mean the United States Securities and Exchange Commission.

       "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

              (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

              (ii) up to an aggregate of 1,557,375 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board; or

              (iii) upon conversion of any Preferred Stock, warrants or other convertible securities and set forth on Schedule 3.4 to the Series B/KBH Stock Purchase Agreement.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series A/KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules). With respect to the Series A/KBL Stock, Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series A/KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series A/KBL Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series A/KBL Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of preferred stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, except Junior Securities shall not include the Series B/KBH Stock.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary, or the sale by the stockholders of the Corporation of a majority of the voting capital stock of the Corporation; PROVIDED, HOWEVER, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       "LIQUIDATION REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(a).

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Preferred Stock, each other series of preferred stock of the Corporation and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series A/KBL Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include Excluded Stock and shall not include Series B/KBH Stock.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "NON-VOTING COMMON STOCK" shall mean the Non-voting Common Stock, $.001 par value, of the Corporation.

       "ORIGINAL CERTIFICATES OF DESIGNATION" shall mean the original Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of the Series A and Series A1 Redeemable Convertible Preferred Stock of the Corporation, dated August 24, 1998, and the original Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of the Series KBL and

Series KBL1 Non-voting Redeemable Convertible Preferred Stock of the Corporation, dated August 24, 1998.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series A/KBL Holder, the percentage which expresses the ratio between (i) the total number of shares of Common Stock (and/or Non-voting Common Stock, in the case of the Series KBL Stock) issuable upon conversion of the Series A/KBL Stock owned by such Series A/KBL Holder, plus the total number of shares of Common Stock (and Non-voting Common Stock, if any) then owned by such Series A/KBL Holder that was received upon conversion of Series A/KBL Stock, and (ii) the total number of shares of Common Stock and Non-voting Common Stock then outstanding, plus the total number of shares of Common Stock and Non-voting Common Stock issuable upon conversion of the then outstanding Preferred Stock.

       "PREFERRED STOCK" shall mean all of the outstanding shares of the Series A Stock, Series KBL Stock, Series B Stock and Series KBH Stock, together, at the time in question.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($11.00 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

       "QUALIFIED LIQUIDATION EVENT" shall have the meaning ascribed to it in
Section 3(b).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series A/KBL Holder or Series B/KBH Holder) of 10% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SCHEDULED REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(b).

       "SECOND ROUND SERIES B/KBH STOCK" shall mean those shares of Series B/KBH Stock that may be issued by the Corporation to certain investors (the "SECOND ROUND INVESTORS") in the Second Closing as such term is defined in the Series B/KBH Stock Purchase Agreement.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES A PREFERRED STOCK" shall mean the Series A Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A1 PREFERRED STOCK" shall mean the Series A1 Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A STOCK" shall mean all of the outstanding shares of the Series A Preferred Stock and the Series A1 Preferred Stock, together, at the time in question, and any new subseries of the Series A Preferred Stock created pursuant to Section 9 hereof.

       "SERIES A/KBL ACCRUED DIVIDENDS" shall mean Series A/KBL Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series A/KBL Stock.

       "SERIES A/KBL AMENDMENT DATE" shall mean the date that this Amendment to the Certificate of Certificates of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of the Series A and Series A1 Redeemable Convertible Preferred Stock of the Corporation, and the Series KBL and Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation, is filed with the Delaware Secretary of State.

       "SERIES A/KBL CONVERSION DATE" shall have the meaning set forth in
Section 7(a)(ii).

       "SERIES A/KBL CONVERSION PRICE" shall initially mean $4.00; PROVIDED, HOWEVER, that the Series A/KBL Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES A/KBL EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES A/KBL FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series A/KBL Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series A/KBL Stock as provided herein for the period of time elapsed from the Series A/KBL Initial Issuance Date to the date as of which Series A/KBL Full Cumulative Dividends are to be computed.

       "SERIES A/KBL HOLDER" shall mean a holder of shares of Series A Stock or Series KBL Stock.

       "SERIES A/KBL INITIAL ISSUANCE DATE" shall mean August 24, 1998.

       "SERIES A/KBL LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $4.00 per share of Series A/KBL Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) plus all Series A/KBL Accrued Dividends.

       "SERIES A/KBL ORIGINAL PURCHASE PRICE" shall mean $4.00 per share of Series A/KBL Stock.

       "SERIES A/KBL REDEMPTION DATE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES A/KBL REDEMPTION PRICE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES A/KBL STOCK" shall mean all of the outstanding shares of the Series A Stock and Series KBL Stock, together, at the time in question, which shares are PARI PASSU for all purposes except voting (the Series KBL Stock being non-voting) and conversion (the Series KBL Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B1 PREFERRED STOCK" shall mean the Series B1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B STOCK" shall mean all of the outstanding shares of the Series B Preferred Stock and the Series B1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series B Preferred Stock created pursuant to
Section 9 of the Series B/KBH Certificate of Designations.

       "SERIES B/KBH CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series B and Series B1 Convertible Preferred Stock of the Corporation, and Series KBH and Series KBH1 Non-voting Convertible Preferred Stock of the Corporation, dated as of February 17, 2000.

       "SERIES B/KBH HOLDER" shall mean a holder of shares of Series B Stock or Series KBH Stock.

       "SERIES B/KBH LIQUIDATION AMOUNT" shall mean the amount due to the Series B/KBH Holders upon a Liquidation of the Company pursuant to the Series B/KBH Certificate of Designations.

       "SERIES B/KBH STOCK" shall mean all of the outstanding shares of the Series B Stock and Series KBH Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except voting (the Series KBH Stock being non-voting) and conversion (the Series KBH Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, by and among the Corporation and the Purchasers (as defined therein).

       "SERIES KBH PREFERRED STOCK" shall mean the Series KBH Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH1 PREFERRED STOCK" shall mean the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH STOCK" shall mean all of the outstanding shares of the Series KBH Preferred Stock and the Series KBH1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBH Preferred Stock created pursuant to Section 9 of the Series B/KBH Certificate of Designations.

       "SERIES KBL PREFERRED STOCK" shall mean the Series KBL Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL1 PREFERRED STOCK" shall mean the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL STOCK" shall mean all of the outstanding shares of the Series KBL Preferred Stock and the Series KBL1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBL Preferred Stock created pursuant to Section 9 hereof.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100% "SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation and/or its 100% subsidiaries.

       2. NUMBER OF SHARES. The designation of the four series of preferred stock provided for herein shall be as follows: Series A Preferred Stock, of which 2,437,500 shares shall be authorized; Series A1 Preferred Stock, of which 2,437,500 shares shall be authorized; Series KBL Preferred Stock, of which 330,500 shares shall be authorized; Series KBL1 Preferred Stock, of which 330,500 shares shall be authorized.

       3.     DIVIDENDS.

       (a) For the period beginning on the Series A/KBL Initial Issuance Date and ending on the Series A/KBL Amendment Date, the holders of each share of Series A/KBL Stock shall be entitled to receive dividends as provided under the Original Certificate of Designations; PROVIDED, HOWEVER, that no such dividends shall be paid in cash, rather than stock, without the prior approval of a majority of the holders of the Series B Stock, voting as a separate class.

       (b) From and after the Series A/KBL Amendment Date, the holder of each share of Series A/KBL Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, but after any dividends shall be declared and paid upon or set aside for the Series B/KBH Stock, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES A DIVIDEND RATE") equal to 8% of the Series A/KBL Original Purchase Price, adjusted, as applicable, for any Recapitalization

Event, payable, when and as declared by the Board, upon the earliest of (a) a Liquidation Event in accordance with Section 5 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series A/KBL Event of Conversion; PROVIDED, HOWEVER, that so long as any shares of Series B/KBH Stock shall remain outstanding, no such dividends shall be paid on the Series A/KBL Stock unless approved by a majority of the holders of the Series B Stock, voting as a separate class. Until the third anniversary of the Series A/KBL Amendment Date, the Corporation shall have the option to make any such payment in shares of Common Stock (Non-voting Common Stock in the case of the Series KBL). After the third anniversary of the Series A/KBL Amendment Date, the Holder shall have the option to receive any such payment in shares of Common Stock (Non-voting Common Stock in the case of the Series KBL). In the event such dividends are paid in Common Stock (Non-voting Common Stock in the case of the Series KBL), for purposes of computing the number of shares of Common Stock (Non-voting Common Stock in the case of the Series KBL) to be issued and the amount of the dividend paid, the value of the Common Stock (Non-voting Common Stock in the case of the Series KBL) paid to any holder of shares of Series A/KBL Stock shall be valued at the then Series A/KBL Conversion Price. Dividends on shares of Series A/KBL Stock shall be cumulative from the Series A/KBL Amendment Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time Series A/KBL Full Cumulative Dividends upon the Series A/KBL Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series A/KBL Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities (but after any dividends shall be declared and paid upon or set aside for the Series B/KBH) or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series A/KBL Stock shall rank prior to the Common Stock and all other Junior Securities, but shall rank junior to the Series B/KBH Stock. All dividends declared upon the Series A/KBL Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series A/KBL Stock shall be made to the nearest cent. Notwithstanding the foregoing, the holders of the Series A/KBL Stock shall not be entitled to dividends on the Series A/KBL Stock pursuant to this Section 3(b) in the event that on or before August 11, 2001 (i) there shall be filed with the Commission a registration statement with respect to a Qualified Public Offering (which registration statement shall have become effective within three months of filing); or (ii) there shall occur a Qualified Liquidation Event. The term "QUALIFIED LIQUIDATION EVENT" shall mean a Liquidation Event in which the holders of the Series A/KBL Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series A/KBL Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) if the Qualified Liquidation Event occurs within one year after the Series A/KBL Amendment Date, and 300% of the Series A/KBL Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) if the Qualified Liquidation Event occurs more than one year after the Series A/KBL Amendment Date (but before August 12, 2001).

       (c) From and after the Series A/KBL Amendment Date, in the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock

(or Non-voting Common Stock) entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock (or Non-voting Common Stock) or any other Junior Securities (based on "as if converted" amounts) payable in (i) securities of the Corporation other than shares of Common Stock (or Non-voting Common Stock), or (ii) cash, then, and in each such event, provision shall be made so that the holders of the Series A/KBL Stock shall receive, subject to the prior payment in full of any amounts due to the holders of the Series B/KBH Stock in connection with such event, the number of securities or such other assets of the Corporation which they would have received had their Series A/KBL Stock been converted into Common Stock (or Non-voting Common Stock in the case of the Series KBL) on the date of such event.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series A/KBL Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series A/KBL Stock pursuant to this subsection shall be an amount in cash equal to the Liquidation Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series A/KBL Stock, not later than 45 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently, any redemption of the shares of Series A/KBL Stock shall be deemed to occur and shall be paid after any redemption of shares of the Series B/KBH Stock, and prior to any other redemptions and/or liquidations. Notwithstanding the foregoing, any Series A/KBL Holder may elect to retain its outstanding shares of Series A/KBL Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series A/KBL pursuant to this subsection shall be an amount equal to the greater of (a) the Series A/KBL Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) plus all Series A/KBL Accrued Dividends, or
              (b) the Fair Market Value of such share (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series A/KBL Stock is to be redeemed pursuant to this Section 4 shall be referred to in this context as a "SERIES A/KBL REDEMPTION DATE".

       (b) SERIES A/KBL ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series A Stock and Series KBL Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after February 11, 2005, one-third of the shares of each of the Series A Stock and Series KBL Stock then outstanding;

              (ii) at any time on or after February 11, 2006, an additional number of shares of each of the Series A Stock and Series KBL Stock equal to one-third of the shares of the Series A Stock and Series KBL Stock, respectively, outstanding as of February 11, 2005;

              (iii) at any time on or after February 11, 2007, all outstanding shares of Series A Stock and Series KBL Stock;

PROVIDED, HOWEVER, that no such redemption provided for in Sections 4(b)(i),
(ii) or (iii) shall occur in the event that any shares of Series B/KBH Stock shall remain outstanding.

       The amount per share payable upon any redemption of shares of Series A Stock and Series KBL Stock pursuant to this subsection shall be an amount in cash equal to the greater of (a) the Series A/KBL Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) plus all Series A/KBL Accrued Dividends, or (b) the Fair Market Value of such share (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES A/KBL REDEMPTION PRICE").

       To the extent that one or more annual or other redemptions are occurring concurrently, any redemption of the shares of Series A/KBL Stock shall be deemed to occur and shall be paid after any redemption of shares of the Series B/KBH Stock, but prior to any other redemptions.

       Notwithstanding the foregoing, any Series A/KBL Holder may elect to retain its outstanding shares of Series A/KBL Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series A/KBL Redemption Date, fewer than all shares of Series A/KBL Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series A/KBL Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series A/KBL Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Series A/KBL Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Series A/KBL Redemption Date.

       (d) PAYMENT OF SERIES A/KBL REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series A/KBL Redemption Date, the applicable Series A/KBL Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series

A/KBL Stock, if any, shall be issued to the Holder of such shares. On any Series A/KBL Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series A/KBL Redemption Price as of the Series A/KBL Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, the Series A/KBL Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and the holders of the Series B/KBH Stock, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series A/KBL Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series A/KBL Liquidation Amount to the Series A/KBL Holders, then the assets of the Corporation legally available for distribution shall be distributed ratably among the Series A/KBL Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series A/KBL Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series A/KBL Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series A/KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series A/KBL Stock of the full amount to which they shall be entitled as aforesaid, the holders of any Junior Securities, the Series A/KBL Holders and the Series B/KBH Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series A/KBL Stock, the Series B/KBH Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series A/KBL Stock that have been redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event. The holders of the Series A/KBL Stock shall have the right to treat any merger, consolidation, sale of all or substantially all of the assets of the Corporation, or sale of a majority of the voting capital stock of the Corporation, as a liquidation of the Corporation and, in connection therewith, and subject to the prior payment in full of any amounts due to the holders of the Series B/KBH Stock in connection with such event, to receive payment under this Section 5 upon surrender of their shares to the Corporation; PROVIDED, HOWEVER, that the holders of the Series A/KBL Stock shall not have the right to treat any merger or consolidation as a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       6.     VOTING.

       (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Section 6(b) below and any other rights provided in the Corporation's By-Laws, the shares of

Series A Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series A Stock held by such Holder are then convertible pursuant to Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

       (b) SEPARATE CLASS VOTE. So long as any shares of Series A Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series A Stock and Series B Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

              (i) authorize or issue any class or series of capital stock ranking senior or pari passu to the Series B/KBH Stock or the Series A/KBL Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to voting, antidilution provisions or preemptive rights; PROVIDED, HOWEVER, that this provision shall not apply to the issuance of the Second Round Series B/KBH Stock (which itself shall be Series B/KBH Stock);

              (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on the Series B/KBH Stock as contemplated by the Series B/KBH Certificate of Designations or payment of dividends on the Series A/KBL Stock as contemplated (and only to the extent permitted) herein) or to any other equity security of the Corporation;

              (iii) approve any liquidation, dissolution, sale, lease or license of all or substantially all of the assets or business, or of the assets or business of any subsidiary, of the Corporation;

              (iv) cancel, repeal or change any of the provisions of this Certificate of Designations (or of any amendment hereto), any other certificate of designations of the Corporation (or any amendment thereto), the Certificate of Incorporation of the Corporation, or the By-laws of the Corporation;

              (v) permit to lapse any of the following: its corporate existence, essential rights, government approvals or franchises or any licenses or Listed Rights (which the Board deems essential to the Corporation's business) or other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it (which the Board deems essential to the Corporation's business);

              (vi) transfer, assign or license (except end-user licenses granted in the ordinary course of business) any of the Corporation's Listed Rights or know-how, technology or trade secrets now owned or hereafter acquired by the Corporation;

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

              (viii) purchase, lease or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend money to any person or entity (other than loans to any one person that, individually or in the aggregate, shall not exceed $100,000 or loans to any one employee that, individually or in the aggregate, shall not exceed $200,000) or purchase a substantial part of the operating assets of any person or entity;

              (ix) consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% subsidiary may consolidate with or merge into the Corporation or another 100% subsidiary);

              (x) permit any subsidiary (except a 100% subsidiary) to make any (i) direct or indirect redemption, retirement, purchase or other acquisition of any of the Corporation's capital stock (or any warrant, option or other right with respect to such stock),
              (ii) repayment of the Corporation's debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate, or (iii) sale of any capital stock of the Corporation to any third party;

              (xi) issue (which term shall include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall include without limitation, securities convertible into capital stock, or rights to acquire capital stock), other than Excluded Stock, at a price per share less than $5.50;

              (xii) redeem any shares of any capital stock of the Corporation (except redemptions of Series B/KBH Stock as contemplated in the Series B/KBH Certificate of Designations or redemptions of Series A/KBL Stock as contemplated (and only to the extent permitted) herein); or

              (xiii) increase the size of the Board of Directors of the Company above eight (8) members.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series A/KBL Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series A/KBL Stock into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) as equals (I) the product of (x) the Series A/KBL Original Purchase Price plus, after the third anniversary of the Series A/KBL Amendment Date at the option of any Holder, any unpaid Series A/KBL Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series A/KBL Stock being converted, divided by (II) the Series A/KBL Conversion Price (as last adjusted and then in effect) for the shares of the Series A/KBL Stock being converted, by surrender of the certificates representing the shares of Series A/KBL Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series A/KBL Conversion Price shall initially be equal to the Series A/KBL Original Purchase Price; PROVIDED, HOWEVER, that such Series A/KBL Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below.

              (ii) The holder of any shares of Series A/KBL Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A/KBL Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series A/KBL Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES A/KBL CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock), as provided in Section 7(a)(iii) below, payable with respect to the shares of Series A/KBL Stock so converted up to and including the Series A/KBL Conversion Date. The person in whose names the certificate or certificates for Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) are to be issued shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) on the applicable Series A/KBL Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) on the next succeeding date on which the transfer books are open, but the Series A/KBL Conversion Price shall be that in effect on the Series A/KBL Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A/KBL Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A/KBL Stock representing the unconverted portion of the certificate so surrendered.

              (iii) No fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) or scrip shall be issued upon conversion of shares of Series A/KBL Stock. If more than one share of Series A/KBL Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A/KBL Stock so surrendered. Instead of any fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) which would otherwise be issuable upon conversion of any shares of Series A/KBL Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest.

              (iv) The Series A/KBL Conversion Price shall be subject to adjustment from time to time as follows:

              (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. Unless the Corporation has requested and received a waiver from the holders of a majority of the Series A Stock and the Series B Stock, voting together as a single class, if the Corporation shall at any time or from time to time after the Series A/KBL Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock or Second Round Series B/KBH Stock, without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series A/KBL Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING ISSUANCE"), the Series A/KBL Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

              Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series A/KBL Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series A/KBL Conversion Price for that portion of the shares of Series A/KBL Stock of said Series A/KBL Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "DILUTED STOCK") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series A/KBL Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series A1 Preferred Stock (or Series KBL1 Preferred Stock, in the case of Series KBL Stock) which shall be convertible into Common Stock (or Non-voting Common Stock, in the case of Series KBL1 Stock) at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Shares and expressing the resulting quotient as a percentage.

              Upon the conversion of Diluted Stock held by a Series A/KBL Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series A/KBL Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series A1 Preferred Stock (or Series KBL1 Stock, in the case of Series KBL Stock) on the date of closing of the applicable Diluting Issuance.

              For the purposes of any adjustment of the Series A/KBL Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                     (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                     (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                     (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock); (ii) securities by their terms convertible into or exchangeable for Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock); or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                            (a) the aggregate number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) covered thereby;

                            (b) the aggregate number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above, with the proviso to subdivision (2) being applied to the number of shares of Common Stock (or

                            Non-voting Common Stock, in the case of Series KBL Stock) deliverable upon such exercise);

                            (c) on any change in the number of shares or exercise price of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series A/KBL Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series A/KBL Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                            (d) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A/KBL Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series A/KBL Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

              (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series A/KBL Initial Issuance Date, the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) outstanding is increased by a stock dividend payable in shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) or by a subdivision or split-up of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock), then, upon the record date fixed for the determination of holders of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) entitled to receive such stock dividend, subdivision or split-up, the Series A/KBL Conversion Price shall be appropriately decreased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) issuable on conversion of each share of Series A/KBL Stock shall be increased in proportion to such increase in outstanding shares.

              (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series A/KBL Initial Issuance Date, the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) outstanding is decreased by a combination of the outstanding shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock), then, upon the record date for such combination, the Series A/KBL Conversion Price shall be appropriately increased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) issuable on conversion of each share of Series A/KBL Stock shall be decreased in proportion to such decrease in outstanding shares.

              (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series A/KBL Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Preferred Stock or the ownership thereof or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person), each share of Series A/KBL Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

              (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

              (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A/KBL Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to
              Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series A/KBL Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series A/KBL Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series A/KBL Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series A/KBL Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series A/KBL Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A/KBL Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A/KBL Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A/KBL Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A/KBL Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock), solely for the purpose of effecting the conversion of the shares of Series A/KBL Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A/KBL Stock.

              (ix) All shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series A/KBL Event of Conversion, all shares of Series A/KBL Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series A/KBL Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) as equals (1) the product of (x) the Series A/KBL Original Purchase Price plus, after the third anniversary of the Series A/KBL Amendment Date at the option of any Holder, any unpaid Series A/KBL Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series A/KL Stock being converted divided by (2) the Series A/KBL Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series A/KBL Event of Conversion, the Series A/KBL Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series A/KBL Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series A/KBL Holder a written Notice of Intention to Sell offering to each Series A/KBL Holder the right to purchase up to the Preemptive Share of such Series A/KBL Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series A/KBL Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series A/KBL Holder of such Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series A/KBL Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series A/KBL Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within ninety (90) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such ninety (90) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such ninety (90) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless the Corporation (I) has taken all necessary action to create a new subseries of the Series A Preferred Stock, which shall be PARI PASSU with the Series A Preferred Stock and the Series A1 Preferred Stock for all purposes except conversion price, (II) has taken all necessary action to create a new subseries of the Series KBL Preferred Stock, which shall be PARI PASSU with the Series KBL Preferred Stock and the Series KBL1 Preferred Stock for all purposes except conversion price, (III) shall have amended this Certificate to provide that the shares of Series A Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series A Stock, and (IV) shall have amended this Certificate to provide that the shares of Series KBL Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series KBL Stock. The shares of such subseries shall be convertible into Common Stock (or Non-voting Common Stock, in the case of the Series KBL Stock) immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Preferred Stock shall not be required in order to effect such new subseries.

                        GENAISSANCE PHARMACEUTICALS, INC.

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                     SERIES B1 CONVERTIBLE PREFERRED STOCK,
                     SERIES KBH CONVERTIBLE PREFERRED STOCK,
                     SERIES KBH1 CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

       Genaissance Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 25,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value, the following resolution was duly adopted by the Board of Directors of the Corporation by action at a special meeting duly held on February 12, 2000.

       RESOLVED: That there is hereby designated a series of the Preferred Stock (as that term is defined in Article 4 of the Certificate of Incorporation of the Corporation, as amended), consisting of 8,200,000 shares, which will be issued in a series entitled "SERIES B CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES B PREFERRED STOCK"), and 8,200,000 shares, which will be issued in a series entitled "SERIES B1 CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES B1 PREFERRED STOCK"), and 550,000 shares, which will be issued in a series entitled "SERIES KBH CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBH PREFERRED STOCK"), and 550,000 shares, which will be issued in a series entitled "SERIES KBH1 CONVERTIBLE PREFERRED STOCK" (referred to as THE "SERIES KBH1 PREFERRED STOCK") and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of each such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, are as set forth in the attached EXHIBIT I.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 17th day of February, 2000.


                                  GENAISSANCE PHARMACEUTICALS, INC.

                                  By: /s/ GUALBERTO RUANO
                                      -------------------------------
                                      Gualberto Ruano
                                      President

Attest:

By: /s/ KEVIN L. RAKIN
-------------------------------
    Kevin L. Rakin
    Secretary

                                    EXHIBIT I

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below:

       "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Corporation; or

              (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMISSION" shall mean the United States Securities and Exchange Commission.

       "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

              (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

              (ii) up to an aggregate of 1,557,375 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board; or

              (iii) upon conversion of any Preferred Stock, warrants or other convertible securities outstanding as of the Series B/KBH Initial Issuance Date and set forth on Schedule 3.4 to the Series B/KBH Stock Purchase Agreement.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series B/KBH Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules). With respect to the Series B/KBH Stock, Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series B/KBH Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series B/KBH Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series B/KBH Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of preferred stock of the Corporation including the Series A/KBL Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary, or the sale by the stockholders of the Corporation of a majority of the voting capital stock of the Corporation; PROVIDED, HOWEVER, that a merger or consolidation shall not be considered a

Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       "LIQUIDATION REDEMPTION PRICE" shall have the meaning assigned to such term in Section 4(a).

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Preferred Stock, each other series of preferred stock of the Corporation and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series B/KBH Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include
(i) Excluded Stock or (ii) Second Round Series B/KBH Stock.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "NON-VOTING COMMON STOCK" shall mean the Non-voting Common Stock, $.001 par value, of the Corporation.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series B/KBH Holder, the percentage which expresses the ratio between (i) the total number of shares of Common Stock (or Non-voting Common Stock, in the case of the Series KBH Stock) issuable upon conversion of the Series B/KBH Stock owned by such Series B/KBH Holder, plus the total number of shares of Common Stock (and Non-voting Common Stock, if any) then owned by such Series B/KBH Holder that was received upon conversion of Series B/KBH Stock, and (ii) the total number of shares of Common Stock and Non-voting Common Stock then outstanding, plus the total number of shares of Common Stock and Non-voting Common Stock issuable upon conversion of the then outstanding Preferred Stock.

       "PREFERRED STOCK" shall mean all of the outstanding shares of the Series A Stock, Series KBL Stock, Series B Stock and Series KBH Stock, together, at the time in question.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($11.00 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

       "QUALIFIED LIQUIDATION EVENT" shall have the meaning assigned to such term in Section 3(a).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series A/KBL Holder or Series B/KBH Holder) of 10% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SCHEDULED REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(b).

       "SECOND ROUND SERIES B/KBH ISSUANCE DATE" shall mean the issuance date of the Second Round Series B/KBH Stock.

       "SECOND ROUND SERIES B/KBH STOCK" shall mean those shares of Series B/KBH Stock that may be issued by the Corporation to certain investors (the "SECOND ROUND INVESTORS") in the Second Closing as such term is defined in the Series B/KBH Stock Purchase Agreement.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES A PREFERRED STOCK" shall mean the Series A Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A1 PREFERRED STOCK" shall mean the Series A1 Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A STOCK" shall mean all of the outstanding shares of the Series A Preferred Stock and the Series A1 Preferred Stock, together, at the time in question, and any new subseries of the Series A Preferred Stock created pursuant to Section 9 of the Series A/KBL Certificate of Designations.

       "SERIES A/KBL CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series A and Series A1 Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and amended as of February 17, 2000, and the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series KBL and the

Series KBL1 Non-voting Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and amended as of February 17, 2000.

       "SERIES A/KBL HOLDER" shall mean a holder of shares of Series A Stock or Series KBL Stock.

       "SERIES A/KBL LIQUIDATION AMOUNT" shall mean the amount due to the Series A/KBL Holders upon a Liquidation of the Company pursuant to the Series A/KBL Certificate of Designations.

       "SERIES A/KBL STOCK" shall mean all of the outstanding shares of the Series A Stock and Series KBL Stock, together, at the time in question, which shares are PARI PASSU for all purposes except voting (the Series KBL Stock being non-voting) and conversion (the Series KBL Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B1 PREFERRED STOCK" shall mean the Series B1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B STOCK" shall mean all of the outstanding shares of the Series B Preferred Stock and the Series B1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series B Preferred Stock created pursuant to
Section 9 hereof.

       "SERIES B/KBH ACCRUED DIVIDENDS" shall mean Series B/KBH Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series B/KBH Stock.

       "SERIES B/KBH CONVERSION DATE" shall have the meaning set forth in
Section 7(a)(ii).

       "SERIES B/KBH CONVERSION PRICE" shall initially mean $5.50; PROVIDED, HOWEVER, that the Series B/KBH Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES B/KBH EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES B/KBH FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series B/KBH Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series B/KBH Stock as provided herein for the period of time elapsed from the Series B/KBH Initial Issuance Date (the Second Round Series B/KBH Issuance Date in the case of the Second Round Series B/KBH Stock) to the date as of which Series B/KBH Full Cumulative Dividends are to be computed.

       "SERIES B/KBH HOLDER" shall mean a holder of shares of Series B Stock or Series KBH Stock.

       "SERIES B/KBH INITIAL ISSUANCE DATE" shall mean February 17, 2000.

       "SERIES B/KBH LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $5.50 per share of Series B/KBH Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends.

       "SERIES B/KBH ORIGINAL PURCHASE PRICE" shall mean $5.50 per share of Series B/KBH Stock.

       "SERIES B/KBH REDEMPTION DATE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES B/KBH REDEMPTION PRICE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES B/KBH STOCK" shall mean all of the outstanding shares of the Series B Stock and Series KBH Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except voting (the Series KBH Stock being non-voting) and conversion (the Series KBH Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, by and among the Corporation and the Purchasers (as defined therein).

       "SERIES KBH PREFERRED STOCK" shall mean the Series KBH Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH1 PREFERRED STOCK" shall mean the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

         "SERIES KBH STOCK" shall mean all of the outstanding shares of the Series KBH Preferred Stock and the Series KBH1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBH Preferred Stock created pursuant to Section 9 hereof.

       "SERIES KBL PREFERRED STOCK" shall mean the Series KBL Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL1 PREFERRED STOCK" shall mean the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL STOCK" shall mean all of the outstanding shares of the Series KBL Preferred Stock and the Series KBL1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBL Preferred Stock created pursuant to Section 9 of the Series A/KBL Certificate of Designations.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100% "SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation and/or its 100% subsidiaries.

       2. NUMBER OF SHARES. The designation of the four series of preferred stock provided for herein shall be as follows: Series B Preferred Stock, of which 8,200,000 shares shall be authorized; Series B1 Preferred Stock, of which 8,200,000 shares shall be authorized; Series KBH Preferred Stock, of which 550,000 shares shall be authorized; and Series KBH1 Preferred Stock, of which 550,000 shares shall be authorized.

       3.     DIVIDENDS.

       (a) The holder of each share of Series B/KBH Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES B DIVIDEND RATE") equal to 8% of the Series B/KBH Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable, when and as declared by the Board and, in any event, upon the earliest of (a) a Liquidation Event in accordance with Section 5 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series B/KBH Event of Conversion. Until the third anniversary of the Series B/KBH Initial Issuance Date, the Corporation shall have the option to make any such payment in shares of Common Stock (Non-voting Common Stock in the case of the Series KBH). After the third anniversary of the Series B/KBH Initial Issuance Date, the Holder shall have the option to receive any such payment in shares of Common Stock (Non-voting Common Stock in the case of the Series KBH). In the event such dividends are paid in Common Stock (Non-voting Common Stock in the case of the Series KBH), for purposes of computing the number of shares of Common Stock (Non-voting Common Stock in the case of the Series KBH) to be issued and the amount of the dividend paid, the value of the Common Stock (Non-voting Common Stock in the case of the Series
KBH) paid to any holder of shares of Series B/KBH Stock shall be valued at the then Series B/KBH Conversion Price. Dividends on shares of Series B/KBH Stock shall be cumulative from the Series B/KBH Initial Issuance Date (Second Round Series B/KBH Issuance Date in the case of the Second Round Series B/KBH Stock), whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends, so that, if at any time Series B/KBH Full Cumulative Dividends upon the Series B/KBH Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series B/KBH Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities and before any sum or sums shall be set aside for or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series B/KBH Stock shall rank prior to the Common Stock and all other Junior Securities. All dividends declared upon the Series B/KBH Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series B/KBH Stock shall be made to the nearest cent. Notwithstanding the foregoing, the holders of the Series B/KBH Stock shall not be entitled to dividends on the Series B/KBH Stock pursuant to this Section 3(a) in the event that on or before August 11, 2001(i) there shall be filed with the Commission a registration statement with respect to a Qualified Public Offering (which registration statement shall have become effective within three months of filing); or (ii) there shall occur a Qualified Liquidation Event. The term "QUALIFIED LIQUIDATION EVENT" shall mean a Liquidation Event in which the holders of the Series B/KBH Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series B/KBH Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) if the Qualified Liquidation Event occurs within one year after the Series B/KBH Initial Issuance Date, and 300% of the Series B/KBH Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) if the Qualified Liquidation Event occurs more than one year after the Series B/KBH Initial Issuance Date (but before August 12, 2001).

       (b) In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock (or Non-voting Common Stock) entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock (or Non-voting Common Stock) or any other Junior Securities (based on "as if converted amounts") other than the Series A/KBL Stock payable in (i) securities of the Corporation other than shares of Common Stock (or Non-voting Common Stock), or (ii) cash, then, and in each such event, provision shall be made so that the holders of the Series B/KBH Stock shall receive the number of securities or such other assets of the Corporation which they would have received had their Series B/KBH Stock been converted into Common Stock (or Non-voting Common Stock in the case of the Series KBH) on the date of such event.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series B/KBH Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series B/KBH Stock pursuant to this subsection shall be an amount in cash equal to the Liquidation Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series B/KBH Stock, not later than 45 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently, any redemption of the shares of Series B/KBH Stock shall be deemed to occur and shall be paid in full prior to any other redemptions and/or liquidations, including any other redemption of shares of the Series A/KBL Stock. Notwithstanding the foregoing, any Series B/KBH Holder may elect to retain its outstanding shares of Series B/KBH Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series B/KBH pursuant to this subsection shall be an amount equal to the greater of (a) the Series B/KBH Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends, or
              (b) the Fair Market Value of such share (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series B/KBH Stock is to be redeemed pursuant to this Section 4 shall be referred to in this context as a "SERIES B/KBH REDEMPTION DATE".

       (b) SERIES B ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series B Stock and Series KBH Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after February 11, 2005, one-third of the shares of each of the Series B Stock and Series KBH Stock then outstanding.

              (ii) at any time on or after February 11, 2006, an additional number of shares of each of the Series B Stock and Series KBH Stock equal to one-third of the shares of the Series B Stock and Series KBH Stock, respectively, outstanding as of February 11, 2005.

              (iii) at any time on or after February 11, 2007, all outstanding shares of Series B Stock and Series KBH Stock.

       The amount per share payable upon any redemption of shares of Series B Stock and Series KBH Stock pursuant to this subsection shall be an amount in cash equal to the greater of (a) the Series B/KBH Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends, or (b) the Fair Market Value of such share (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES B/KBH REDEMPTION PRICE").

       To the extent that one or more annual or other redemptions are occurring concurrently, any redemption of the shares of Series B/KBH Stock shall be deemed to occur and shall be paid in full prior to any other redemptions, including any other redemption of shares of the Series A/KBL Stock.

       Notwithstanding the foregoing, any Series B/KBH Holder may elect to retain its outstanding shares of Series B/KBH Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series B/KBH Redemption Date, fewer than all shares of Series B/KBH Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series B/KBH Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series B/KBH Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Series B/KBH Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Series B/KBH Redemption Date.

       (d) PAYMENT OF SERIES B/KBH REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series B/KBH Redemption Date, the applicable Series B/KBH Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series B/KBH Stock, if any, shall be issued to the Holder of such shares. On any Series B/KBH Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series B/KBH Redemption Price as of the Series B/KBH Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, the Series B/KBH Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series B/KBH Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series B/KBH Liquidation Amount to the Series B/KBH Holders, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the Series B/KBH Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series B/KBH Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series B/KBH Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series B/KBH Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series B/KBH Stock of the full amount to which they shall be entitled as aforesaid, and then after payment of the Series A/KBL Liquidation Amount to the Series A/KBL Holders under the Series A/KBL Certificate of Designations, the holders of any Junior Securities and the Series B/KBH Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series B/KBH Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series B/KBH Stock that have been redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event. The holders of the Series B/KBH Stock shall have the right to treat any merger, consolidation, sale of all or substantially all of the assets of the Corporation, or sale of a majority of the voting capital stock of the Corporation, as a liquidation of the Corporation and, in connection therewith, to receive payment under this Section 5 upon surrender of their shares to the Corporation; PROVIDED, HOWEVER, that the holders of the Series B/KBH Stock shall not have the right to treat any merger or consolidation as a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       6.     VOTING.

       (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Section 6(b) below and any other rights provided in the Corporation's By-Laws, the shares of Series B Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series B Stock held by such Holder are then convertible pursuant to Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

       (b) SEPARATE CLASS VOTE. So long as any shares of Series B Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series B Stock and Series A Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

              (i) authorize or issue any class or series of capital stock ranking senior or pari passu to the Series B/KBH Stock or the Series A/KBL Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to voting, antidilution provisions or preemptive rights; PROVIDED, HOWEVER, that this provision shall not apply to the issuance of the Second Round Series B/KBH Stock (which itself shall be Series B/KBH Stock);

              (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on the Series B/KBH Stock as contemplated herein or payment of dividends on the Series A/KBL Stock as contemplated (and only to the extent permitted) in the Series A/KBL Certificate of Designations) or to any other equity security of the Corporation;

              (iii) approve any liquidation, dissolution, sale, lease or license of all or substantially all of the assets or business, or of the assets or business of any subsidiary, of the Corporation;

              (iv) cancel, repeal or change any of the provisions of this Certificate of Designations (or of any amendment hereto), any other certificate of designations of the Corporation (or any amendment thereto), the Certificate of Incorporation of the Corporation or the By-laws of the Corporation;

              (v) permit to lapse any of the following: its corporate existence, essential rights, government approvals or franchises or any licenses or Listed Rights (which the Board deems essential to the Corporation's business) or other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it (which the Board deems essential to the Corporation's business);

              (vi) transfer, assign or license (except end-user licenses granted in the ordinary course of business) any of the Corporation's Listed Rights or know-how, technology or trade secrets now owned or hereafter acquired by the Corporation;

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

              (viii) purchase, lease or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend money to any person or entity (other than loans to any one person that, individually or in the aggregate, shall not exceed $100,000 or loans to any one employee that, individually or in the aggregate, shall not exceed $200,000) or purchase a substantial part of the operating assets of any person or entity;

              (ix) consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% subsidiary may consolidate with or merge into the Corporation or another 100% subsidiary);

              (x) permit any subsidiary (except a 100% subsidiary) to make any (i) direct or indirect redemption, retirement, purchase or other acquisition of any of the Corporation's capital stock (or any warrant, option or other right with respect to such stock),
              (ii) repayment of the Corporation's debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate, or (iii) sale of any capital stock of the Corporation to any third party;

              (xi) issue (which term shall include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall include without limitation, securities convertible into capital stock, or rights to acquire capital stock), other than Excluded Stock, at a price per share less than $5.50;

              (xii) redeem any shares of any capital stock of the Corporation (except redemptions of Series B/KBH Stock as contemplated herein or redemptions of Series A/KBL Stock as contemplated (and only to the extent permitted) in the Series A/KBL Certificate of Designations); or

              (xiii) increase the size of the Board of Directors of the Company above eight (8) members.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series B/KBH Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series B/KBH Stock into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) as equals (I) the product of (x) the Series B/KBH Original Purchase Price plus, after the third anniversary of the Series B/KBH Initial Issuance Date at the option of any Holder, any unpaid Series B/KBH Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series B/KBH Stock being converted, divided by (II) the Series B/KBH Conversion Price (as last adjusted and then in effect) for the shares of the Series B/KBH Stock being converted, by surrender of the certificates representing the shares of Series B/KBH Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series B/KBH Conversion Price shall initially be equal to the Series B/KBH Original Purchase Price; PROVIDED, HOWEVER, that such Series B/KBH Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below.

              (ii) The holder of any shares of Series B/KBH Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series B/KBH Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series B/KBH Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES B/KBH CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock), as provided in Section 7(a)(iii) below, payable with respect to the shares of Series B/KBH Stock so converted up to and including the Series B/KBH Conversion Date. The person in whose names the certificate or certificates for Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) are to be issued shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) on the applicable Series B/KBH Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) on the next succeeding date on which the transfer books are open, but the Series B/KBH Conversion Price shall be that in effect on the Series B/KBH Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B/KBH Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B/KBH Stock representing the unconverted portion of the certificate so surrendered.

              (iii) No fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) or scrip shall be issued upon conversion of shares of Series B/KBH Stock. If more than one share of Series B/KBH Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B/KBH Stock so surrendered. Instead of any fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) which would otherwise be issuable upon conversion of any shares of Series B/KBH Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest.

              (iv) The Series B/KBH Conversion Price shall be subject to adjustment from time to time as follows:

                     (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. Unless the Corporation has requested and received a waiver from the holders of a majority of the Series A Stock and the Series B Stock, voting together as a single class, if the Corporation shall at any time or from time to time after the Series B/KBH Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock (or Second Round Series B/KBH Stock), without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series B/KBH Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING ISSUANCE"), the Series B/KBH Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

                     Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series B/KBH Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series B/KBH Conversion Price for that portion of the shares of Series B/KBH Stock of said Series B/KBH Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "DILUTED STOCK") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series B/KBH Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series B1 Preferred Stock (or Series KBH1 Preferred Stock, in the case of Series KBH Stock) which shall be convertible into Common Stock (or Non-voting Common Stock, in the case of Series KBH1 Stock) at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Shares and expressing the resulting quotient as a percentage.

                     Upon the conversion of Diluted Stock held by a Series B/KBH Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series B/KBH Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series B1 Preferred Stock (or Series KBH1 Stock, in the case of Series KBH Stock) on the date of closing of the applicable Diluting Issuance.

                     For the purposes of any adjustment of the Series B/KBH Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                            (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                            (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                            (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock); (ii) securities by their terms convertible into or exchangeable for Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock); or
                            (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                   (a)    the aggregate number of shares of
                                   Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) covered thereby;

                                   (b)    the aggregate number of shares of
                                   Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above, with the proviso to subdivision (2) being applied to the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) deliverable upon such exercise);

                                   (c)    on any change in the number of shares
                                   or exercise price of Common Stock (or
                                   Non-voting Common Stock, in the case of
                                   Series KBH Stock) deliverable upon the
                                   exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series B/KBH Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series B/KBH Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                                   (d)    on the expiration of any such options
                                   or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B/KBH Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series B/KBH Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                     (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series B/KBH Initial Issuance Date, the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) outstanding is increased by a stock dividend payable in shares of Common

                     Stock (or Non-voting Common Stock, in the case of Series KBH Stock) or by a subdivision or split-up of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock), then, upon the record date fixed for the determination of holders of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) entitled to receive such stock dividend, subdivision or split-up, the Series B/KBH Conversion Price shall be appropriately decreased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) issuable on conversion of each share of Series B/KBH Stock shall be increased in proportion to such increase in outstanding shares.

                     (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series B/KBH Initial Issuance Date, the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) outstanding is decreased by a combination of the outstanding shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock), then, upon the record date for such combination, the Series B/KBH Conversion Price shall be appropriately increased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) issuable on conversion of each share of Series B/KBH Stock shall be decreased in proportion to such decrease in outstanding shares.

                     (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series B/KBH Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Preferred Stock or the ownership thereof or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person), each share of Series B/KBH Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                     (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

                     (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series B/KBH Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series B/KBH Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series B/KBH Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series B/KBH Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series B/KBH Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series B/KBH Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B/KBH Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B/KBH Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B/KBH Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B/KBH Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock), solely for the purpose of effecting the conversion of the shares of Series B/KBH Stock, sufficient shares to provide for the conversion of all outstanding shares of Series B/KBH Stock.

              (ix) All shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series B/KBH Event of Conversion, all shares of Series B/KBH Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series B/KBH Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) as equals (1) the product of (x) the Series B/KBH Original Purchase Price plus, after the third anniversary of the Series B/KBH Initial Issuance Date at the option of any Holder, any unpaid Series B/KBH Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series B/KBH Stock being converted divided by (2) the Series B/KBH Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series B/KBH Event of Conversion, the Series B/KBH Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series B/KBH Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series B/KBH Holder a written Notice of Intention to Sell offering to each Series B/KBH Holder the right to purchase up to the

Preemptive Share of such Series B/KBH Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series B/KBH Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series B/KBH Holder of such Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series B/KBH Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series B/KBH Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within ninety (90) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such ninety (90) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such ninety (90) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless, so as to facilitate the adjustments required by Section 7(a)(iv)(A), the Corporation (I) has taken all necessary action to create a new subseries of the Series B Preferred Stock, which shall be PARI PASSU with the Series B Preferred Stock and the Series B1 Preferred Stock for all purposes except conversion price,
(II) has taken all necessary action to create a new subseries of the Series KBH Preferred Stock, which shall be PARI PASSU with the Series KBH Preferred Stock and the Series KBH1 Preferred Stock for all purposes except conversion price, (III) shall have amended this Certificate to provide that the shares of Series B Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series B Stock, and (IV) shall have amended this Certificate to provide that the shares of Series KBH Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series KBH Stock. The shares of such subseries shall be convertible into Common Stock (or Non-voting Common Stock, in the case of the Series KBH Stock) immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Preferred Stock shall not be required in order to effect such new subseries.

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATES OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK,
          SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY
CERTIFY:

       1. The following resolutions were duly adopted by action of the Board of Directors of the Corporation at a special meeting duly held on March 6, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of
Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 25,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK").

       RESOLVED: That the provisions of the two Certificates of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (the first such certificate relating to the Series A Redeemable Convertible Preferred Stock and the Series A1 Redeemable Convertible Preferred Stock of the Corporation, and the second such certificate relating to the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation ), both approved by the Board of Directors on August 22, 1998, and amended by the Board of Directors on February 12, 2000 (the "SERIES A/KBL CERTIFICATES OF Designations"), shall be further amended by deleting the definition of "Series B/KBH Certificate of Designations" from Section 1 of EXHIBIT 1 to each of the Series A/KBL Certificates of Designations and substituting therefor the following text:

              "SERIES B/KBH CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series B and Series B1 Convertible Preferred Stock of the Corporation, and Series KBH and Series KBH1 Non-voting

              Convertible Preferred Stock of the Corporation, dated as of February 17, 2000, and amended as of March 8, 2000."

       ; and further

       RESOLVED: That the Series A/KBL Certificates of Designations shall be further amended by deleting the definition of "Series B/KBH Stock Purchase Agreement" from Section 1 of EXHIBIT 1 to each of such Certificates of Designations and substituting therefor the following text:

              ""SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, and amended as of February 29, 2000 and as of March 3, 2000, by and among the Corporation and the Purchasers (as defined therein)."

       ; and further

       RESOLVED: That except as amended hereby, each of the Series A/KBL Certificates of Designations are hereby ratified and confirmed.

       2. Such resolutions also were duly approved by the written consent of the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock , the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation and the holders of the requisite number of shares of the Series B Convertible Preferred Stock, the Series B1 Convertible Preferred Stock, the Series KBH Nonvoting Convertible Preferred Stock, and the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation.

       3. This amendment to the Series A/KBL Certificates of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 8th day of March, 2000.


                                  GENAISSANCE PHARMACEUTICALS, INC.

                                  By: /s/ GUALBERTO RUANO
                                      ------------------------------
                                      Gualberto Ruano
                                      President

Attest:

By: /s/ KEVIN L. RAKIN
    ------------------------------
    Kevin L. Rakin
    Secretary

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                     SERIES B1 CONVERTIBLE PREFERRED STOCK,
                SERIES KBH NONVOTING CONVERTIBLE PREFERRED STOCK,
                SERIES KBH1 NONVOTING CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY
CERTIFY:

       1. The following resolutions were duly adopted by action of the Board of Directors of the Corporation at a special meeting duly held on March 6, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of
Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 25,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK").

       RESOLVED: That the provisions of the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (such certificate relating to the Series B Convertible Preferred Stock, Series B1 Convertible Preferred Stock, Series KBH Nonvoting Convertible Preferred Stock and Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation), approved by the Board of Directors on February 12, 2000 and filed with the Delaware Secretary of State on February 17, 2000 (the "SERIES B/KBH CERTIFICATE OF DESIGNATIONS"), shall be hereby amended to increase the number of authorized shares of Series B Convertible Preferred Stock from 8,200,000 to 8,543,524 and the number of authorized shares of Series B1 Convertible Preferred Stock from 8,200,000 to 8,543,524; and further

       RESOLVED: That the Series B/KBH Certificate of Designations shall be further amended by deleting the definition of "Series A/KBL Certificate of Designations" from Section 1 of EXHIBIT 1 to such Certificate of Designations and substituting therefor the following text:

              ""SERIES A/KBL CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series A and Series A1 Redeemable Convertible Preferred Stock of the

              Corporation, dated as of August 24, 1998, and amended as of February 17, 2000 and as of March 8, 2000, and the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series KBL and the Series KBL1 Non-voting Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and amended as of February 17, 2000 and as of March 8, 2000."

       ;and further

       RESOLVED: That the Series B/KBH Certificate of Designations shall be further amended by deleting the definition of "Series B/KBH Stock Purchase Agreement" from Section 1 of EXHIBIT 1 to such Certificate of Designations and substituting therefor the following text:

              ""SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, and amended as of February 29, 2000 and as of March 3, 2000, by and among the Corporation and the Purchasers (as defined therein)."

       and further

       RESOLVED: That the Series B/KBH Certificate of Designations shall be further amended by deleting the text of Section 2 of EXHIBIT 1 to such Certificate of Designations in its entirety and substituting therefor the following text:

              "2.    NUMBER OF SHARES. The designation of the four series of
              preferred stock provided for herein shall be as follows: Series B Preferred Stock, of which 8,543,524 shares shall be authorized; Series B1 Preferred Stock, of which 8,543,524 shares shall be authorized; Series KBH Preferred Stock, of which 550,000 shares shall be authorized; and Series KBH1 Preferred Stock, of which 550,000 shares shall be authorized."

       ; and further

       RESOLVED: That the Series B/KBH Certificate of Designations, as amended hereby, shall apply to 8, 543,524 shares of Series B Convertible Preferred Stock, 8, 543,524 shares of Series B1 Convertible Preferred Stock, 550,000 shares of Series KBH Nonvoting Convertible Preferred Stock, and 550,000 shares of Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation. Except as amended hereby, the Series B/KBH Certificate of Designations is hereby ratified and confirmed.

       2. Such resolutions also were duly approved by the written consent of the holders of the requisite number of shares of the Series B Convertible Preferred Stock, the Series B1

Convertible Preferred Stock, the Series KBH Nonvoting Convertible Preferred Stock and the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation, and by the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock, the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation.

       3. This amendment to the Certificates of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 8 day of March, 2000.


                                  GENAISSANCE PHARMACEUTICALS, INC.

                                  By: /s/ GUALBERTO RUANO
                                      ------------------------------
                                      Gualberto Ruano
                                      President


Attest:

By: /s/ KEVIN L. RAKIN
    ------------------------------
    Kevin L. Rakin
    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        GENAISSANCE PHARMACEUTICALS, INC.

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), by amending Article 4 to effect changes in the capital structure of the Corporation.

       2. The first sentence of Article 4 of the Certificate of Incorporation, as amended, is amended hereby to read as follows:

              "The total authorized capital stock of the corporation consists of 52,000,000 shares, of which 20,000,000 are shares of Common Stock, $.001 par value (the "Common Stock"), 2,000,000 are shares of Nonvoting Common Stock, $.001 par value (the "Nonvoting Common Stock"), and 30,000,000 are shares of Preferred Stock, $.001 par value ("Preferred Stock")."

       3. The foregoing amendment to the Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

       4. This Amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, this 10th day of March, 2000.


                                  GENAISSANCE PHARMACEUTICALS, INC.

                                   By: /s/ GUALBERTO RUANO
                                       ----------------------------
                                       Gualberto Ruano
                                       President

Attest:

By: /s/  KEVIN L. RAKIN
   -------------------------
   Kevin L. Rakin, Secretary

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATES OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK,
          SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY
CERTIFY:

       1. The following resolution was duly adopted by action of the Board of Directors of the Corporation at a special meeting duly held on March 10, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 30,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "PREFERRED STOCK").

       RESOLVED: That the provisions of the two Certificates of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (the first such certificate relating to the Series A and Series A1 Redeemable Convertible Preferred Stock, and the second such certificate relating to the Series KBL and Series KBL1 Nonvoting Redeemable Convertible Preferred Stock) (the "CERTIFICATES OF DESIGNATIONS"), both dated as of August 24, 1998, and as amended as of February 17, 2000 and as of March 8, 2000, shall be further amended by deleting the text of each in its entirety and substituting therefor the text set forth in EXHIBIT I attached hereto. Said Certificates of Designations, as amended hereby, shall apply to 2,437,500 shares of Series A Redeemable Convertible Preferred Stock, 2,437,500 shares of Series A1 Redeemable Convertible Preferred Stock, 330,500 shares of Series KBL Nonvoting Redeemable Convertible Preferred Stock, and 330,500 shares of Series KBL1 Nonvoting Redeemable Convertible Preferred Stock.

       2. Such resolution also was duly approved by the written consent of the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock, the Series KBL Nonvoting Redeemable Convertible Preferred Stock, the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series B1 Convertible Preferred Stock, the Series KBH

Convertible Preferred Stock and the Series KBH1 Convertible Preferred Stock of the Corporation.

       3. This amendment to the Certificates of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 10th day of March , 2000.

                                          GENAISSANCE PHARMACEUTICALS, INC.

                                          By: /s/ GUALBERTO RUANO
                                              ------------------------------
                                              Gualberto Ruano
                                              President

Attest:

By: /s/ KEVIN L. RAKIN
    ---------------------------------
    Kevin L. Rakin
    Secretary

                                    EXHIBIT I


       There are hereby designated four series of preferred stock of the Corporation, the first consisting of 2,437,500 shares, as issued in a series entitled "SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES A PREFERRED STOCK"); the second consisting of 2,437,500 shares, as issued in a series entitled "SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES A1 PREFERRED STOCK"); the third consisting of 330,500 shares, as issued in a series entitled "SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBL PREFERRED Stock"); and the fourth consisting of 330,500 shares, as issued in a series entitled "SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES KBL1 PREFERRED STOCK"); and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the shares of each such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, are as set forth below:

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below: "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Corporation; or

              (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMISSION" shall mean the United States Securities and Exchange Commission.

       "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

              (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

              (ii) up to an aggregate of 1,557,375 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board; or

              (iii) upon conversion of any Preferred Stock, warrants or other convertible securities and set forth on Schedule 3.4 to the Series B/KBH Stock Purchase Agreement.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series A/KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules). With respect to the Series A/KBL Stock, Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series A/KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series A/KBL Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series A/KBL Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of preferred stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, except Junior Securities shall not include the Series B/KBH Stock or the Series C Stock.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary, or the sale by the stockholders of the Corporation of a majority of the voting capital stock of the Corporation; PROVIDED, HOWEVER, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       "LIQUIDATION REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(a).

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Preferred Stock, each other series of preferred stock of the Corporation and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series A/KBL Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include Excluded Stock and shall not include Series B/KBH Stock or Series C Stock.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "NON-VOTING COMMON STOCK" shall mean the Non-voting Common Stock, $.001 par value, of the Corporation.

       "ORIGINAL CERTIFICATES OF DESIGNATION" shall mean the original Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of the Series A and Series A1 Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and the original Certificate of Designations,

Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of the Series KBL and Series KBL1 Non-voting Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series A/KBL Holder, the percentage which expresses the ratio between (i) the total number of shares of Common Stock (and/or Non-voting Common Stock, in the case of the Series KBL Stock) issuable upon conversion of the Series A/KBL Stock owned by such Series A/KBL Holder, plus the total number of shares of Common Stock (and Non-voting Common Stock, if any) then owned by such Series A/KBL Holder that was received upon conversion of Series A/KBL Stock, and (ii) the total number of shares of Common Stock and Non-voting Common Stock then outstanding, plus the total number of shares of Common Stock and Non-voting Common Stock issuable upon conversion of the then outstanding Preferred Stock.

       "PREFERRED STOCK" shall mean all of the outstanding shares of the Series A Stock, Series KBL Stock, Series B Stock, Series KBH Stock and Series C Stock, together, at the time in question.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($11.00 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

       "QUALIFIED LIQUIDATION EVENT" shall have the meaning ascribed to it in
Section 3(b).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series A/KBL Holder, Series B/KBH Holder or Series C Holder) of 10% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SCHEDULED REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(b).

       "SECOND ROUND SERIES B/KBH STOCK" shall mean those shares of Series B/KBH Stock that may be issued by the Corporation to certain investors (the "SECOND ROUND INVESTORS") in the Second Closing as such term is defined in the Series B/KBH Stock Purchase Agreement.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES A PREFERRED STOCK" shall mean the Series A Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A1 PREFERRED STOCK" shall mean the Series A1 Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A STOCK" shall mean all of the outstanding shares of the Series A Preferred Stock and the Series A1 Preferred Stock, together, at the time in question, and any new subseries of the Series A Preferred Stock created pursuant to Section 9 hereof.

       "SERIES A/KBL ACCRUED DIVIDENDS" shall mean Series A/KBL Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series A/KBL Stock.

       "SERIES A/KBL AMENDMENT DATE" shall mean February 17, 2000.

       "SERIES A/KBL CONVERSION DATE" shall have the meaning set forth in
Section 7(a)(ii).

       "SERIES A/KBL CONVERSION PRICE" shall initially mean $4.00; PROVIDED, HOWEVER, that the Series A/KBL Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES A/KBL EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES A/KBL FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series A/KBL Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series A/KBL Stock as provided herein for the period of time elapsed from the Series A/KBL Initial Issuance Date to the date as of which Series A/KBL Full Cumulative Dividends are to be computed.

       "SERIES A/KBL HOLDER" shall mean a holder of shares of Series A Stock or Series KBL Stock.

       "SERIES A/KBL INITIAL ISSUANCE DATE" shall mean August 24, 1998.

       "SERIES A/KBL LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $4.00 per share of Series A/KBL Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) plus all Series A/KBL Accrued Dividends.

       "SERIES A/KBL ORIGINAL PURCHASE PRICE" shall mean $4.00 per share of Series A/KBL Stock.

       "SERIES A/KBL REDEMPTION DATE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES A/KBL REDEMPTION PRICE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES A/KBL STOCK" shall mean all of the outstanding shares of the Series A Stock and Series KBL Stock, together, at the time in question, which shares are PARI PASSU for all purposes except voting (the Series KBL Stock being non-voting) and conversion (the Series KBL Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B1 PREFERRED STOCK" shall mean the Series B1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B STOCK" shall mean all of the outstanding shares of the Series B Preferred Stock and the Series B1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series B Preferred Stock created pursuant to
Section 9 of the Series B/KBH Certificate of Designations.

       "SERIES B/KBH CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series B and Series B1 Convertible Preferred Stock of the Corporation, and Series KBH and Series KBH1 Non-voting Convertible Preferred Stock of the Corporation, dated as of February 17, 2000, and amended as of March 8, 2000 and as of March 10, 2000.

       "SERIES B/KBH HOLDER" shall mean a holder of shares of Series B Stock or Series KBH Stock.

       "SERIES B/KBH LIQUIDATION AMOUNT" shall mean the amount due to the Series B/KBH Holders upon a Liquidation of the Company pursuant to the Series B/KBH Certificate of Designations.

       "SERIES B/KBH STOCK" shall mean all of the outstanding shares of the Series B Stock and Series KBH Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except voting (the Series KBH Stock being non-voting) and conversion (the Series KBH Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, by and among the Corporation and the Purchasers (as defined therein), as amended as of February 29, 2000 and March 3, 2000.

       "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES C1 PREFERRED STOCK" shall mean the Series C1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES C CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series C Convertible Preferred Stock and Series C1 Convertible Preferred Stock of the Corporation, dated as of March 10, 2000.

       "SERIES C HOLDER" shall mean a holder of shares of Series C Stock.

       "SERIES C LIQUIDATION AMOUNT" shall mean the amount due to the Series C Holders upon a Liquidation of the Company pursuant to the Series C Certificate of Designations.

       "SERIES C STOCK" shall mean all of the outstanding shares of the Series C Preferred Stock and the Series C1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series C Preferred Stock created pursuant to
Section 9 of the Series C Certificate of Designations.

       "SERIES C STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of March 10, 2000, by and among the Corporation and the Purchasers (as defined therein) of the Series C Stock.

       "SERIES KBH PREFERRED STOCK" shall mean the Series KBH Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH1 PREFERRED STOCK" shall mean the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH STOCK" shall mean all of the outstanding shares of the Series KBH Preferred Stock and the Series KBH1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBH Preferred Stock created pursuant to Section 9 of the Series B/KBH Certificate of Designations.

       "SERIES KBL PREFERRED STOCK" shall mean the Series KBL Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL1 PREFERRED STOCK" shall mean the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL STOCK" shall mean all of the outstanding shares of the Series KBL Preferred Stock and the Series KBL1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBL Preferred Stock created pursuant to Section 9 hereof.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100%

"SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation and/or its 100% subsidiaries.

       2. NUMBER OF SHARES. The designation of the four series of preferred stock provided for herein shall be as follows: Series A Preferred Stock, of which 2,437,500 shares shall be authorized; Series A1 Preferred Stock, of which 2,437,500 shares shall be authorized; Series KBL Preferred Stock, of which 330,500 shares shall be authorized; Series KBL1 Preferred Stock, of which 330,500 shares shall be authorized.

       3.     DIVIDENDS.

       (a) For the period beginning on the Series A/KBL Initial Issuance Date and ending on the Series A/KBL Amendment Date, the holders of each share of Series A/KBL Stock shall be entitled to receive dividends as provided under the Original Certificate of Designations; PROVIDED, HOWEVER, that no such dividends shall be paid in cash, rather than stock, without the prior approval of a majority of the holders of the Series B Stock and Series C Stock, voting together as a single class.

       (b) From and after the Series A/KBL Amendment Date, the holder of each share of Series A/KBL Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, but after any dividends shall be declared and paid upon or set aside for the Series B/KBH Stock and Series C Stock, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES A DIVIDEND RATE") equal to 8% of the Series A/KBL Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable, when and as declared by the Board, upon the earliest of (a) a Liquidation Event in accordance with Section 5 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series A/KBL Event of Conversion; PROVIDED, HOWEVER, that so long as any shares of Series B/KBH Stock or Series C Stock shall remain outstanding, no such dividends shall be paid on the Series A/KBL Stock unless approved by a majority of the holders of the Series B Stock and Series C Stock, voting together as a separate class. Until the third anniversary of the Series A/KBL Amendment Date, the Corporation shall have the option to make any such payment either in cash or in shares of Common Stock (Non-voting Common Stock in the case of the Series
KBL), provided that dividends declared and paid upon or set aside for all shares of Series A/KBL Stock, of Series B/KBH Stock and of Series C Stock at or about the same time are being paid in the same manner unless a different method of payment is approved by a majority of the holders of the Series B Stock and Series C Stock, voting together as a separate class. After the third anniversary of the Series A/KBL Amendment Date, the Holder shall have the option to receive any such payment either in cash or in shares of Common Stock (Non-voting Common Stock in the case of the Series KBL). In the event such dividends are paid in Common Stock (Non-voting Common Stock in the case of the Series KBL), for purposes of computing the number of shares of Common Stock (Non-voting Common Stock in the case of the Series KBL) to be issued and the amount of the dividend paid, the value of the Common Stock (Non-voting Common Stock in the case of the Series KBL) paid to any holder of shares of Series A/KBL Stock shall be valued at the then Series A/KBL Conversion Price. Dividends on shares of Series A/KBL Stock shall be cumulative from the Series A/KBL

Amendment Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that, if at any time Series A/KBL Full Cumulative Dividends upon the Series A/KBL Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series A/KBL Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities (but after any dividends shall be declared and paid upon or set aside for the Series B/KBH Stock and the Series C Stock) or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series A/KBL Stock shall rank prior to the Common Stock and all other Junior Securities, but shall rank junior to the Series B/KBH Stock and Series C Stock. All dividends declared upon the Series A/KBL Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series A/KBL Stock shall be made to the nearest cent. Notwithstanding the foregoing, the holders of the Series A/KBL Stock shall not be entitled to dividends on the Series A/KBL Stock pursuant to this
Section 3(b) in the event that on or before August 11, 2001 (i) there shall be filed with the Commission a registration statement with respect to a Qualified IPO (which registration statement shall have become effective within three months of filing); or (ii) there shall occur a Qualified Liquidation Event. The term "QUALIFIED LIQUIDATION EVENT" shall mean a Liquidation Event in which the holders of the Series A/KBL Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series A/KBL Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) if the Qualified Liquidation Event occurs within one year after the Series A/KBL Amendment Date, and 300% of the Series A/KBL Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) if the Qualified Liquidation Event occurs more than one year after the Series A/KBL Amendment Date (but before August 12, 2001).

       (c) From and after the Series A/KBL Amendment Date, in the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock (or Non-voting Common Stock) entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock (or Non-voting Common Stock) or any other Junior Securities (based on "as if converted" amounts) payable in (i) securities of the Corporation other than shares of Common Stock (or Non-voting Common Stock), or
(ii) cash, then, and in each such event, provision shall be made so that the holders of the Series A/KBL Stock shall receive, subject to the prior payment in full of any amounts due to the holders of the Series B/KBH Stock and the Series C Stock in connection with such event, the number of securities or such other assets of the Corporation which they would have received had their Series A/KBL Stock been converted into Common Stock (or Non-voting Common Stock in the case of the Series KBL) on the date of such event.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series A/KBL Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series A/KBL Stock pursuant to this subsection shall be an amount in cash equal to the Liquidation Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series A/KBL Stock, not later than 45 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently, any redemption of the shares of Series A/KBL Stock shall be deemed to occur and shall be paid after any redemption of shares of the Series B/KBH Stock and Series C Stock, and prior to any other redemptions and/or liquidations. Notwithstanding the foregoing, any Series A/KBL Holder may elect to retain its outstanding shares of Series A/KBL Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series A/KBL pursuant to this subsection shall be an amount equal to the greater of (a) the Series A/KBL Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) plus all Series A/KBL Accrued Dividends, or
              (b) the Fair Market Value of such share (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series A/KBL Stock is to be redeemed pursuant to this Section 4 shall be referred to in this context as a "SERIES A/KBL REDEMPTION DATE".

       (b) SERIES A/KBL ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series A Stock and Series KBL Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after February 11, 2005, one-third of the shares of each of the Series A Stock and Series KBL Stock then outstanding;

              (ii) at any time on or after February 11, 2006, an additional number of shares of each of the Series A Stock and Series KBL Stock equal to one-third of the shares of the Series A Stock and Series KBL Stock, respectively, outstanding as of February 11, 2005;

              (iii) at any time on or after February 11, 2007, all outstanding shares of Series A Stock and Series KBL Stock;

PROVIDED, HOWEVER, that no such redemption provided for in Sections 4(b)(i),
(ii) or (iii) shall occur in the event that any shares of Series B/KBH Stock or Series C Stock shall remain outstanding.

       The amount per share payable upon any redemption of shares of Series A Stock and Series KBL Stock pursuant to this subsection shall be an amount in cash equal to the greater of (a) the Series A/KBL Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series A/KBL Stock) plus all Series A/KBL Accrued Dividends, or (b) the Fair Market Value of such share (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES A/KBL REDEMPTION PRICE").

       To the extent that one or more annual or other redemptions are occurring concurrently, any redemption of the shares of Series A/KBL Stock shall be deemed to occur and shall be paid after any redemption of shares of the Series B/KBH Stock and Series C Stock, but prior to any other redemptions.

       Notwithstanding the foregoing, any Series A/KBL Holder may elect to retain its outstanding shares of Series A/KBL Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series A/KBL Redemption Date, fewer than all shares of Series A/KBL Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series A/KBL Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series A/KBL Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Series A/KBL Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Series A/KBL Redemption Date.

       (d) PAYMENT OF SERIES A/KBL REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series A/KBL Redemption Date, the applicable Series A/KBL Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series A/KBL Stock, if any, shall be issued to the Holder of such shares. On any Series A/KBL Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series A/KBL Redemption Price as of the Series A/KBL Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, the Series A/KBL Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and the holders of the Series B/KBH Stock and Series C Stock, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series A/KBL Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series A/KBL Liquidation Amount to the Series A/KBL Holders, then the assets of the Corporation legally available for distribution shall be distributed ratably among the Series A/KBL Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series A/KBL Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series A/KBL Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series A/KBL Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series A/KBL Stock of the full amount to which they shall be entitled as aforesaid, the holders of any Junior Securities, the Series A/KBL Holders, the Series B/KBH Holders and the Series C Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series A/KBL Stock, the Series B/KBH Stock, the Series C Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series A/KBL Stock that have been redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event. The holders of the Series A/KBL Stock shall have the right to treat any merger, consolidation, sale of all or substantially all of the assets of the Corporation, or sale of a majority of the voting capital stock of the Corporation, as a liquidation of the Corporation and, in connection therewith, and subject to the prior payment in full of any amounts due to the holders of the Series B/KBH Stock and Series C Stock in connection with such event, to receive payment under this Section 5 upon surrender of their shares to the Corporation; PROVIDED, HOWEVER, that the holders of the Series A/KBL Stock shall not have the right to treat any merger or consolidation as a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       6.     VOTING.

       (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Section 6(b) below and any other rights provided in the Corporation's By-Laws, the shares of Series A Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series A Stock held by such Holder are then convertible pursuant to Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

       (b) SEPARATE CLASS VOTE. So long as any shares of Series A Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series A Stock, Series B Stock and Series C Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

              (i) authorize or issue any class or series of capital stock ranking senior or pari passu to the Series B/KBH Stock, the Series C Stock or the Series A/KBL Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to voting, antidilution provisions or preemptive rights; PROVIDED, HOWEVER, that this provision shall not apply to the issuance of the Second Round Series B/KBH Stock (which itself shall be Series B/KBH Stock);

              (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on the Series B/KBH Stock as contemplated by the Series B/KBH Certificate of Designations or payment of dividends on the Series C Stock as contemplated by the Series C Certificate of Designations or payment of dividends on the Series A/KBL Stock as contemplated (and only to the extent permitted) herein or to any other equity security of the Corporation;

              (iii) approve any liquidation, dissolution, sale, lease or license of all or substantially all of the assets or business, or of the assets or business of any subsidiary, of the Corporation;

              (iv) cancel, repeal or change any of the provisions of this Certificate of Designations (or of any amendment hereto), any other certificate of designations of the Corporation (or any amendment thereto), the Certificate of Incorporation of the Corporation, or the By-laws of the Corporation;

              (v) permit to lapse any of the following: its corporate existence, essential rights, government approvals or franchises or any licenses or Listed Rights (which the Board deems essential to the Corporation's business) or other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it (which the Board deems essential to the Corporation's business);

              (vi) transfer, assign or license (except end-user licenses granted in the ordinary course of business) any of the Corporation's Listed Rights or know-how, technology or trade secrets now owned or hereafter acquired by the Corporation;

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

              (viii) purchase, lease or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend money to any person or entity (other than loans to any one person that, individually or in the aggregate, shall not exceed $100,000 or loans to any one employee that, individually or in the aggregate, shall not exceed $200,000) or purchase a substantial part of the operating assets of any person or entity;

              (ix) consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% subsidiary may consolidate with or merge into the Corporation or another 100% subsidiary);

              (x) permit any subsidiary (except a 100% subsidiary) to make any (i) direct or indirect redemption, retirement, purchase or other acquisition of any of the Corporation's capital stock (or any warrant, option or other right with respect to such stock),
              (ii) repayment of the Corporation's debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate, or (iii) sale of any capital stock of the Corporation to any third party;

              (xi) issue (which term shall include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall include without limitation, securities convertible into capital stock, or rights to acquire capital stock), other than Excluded Stock, at a price per share less than $8.25;

              (xii) redeem any shares of any capital stock of the Corporation (except redemptions of Series B/KBH Stock as contemplated in the Series B/KBH Certificate of Designations or redemptions of Series C Stock as contemplated in the Series C Certificate of Designations or redemptions of Series A/KBL Stock as contemplated (and only to the extent permitted) herein; or

              (xiii) increase the size of the Board of Directors of the Company above eight (8) members.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series A/KBL Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series A/KBL Stock into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) as equals (I) the product of (x) the Series A/KBL Original Purchase Price plus, after the third anniversary of the Series A/KBL Amendment Date at the option of any Holder, any unpaid Series A/KBL Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series A/KBL Stock being converted, divided by (II) the

              Series A/KBL Conversion Price (as last adjusted and then in effect) for the shares of the Series A/KBL Stock being converted, by surrender of the certificates representing the shares of Series A/KBL Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series A/KBL Conversion Price shall initially be equal to the Series A/KBL Original Purchase Price; PROVIDED, HOWEVER, that such Series A/KBL Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below.

              (ii) The holder of any shares of Series A/KBL Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A/KBL Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series A/KBL Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES A/KBL CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock), as provided in Section 7(a)(iii) below, payable with respect to the shares of Series A/KBL Stock so converted up to and including the Series A/KBL Conversion Date. The person in whose names the certificate or certificates for Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) are to be issued shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) on the applicable Series A/KBL Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) on the next succeeding date on which the transfer books are open, but the Series A/KBL Conversion Price shall be that in effect on the Series A/KBL Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A/KBL Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A/KBL Stock representing the unconverted portion of the certificate so surrendered.

              (iii) No fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) or scrip shall be issued upon conversion of shares of Series A/KBL Stock. If more than one share of Series A/KBL Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A/KBL Stock so surrendered. Instead of any fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) which would otherwise be issuable upon conversion of any shares of Series A/KBL Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest.

              (iv) The Series A/KBL Conversion Price shall be subject to adjustment from time to time as follows:

              (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. Unless the Corporation has requested and received a waiver from the holders of a majority of the Series A Stock, the Series B Stock and the Series C Stock, voting together as a single class, if the Corporation shall at any time or from time to time after the Series A/KBL Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock, Second Round Series B/KBH Stock or Series C Stock, without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series A/KBL Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING ISSUANCE"), the Series A/KBL Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

              Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series A/KBL Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series A/KBL Conversion Price for that portion of the shares of Series A/KBL Stock of said Series A/KBL Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "DILUTED STOCK") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series A/KBL Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series A1 Preferred Stock

              (or Series KBL1 Preferred Stock, in the case of Series KBL Stock) which shall be convertible into Common Stock (or Non-voting Common Stock, in the case of Series KBL1 Stock) at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Shares and expressing the resulting quotient as a percentage.

              Upon the conversion of Diluted Stock held by a Series A/KBL Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series A/KBL Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series A1 Preferred Stock (or Series KBL1 Stock, in the case of Series KBL Stock) on the date of closing of the applicable Diluting Issuance.

              For the purposes of any adjustment of the Series A/KBL Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                     (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                     (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                     (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock or Non-voting Common Stock; (ii) securities by their terms convertible into or exchangeable for Common Stock or Non-voting Common Stock; or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                            (a) the aggregate number of shares of Common Stock or Non-voting Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or Non-voting Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock or Non-voting Common Stock covered thereby;

                            (b) the aggregate number of shares of Common Stock or Non-voting Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions
                            (1) and (2) above, with the proviso to subdivision
                            (2) being applied to the number of shares of Common Stock or Non-voting Common Stock deliverable upon such exercise);

                            (c) on any change in the number of shares or exercise price of Common Stock or Non-voting Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series A/KBL Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series A/KBL Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                            (d) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A/KBL Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series A/KBL Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

              (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series A/KBL Initial Issuance Date, the number of shares of Common Stock or Non-voting Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or Non-voting Common Stock or by a subdivision or split-up of shares of Common Stock or Non-voting Common Stock, then, upon the record date fixed for the determination of holders of Common Stock or Non-voting Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A/KBL Conversion Price shall be appropriately decreased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) issuable on conversion of each share of Series A/KBL Stock shall be increased in proportion to such increase in outstanding shares.

              (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series A/KBL Initial Issuance Date, the number of shares of Common Stock or Non-voting Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock or Non-voting Common Stock then, upon the record date for such combination, the Series A/KBL Conversion Price shall be appropriately increased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) issuable on conversion of each share of Series A/KBL Stock shall be decreased in proportion to such decrease in outstanding shares.

              (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series A/KBL Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Preferred Stock or the ownership thereof or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person), each share of Series A/KBL Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

              (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

              (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series A/KBL Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to
              Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series A/KBL Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series A/KBL Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series A/KBL Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series A/KBL Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series A/KBL Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A/KBL Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A/KBL Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A/KBL Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A/KBL Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock), solely for the purpose of effecting the conversion of the shares of Series A/KBL Stock, sufficient shares to provide for the conversion of all outstanding shares of Series A/KBL Stock.

              (ix) All shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series A/KBL Event of Conversion, all shares of Series A/KBL Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series A/KBL Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBL Stock) as equals (1) the product of (x) the Series A/KBL Original Purchase Price plus, after the third anniversary of the Series A/KBL Amendment Date at the option of any Holder, any unpaid Series A/KBL Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series A/KL Stock being converted divided by (2) the Series A/KBL Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series A/KBL Event of Conversion, the Series A/KBL Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series A/KBL Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series A/KBL Holder a written Notice of Intention to Sell offering to each Series A/KBL Holder the right to purchase up to the Preemptive Share of such Series A/KBL Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series A/KBL Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series A/KBL Holder of such

Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series A/KBL Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series A/KBL Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within ninety (90) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such ninety (90) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such ninety (90) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless the Corporation (I) has taken all necessary action to create a new subseries of the Series A Preferred Stock, which shall be PARI PASSU with the Series A Preferred Stock and the Series A1 Preferred Stock for all purposes except conversion price, (II) has taken all necessary action to create a new subseries of the Series KBL Preferred Stock, which shall be PARI PASSU with the Series KBL Preferred Stock and the Series KBL1 Preferred Stock for all purposes except conversion price, (III) shall have amended this Certificate to provide that the shares of Series A Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series A Stock, and (IV) shall have amended this Certificate to provide that the shares of Series KBL Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series KBL Stock. The shares of such subseries shall be convertible into Common Stock (or Non-voting Common Stock, in the case of the Series KBL Stock) immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Preferred Stock shall not be required in order to effect such new subseries.

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                     SERIES B1 CONVERTIBLE PREFERRED STOCK,
                     SERIES KBH CONVERTIBLE PREFERRED STOCK,
                     SERIES KBH1 CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

       Genaissance Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 30,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value, the following resolution was duly adopted by the Board of Directors of the Corporation at a special meeting held on March 10, 2000.

       RESOLVED: That the provisions of the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (relating to the Series B Convertible Preferred Stock, Series B1 Convertible Preferred Stock, Series KBH Convertible Preferred Stock and Series KBH1 Convertible Preferred Stock) (the "CERTIFICATE OF DESIGNATIONS"), dated as of February 17, 2000, and as amended as of March 8, 2000, shall be further amended by deleting the text in its entirety and substituting therefor the text set forth in EXHIBIT I attached hereto. Said Certificate of Designations, as amended hereby, shall apply to 8,543,524 shares of Series B Convertible Preferred Stock, 8,543,524 shares of Series B1 Convertible Preferred Stock, 550,000 shares of Series KBH Convertible Preferred Stock, and 550,000 shares of Series KBH1 Convertible Preferred Stock.

       2. Such resolution also was duly approved by the written consent of the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock, the Series KBL Nonvoting Redeemable Convertible Preferred Stock, the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series B1 Convertible Preferred Stock, the Series KBH Convertible Preferred Stock and the Series KBH1 Convertible Preferred Stock.

       3. This amendment to the Certificate of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 10th day of March , 2000.


                                             By: /s/ GUALBERTO RUANO
                                             ---------------------------
                                             Gualberto Ruano
                                             President

ATTEST:

/s/ Kevin L. Rakin
---------------------------
Kevin L. Rakin
Secretary

                                    EXHIBIT I

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below:

       "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Corporation; or

              (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMISSION" shall mean the United States Securities and Exchange Commission.

       "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

              (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

              (ii) up to an aggregate of 1,557,375 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board; or

              (iii) upon conversion of any Preferred Stock, warrants or other convertible securities outstanding as of the Series B/KBH Initial Issuance Date and set forth on Schedule 3.4 to the Series B/KBH Stock Purchase Agreement.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the combined voting power of the Series B/KBH Stock and Series C Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules). With respect to the Series B/KBH Stock, Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series B/KBH Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series B/KBH Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series B/KBH Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of preferred stock of the Corporation including the Series A/KBL Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation but shall exclude the Series C Stock.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary, or the sale by the stockholders of the Corporation of a majority of the voting capital stock of the

Corporation; PROVIDED, HOWEVER, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       "LIQUIDATION REDEMPTION PRICE" shall have the meaning assigned to such term in Section 4(a).

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Preferred Stock, each other series of preferred stock of the Corporation and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series B/KBH Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include
(i) Excluded Stock, (ii) Second Round Series B/KBH Stock or (iii) Series C
Stock.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "NON-VOTING COMMON STOCK" shall mean the Non-voting Common Stock, $.001 par value, of the Corporation.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series B/KBH Holder, the percentage which expresses the ratio between (i) the total number of shares of Common Stock (or Non-voting Common Stock, in the case of the Series KBH Stock) issuable upon conversion of the Series B/KBH Stock owned by such Series B/KBH Holder, plus the total number of shares of Common Stock (and Non-voting Common Stock, if any) then owned by such Series B/KBH Holder that was received upon conversion of Series B/KBH Stock, and (ii) the total number of shares of Common Stock and Non-voting Common Stock then outstanding, plus the total number of shares of Common Stock and Non-voting Common Stock issuable upon conversion of the then outstanding Preferred Stock.

       "PREFERRED STOCK" shall mean all of the outstanding shares of the Series A Stock, Series KBL Stock, Series B Stock, Series KBH Stock and Series C Stock, together, at the time in question.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($11.00 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

       "QUALIFIED LIQUIDATION EVENT" shall have the meaning assigned to such term in Section 3(a).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series A/KBL Holder, Series B/KBH Holder, or Series C Holder) of 10% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SCHEDULED REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(b).

       "SECOND ROUND SERIES B/KBH ISSUANCE DATE" shall mean the issuance date of the Second Round Series B/KBH Stock.

       "SECOND ROUND SERIES B/KBH STOCK" shall mean those shares of Series B/KBH Stock that may be issued by the Corporation to certain investors (the "SECOND ROUND INVESTORS") in the Second Closing as such term is defined in the Series B/KBH Stock Purchase Agreement.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES A PREFERRED STOCK" shall mean the Series A Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A1 PREFERRED STOCK" shall mean the Series A1 Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A STOCK" shall mean all of the outstanding shares of the Series A Preferred Stock and the Series A1 Preferred Stock, together, at the time in question, and any new subseries of the Series A Preferred Stock created pursuant to Section 9 of the Series A/KBL Certificate of Designations.

       "SERIES A/KBL CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series A and Series A1 Redeemable Convertible Preferred Stock of the Corporation, dated as of August

24, 1998, and amended as of February 17, 2000 , March 8, 2000 and March 10, 2000, and the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series KBL and the Series KBL1 Non-voting Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and amended as of February 17, 2000, March 8, 2000 and March 10, 2000.

       "SERIES A/KBL HOLDER" shall mean a holder of shares of Series A Stock or Series KBL Stock.

       "SERIES A/KBL LIQUIDATION AMOUNT" shall mean the amount due to the Series A/KBL Holders upon a Liquidation of the Company pursuant to the Series A/KBL Certificate of Designations.

       "SERIES A/KBL STOCK" shall mean all of the outstanding shares of the Series A Stock and Series KBL Stock, together, at the time in question, which shares are PARI PASSU for all purposes except voting (the Series KBL Stock being non-voting) and conversion (the Series KBL Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B1 PREFERRED STOCK" shall mean the Series B1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B STOCK" shall mean all of the outstanding shares of the Series B Preferred Stock and the Series B1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series B Preferred Stock created pursuant to
Section 9 hereof.

       "SERIES B/KBH ACCRUED DIVIDENDS" shall mean Series B/KBH Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series B/KBH Stock.

       "SERIES B/KBH CONVERSION DATE" shall have the meaning set forth in
Section 7(a)(ii).

       "SERIES B/KBH CONVERSION PRICE" shall initially mean $5.50; PROVIDED, HOWEVER, that the Series B/KBH Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES B/KBH EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES B/KBH FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series B/KBH Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series B/KBH Stock as provided herein for the period of time elapsed from the Series B/KBH Initial Issuance Date (the

Second Round Series B/KBH Issuance Date in the case of the Second Round Series B/KBH Stock) to the date as of which Series B/KBH Full Cumulative Dividends are to be computed.

       "SERIES B/KBH HOLDER" shall mean a holder of shares of Series B Stock or Series KBH Stock.

       "SERIES B/KBH INITIAL ISSUANCE DATE" shall mean February 17, 2000.

       "SERIES B/KBH LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $5.50 per share of Series B/KBH Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends.

       "SERIES B/KBH ORIGINAL PURCHASE PRICE" shall mean $5.50 per share of Series B/KBH Stock.

       "SERIES B/KBH REDEMPTION DATE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES B/KBH REDEMPTION PRICE" shall have the meaning set forth in
Section 4 hereof.

       "SERIES B/KBH STOCK" shall mean all of the outstanding shares of the Series B Stock and Series KBH Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except voting (the Series KBH Stock being non-voting) and conversion (the Series KBH Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, by and among the Corporation and the Purchasers (as defined therein) of the Series B Preferred Stock and Series KBH Preferred Stock, as amended as of February 29, 2000 and March 3, 2000.

       "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES C1 PREFERRED STOCK" shall mean the Series C1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES C ACCRUED DIVIDENDS" shall mean Series C Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3 of the Series C Certificate of Designation, upon the relevant shares of Series C Stock.

       "SERIES C CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series C Convertible Preferred Stock and Series C1 Convertible Preferred Stock of the Corporation, dated as of March 10, 2000.

       "SERIES C FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series C Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series C Stock as provided in the Series C Certificate of Designations for the period of time elapsed from the Series C Initial Issuance Date to the date as of which Series C Full Cumulative Dividends are to be computed.

       "SERIES C HOLDER" shall mean a holder of shares of Series C Stock.

       "SERIES C INITIAL ISSUANCE DATE" shall mean March 10, 2000.

       "SERIES C LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $8.25 per share of Series C Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Stock) plus all Series C Accrued Dividends.

       "SERIES C ORIGINAL PURCHASE PRICE" shall mean $8.25 per share of Series C Stock.

       "SERIES C STOCK" shall mean all of the outstanding shares of the Series C Preferred Stock and the Series C1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series C Preferred Stock created pursuant to
Section 9 of the Series C Certificate of Designations.

       "SERIES C STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of March 10, 2000, by and among the Corporation and the Purchasers (as defined therein) of the Series C Stock.

       "SERIES KBH PREFERRED STOCK" shall mean the Series KBH Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH1 PREFERRED STOCK" shall mean the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH STOCK" shall mean all of the outstanding shares of the Series KBH Preferred Stock and the Series KBH1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBH Preferred Stock created pursuant to Section 9 hereof.

       "SERIES KBL PREFERRED STOCK" shall mean the Series KBL Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL1 PREFERRED STOCK" shall mean the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL STOCK" shall mean all of the outstanding shares of the Series KBL Preferred Stock and the Series KBL1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBL Preferred Stock created pursuant to Section 9 of the Series A/KBL Certificate of Designations.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100% "SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation and/or its 100% subsidiaries.

       2. NUMBER OF SHARES. The designation of the four series of preferred stock provided for herein shall be as follows: Series B Preferred Stock, of which 8,543,524 shares shall be authorized; Series B1 Preferred Stock, of which 8,543,524 shares shall be authorized; Series KBH Preferred Stock, of which 550,000 shares shall be authorized; and Series KBH1 Preferred Stock, of which 550,000 shares shall be authorized.

       3.     DIVIDENDS.

       (a) The holder of each share of Series B/KBH Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES B DIVIDEND RATE") equal to 8% of the Series B/KBH Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable, when and as declared by the Board and, in any event, upon the earliest of (a) a Liquidation Event in accordance with Section 5 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series B/KBH Event of Conversion. Until the third anniversary of the Series B/KBH Initial Issuance Date, the Corporation shall have the option to make any such payment either in cash or in shares of Common Stock (Non-voting Common Stock in the case of the Series KBH), provided that dividends declared and paid upon or set aside for all shares of Series B/KBH Stock, of Series A/KBL Stock and of Series C Stock at or about the same time are being paid in the same manner unless a different method of payment is approved by a majority of the holders of the Series B Stock and Series C Stock, voting together as a separate class. After the third anniversary of the Series B/KBH Initial Issuance Date, the Holder shall have the option to receive any such payment either in cash or in shares of Common Stock (Non-voting Common Stock in the case of the Series KBH). In the event such dividends are paid in Common Stock (Non-voting Common Stock in the case of the Series KBH), for purposes of computing the number of shares of Common Stock (Non-voting Common Stock in the case of the Series KBH) to be issued and the amount of the dividend paid, the value of the Common Stock (Non-voting Common Stock in the case of the Series
KBH) paid to any holder of shares of Series B/KBH Stock shall be valued at the then Series B/KBH Conversion Price. Dividends on shares of Series B/KBH Stock shall be cumulative from the Series B/KBH Initial Issuance Date (Second Round Series B/KBH Issuance Date in the case of the Second Round Series B/KBH Stock), whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends, so that, if at any time Series B/KBH Full Cumulative Dividends upon the Series B/KBH Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series B/KBH Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities and before any sum or sums shall be set aside for or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series B/KBH Stock shall rank pari passu with the Series C Stock but prior to the Common Stock and all other Junior Securities. All dividends declared upon the Series B/KBH Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series B/KBH Stock shall be made to the nearest cent. Notwithstanding the foregoing, the holders of the Series B/KBH Stock shall not be entitled to dividends on the Series B/KBH Stock pursuant to this Section 3(a) in the event that on or before August 11, 2001(i) there shall be filed with the Commission a registration statement with respect to a Qualified IPO (which registration statement shall have become effective within three months of filing); or (ii) there shall occur a Qualified Liquidation Event. The term "QUALIFIED LIQUIDATION EVENT" shall mean a Liquidation Event in which (i) the holders of the Series B/KBH Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series B/KBH Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) if the Qualified Liquidation Event occurs within one year after the Series B/KBH Initial Issuance Date, and 300% of the Series B/KBH Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) if the Qualified Liquidation Event occurs more than one year after the Series B/KBH Initial Issuance Date (but before August 12, 2001) and
(ii) the holders of the Series C Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series C Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series C Stock) if the Qualified Liquidation Event occurs within one year after the Series B/KBH Initial Issuance Date, and 300% of the Series C Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series C Stock) if the Qualified Liquidation Event occurs more than one year after the Series B/KBH Initial Issuance Date (but before August 12, 2001).

       (b) In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock (or Non-voting Common Stock) entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock (or Non-voting Common Stock) or any other Junior Securities (based on "as if converted amounts") other than the Series A/KBL Stock payable in (i) securities of the Corporation other than shares of Common Stock (or Non-voting Common Stock), or (ii) cash, then, and in each such event, provision shall be made so that the holders of the Series B/KBH Stock shall receive the number of securities or such other assets of the Corporation which they would have received had their Series B/KBH Stock been converted into Common Stock (or Non-voting Common Stock in the case of the Series KBH) on the date of such event.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series B/KBH Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series B/KBH Stock pursuant to this subsection shall be an amount in cash equal to the Liquidation Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series B/KBH Stock, not later than 45 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently, any redemption of the shares of Series B/KBH Stock shall be deemed to occur and shall be paid pari passu with any redemption of the shares of Series C Stock but in full prior to any other redemptions and/or liquidations, including any other redemption of shares of the Series A/KBL Stock. Notwithstanding the foregoing, any Series B/KBH Holder may elect to retain its outstanding shares of Series B/KBH Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series B/KBH pursuant to this subsection shall be an amount equal to the greater of (a) the Series B/KBH Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends, or
              (b) the Fair Market Value of such share (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series B/KBH Stock is to be redeemed pursuant to this Section 4 shall be referred to in this context as a "SERIES B/KBH REDEMPTION DATE".

       (b) SERIES B ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series B Stock and Series KBH Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after February 11, 2005, one-third of the shares of each of the Series B Stock and Series KBH Stock then outstanding.

              (ii) at any time on or after February 11, 2006, an additional number of shares of each of the Series B Stock and Series KBH Stock equal to one-third of the shares of the Series B Stock and Series KBH Stock, respectively, outstanding as of February 11, 2005.

              (iii) at any time on or after February 11, 2007, all outstanding shares of Series B Stock and Series KBH Stock.

       The amount per share payable upon any redemption of shares of Series B Stock and Series KBH Stock pursuant to this subsection shall be an amount in cash equal to the greater of (a) the Series B/KBH Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends, or (b) the Fair Market Value of such share (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES B/KBH REDEMPTION PRICE").

       To the extent that one or more annual or other redemptions are occurring concurrently, any redemption of the shares of Series B/KBH Stock shall be deemed to occur and shall be paid pari passu with any redemption of the shares of Series C Stock but in full prior to any other redemptions, including any other redemption of shares of the Series A/KBL Stock.

       Notwithstanding the foregoing, any Series B/KBH Holder may elect to retain its outstanding shares of Series B/KBH Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series B/KBH Redemption Date, fewer than all shares of Series B/KBH Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series B/KBH Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series B/KBH Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Series B/KBH Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Series B/KBH Redemption Date.

       (d) PAYMENT OF SERIES B/KBH REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series B/KBH Redemption Date, the applicable Series B/KBH Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series B/KBH Stock, if any, shall be issued to the Holder of such shares. On any Series B/KBH Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series B/KBH Redemption Price as of the Series B/KBH Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, the Series B/KBH Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series B/KBH Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series B/KBH Liquidation Amount and the Series C Liquidation Amount to the Series B/KBH Holders and the Series C Holders, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the Series B/KBH Holders and Series C Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series B/KBH Stock and Series C Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series B/KBH Stock and Series C Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series B/KBH Stock and the Series C Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series B/KBH Stock and Series C Stock of the full amount to which they shall be entitled as aforesaid, and then after payment of the Series A/KBL Liquidation Amount to the Series A/KBL Holders under the Series A/KBL Certificate of Designations, the holders of any Junior Securities and the Series B/KBH Holders and Series C Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series B/KBH Stock, the Series C Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series B/KBH Stock or Series C Stock that have been redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event. The holders of the Series B/KBH Stock shall have the right to treat any merger, consolidation, sale of all or substantially all of the assets of the Corporation, or sale of a majority of the voting capital stock of the Corporation, as a liquidation of the Corporation and, in connection therewith, to receive payment under this Section 5 upon surrender of their shares to the Corporation; PROVIDED, HOWEVER, that the holders of the Series B/KBH Stock shall not have the right to treat any merger or consolidation as a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       6.     VOTING.

       (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Section 6(b) below and any other rights provided in the Corporation's By-Laws, the shares of Series B Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series B Stock held by such Holder are then convertible pursuant to Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

       (b) SEPARATE CLASS VOTE. So long as any shares of Series B Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series B Stock, Series C Stock and Series A Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

              (i) authorize or issue any class or series of capital stock ranking senior or pari passu to the Series B/KBH Stock, the Series C Stock or the Series A/KBL Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to voting, antidilution provisions or preemptive rights; PROVIDED, HOWEVER, that this provision shall not apply to the issuance of the Second Round Series B/KBH Stock (which itself shall be Series B/KBH Stock);

              (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on the Series B/KBH Stock as contemplated herein or payment of dividends on the Series C Stock as contemplated (and only to the extent permitted) in the Series C Certificate of Designations or payment of dividends on the Series A/KBL Stock as contemplated (and only to the extent permitted) in the Series A/KBL Certificate of Designations) or to any other equity security of the Corporation;

              (iii) approve any liquidation, dissolution, sale, lease or license of all or substantially all of the assets or business, or of the assets or business of any subsidiary, of the Corporation;

              (iv) cancel, repeal or change any of the provisions of this Certificate of Designations (or of any amendment hereto), any other certificate of designations of the Corporation (or any amendment thereto), the Certificate of Incorporation of the Corporation or the By-laws of the Corporation;

              (v) permit to lapse any of the following: its corporate existence, essential rights, government approvals or franchises or any licenses or Listed Rights (which the Board deems essential to the Corporation's business) or other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it (which the Board deems essential to the Corporation's business);

              (vi) transfer, assign or license (except end-user licenses granted in the ordinary course of business) any of the Corporation's Listed Rights or know-how, technology or trade secrets now owned or hereafter acquired by the Corporation;

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

              (viii) purchase, lease or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend money to any person or entity (other than loans to any one person that, individually or in the aggregate, shall not exceed $100,000 or loans to any one employee that, individually or in the aggregate, shall not exceed $200,000) or purchase a substantial part of the operating assets of any person or entity;

              (ix) consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% subsidiary may consolidate with or merge into the Corporation or another 100% subsidiary);

              (x) permit any subsidiary (except a 100% subsidiary) to make any (i) direct or indirect redemption, retirement, purchase or other acquisition of any of the Corporation's capital stock (or any warrant, option or other right with respect to such stock),
              (ii) repayment of the Corporation's debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate, or (iii) sale of any capital stock of the Corporation to any third party;

              (xi) issue (which term shall include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall include without limitation, securities convertible into capital stock, or rights to acquire capital stock), other than Excluded Stock, at a price per share less than $8.25;

              (xii) redeem any shares of any capital stock of the Corporation (except redemptions of Series B/KBH Stock as contemplated herein or redemptions of Series C Stock as contemplated (and only to the extent permitted) in the Series C Certificate of Designations or redemptions of Series A/KBL Stock as contemplated (and only to the extent permitted) in the Series A/KBL Certificate of Designations); or

              (xiii) increase the size of the Board of Directors of the Company above eight (8) members.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series B/KBH Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series B/KBH Stock into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) as equals (I) the product of (x) the Series B/KBH Original Purchase Price plus, after the third anniversary of the Series B/KBH Initial Issuance Date at the option of any Holder, any unpaid Series B/KBH Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series B/KBH Stock being converted, divided by (II) the Series B/KBH Conversion Price (as last adjusted and then in effect) for the shares of the Series B/KBH Stock being converted, by surrender of the certificates representing the shares of Series B/KBH Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series B/KBH Conversion Price shall initially be equal to the Series B/KBH Original Purchase Price; PROVIDED,

              HOWEVER, that such Series B/KBH Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below.

              (ii) The holder of any shares of Series B/KBH Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series B/KBH Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series B/KBH Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES B/KBH CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock), as provided in Section 7(a)(iii) below, payable with respect to the shares of Series B/KBH Stock so converted up to and including the Series B/KBH Conversion Date. The person in whose names the certificate or certificates for Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) are to be issued shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) on the applicable Series B/KBH Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) on the next succeeding date on which the transfer books are open, but the Series B/KBH Conversion Price shall be that in effect on the Series B/KBH Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B/KBH Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B/KBH Stock representing the unconverted portion of the certificate so surrendered.

              (iii) No fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) or scrip shall be issued upon conversion of shares of Series B/KBH Stock. If more than one share of Series B/KBH Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B/KBH Stock so surrendered. Instead of any fractional shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) which would otherwise be issuable upon conversion of any shares of Series B/KBH Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest.

              (iv) The Series B/KBH Conversion Price shall be subject to adjustment from time to time as follows:

                     (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. Unless the Corporation has requested and received a waiver from the holders of a majority of the Series A Stock, the Series B Stock and the Series C Stock, voting together as a single class, if the Corporation shall at any time or from time to time after the Series B/KBH Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock (or Second Round Series B/KBH Stock), without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series B/KBH Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING Issuance"), the Series B/KBH Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

                     Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series B/KBH Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series B/KBH Conversion Price for that portion of the shares of Series B/KBH Stock of said Series B/KBH Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "DILUTED STOCK") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series B/KBH Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series B1 Preferred Stock (or Series KBH1 Preferred Stock, in the case of Series KBH Stock) which shall be convertible into Common Stock (or Non-voting Common Stock, in the case of Series KBH1 Stock) at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Shares and expressing the resulting quotient as a percentage.

                     Upon the conversion of Diluted Stock held by a Series B/KBH Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series B/KBH Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series B1 Preferred Stock (or Series KBH1 Stock, in the case of Series KBH Stock) on the date of closing of the applicable Diluting Issuance.

                     For the purposes of any adjustment of the Series B/KBH Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                            (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                            (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                            (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock or Non-voting Common Stock; (ii) securities by their terms convertible into or exchangeable for Common Stock or Non-voting Common Stock; or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                   (a)    the aggregate number of shares of
                                   Common Stock or Non-voting Common Stock
                                   deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or Non-voting Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock or Non-voting Common Stock covered thereby;

                                   (b)    the aggregate number of shares of
                                   Common Stock or Non-voting Common Stock
                                   deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above, with the proviso to subdivision (2) being applied to the number of shares of Common Stock or Non-voting Common Stock deliverable upon such exercise);

                                   (c)    on any change in the number of shares
                                   or exercise price of Common Stock or
                                   Non-voting Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series B/KBH Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series B/KBH Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                                   (d)    on the expiration of any such options
                                   or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B/KBH Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series B/KBH Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                     (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series B/KBH Initial Issuance Date, the number of shares of Common Stock or Non-voting Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or Non-voting Common Stock or by a subdivision or split-up of shares of Common Stock or Non-voting Common Stock, then, upon the record date fixed for the determination of holders of Common Stock or Non-voting Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series B/KBH Conversion Price shall be appropriately decreased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) issuable on conversion of each share of Series B/KBH Stock shall be increased in proportion to such increase in outstanding shares.

                     (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series B/KBH Initial Issuance Date, the number of shares of Common Stock or Non-voting Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock or Non-voting Common Stock, then, upon the record date for such combination, the Series B/KBH Conversion Price shall be appropriately increased so that the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) issuable on conversion of each share of Series B/KBH Stock shall be decreased in proportion to such decrease in outstanding shares.

                     (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series B/KBH Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Preferred Stock or the ownership thereof or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person), each share of Series B/KBH Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                     (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

                     (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series B/KBH Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series B/KBH Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series B/KBH Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series B/KBH Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series B/KBH Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series B/KBH Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series B/KBH Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B/KBH Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B/KBH Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B/KBH Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock), solely for the purpose of effecting the conversion of the shares of Series B/KBH Stock, sufficient shares to provide for the conversion of all outstanding shares of Series B/KBH Stock.

              (ix) All shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series B/KBH Event of Conversion, all shares of Series B/KBH Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series B/KBH Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock (or Non-voting Common Stock, in the case of Series KBH Stock) as equals (1) the product of (x) the Series B/KBH Original Purchase Price plus, after the third anniversary of the Series B/KBH Initial Issuance Date at the option of any Holder, any unpaid Series B/KBH Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series B/KBH Stock being converted divided by (2) the Series B/KBH Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series B/KBH Event of Conversion, the Series B/KBH Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series B/KBH Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series B/KBH Holder a written Notice of Intention to Sell offering to each Series B/KBH Holder the right to purchase up to the Preemptive Share of such Series B/KBH Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series B/KBH Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series B/KBH Holder of such Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series B/KBH Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series B/KBH Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within ninety (90) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such ninety (90) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such ninety (90) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless, so as to facilitate the adjustments required by Section 7(a)(iv)(A), the Corporation (I) has taken all necessary action to create a new subseries of the Series B Preferred Stock, which shall be PARI PASSU with the Series B Preferred Stock and the Series B1 Preferred Stock for all purposes except conversion price, (II) has taken all necessary action to create a new subseries of the Series KBH Preferred Stock, which shall be PARI PASSU with the Series KBH Preferred Stock and the Series KBH1 Preferred Stock for all purposes except conversion price, (III) shall have amended this Certificate to provide that the shares of Series B Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series B Stock, and (IV) shall have amended this Certificate to provide that the shares of Series KBH Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series KBH Stock. The shares of such subseries shall be convertible into Common Stock (or Non-voting Common Stock, in the case of the Series KBH Stock) immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Preferred Stock shall not be required in order to effect such new subseries.

                        GENAISSANCE PHARMACEUTICALS, INC.

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                      SERIES C CONVERTIBLE PREFERRED STOCK,
                      SERIES C1 CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

       Genaissance Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "CERTIFICATE OF INCORPORATION"), which authorize the issuance of 30,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value, the following resolution was duly adopted by the Board of Directors of the Corporation at a special meeting duly held on March 10, 2000.

       RESOLVED: That there is hereby designated a series of the Preferred Stock (as that term is defined in Article 4 of the Certificate of Incorporation of the Corporation, as amended), consisting of 2,242,245 shares, which will be issued in a series entitled "SERIES C CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES C PREFERRED STOCK"), and 2,242,245 shares, which will be issued in a series entitled "SERIES C1 CONVERTIBLE PREFERRED STOCK" (referred to as the "SERIES C1 PREFERRED STOCK"), and that the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of each such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, as amended, are as set forth in the attached EXHIBIT I.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this 10th day of March, 2000.


                                                   By: /s/ GUALBERTO RUANO
                                                       -------------------------
                                                       Gualberto Ruano
                                                       President

ATTEST:


/s/ KEVIN L. RAKIN
    -------------------------
    Kevin L. Rakin
    Secretary

                                    EXHIBIT I

       1. DEFINITIONS. As used in this Certificate of Designations, the following terms have the meanings specified below:

       "AFFILIATE" shall mean a person (other than a subsidiary):

              (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Corporation;

              (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the Corporation; or

              (iii) 10% or more of the voting stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Corporation or one of its subsidiaries.

              The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

       "BOARD" shall mean the Corporation's Board of Directors.

       "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Connecticut) on which banks are authorized to be open for business in Hartford, Connecticut.

       "COMMISSION" shall mean the United States Securities and Exchange Commission.

       "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Corporation.

       "DILUTED STOCK" shall have the meaning ascribed to it in Section 7(a)(iv)(A) hereof.

       "DILUTING ISSUANCE" shall mean an issuance of capital stock described in
Section 7(a)(iv)(A) hereof.

       "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "EXCLUDED STOCK" shall mean shares of Common Stock issued by the
Corporation:

              (i) as a stock dividend or upon any stock split or other subdivision or combination of the outstanding shares of Common Stock;

              (ii) up to an aggregate of 1,557,375 shares of Common Stock issued or issuable to employees pursuant to an employee stock option plan approved by the Board; or

              (iii) upon conversion of any Preferred Stock, warrants or other convertible securities outstanding as of the Series C Initial Issuance Date and set forth on Schedule 3.4 to the Series C Stock Purchase Agreement.

       "FAIR MARKET VALUE" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than five days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the Nasdaq on such day, or if, on any day in question, the security shall not be quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); PROVIDED, HOWEVER, that if the Common Stock is traded in such manner that the quotations referred to in this clause are not available for the period required hereunder, the Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the combined voting power of the Series B/KBH Stock and Series C Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules). With respect to the Series C Stock, Fair Market Value shall be determined by a nationally recognized independent investment banking firm selected mutually by the holders of more than 50% of the voting power of the Series C Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent banking firm selected by the American Arbitration Association in accordance with its rules).

       "HOLDER" shall mean a holder of shares of Series C Stock, as applicable, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

       "JUNIOR SECURITIES" shall mean, as to the Series C Stock, each other class or series of capital stock (including, without limitation, each class of common stock of the Corporation and each other series of preferred stock of the Corporation including the Series A/KBL Stock) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation but shall exclude the Series B/KBH Stock.

       "LIQUIDATION EVENT" shall mean, a merger, consolidation, liquidation, dissolution, winding up of the affairs of the Corporation or sale of all or substantially all of the assets of the Corporation as an entirety to a third party or parties, whether voluntary or involuntary, or the sale by the stockholders of the Corporation of a majority of the voting capital stock of the Corporation; PROVIDED, HOWEVER, that a merger or consolidation shall not be considered a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       "LIQUIDATION REDEMPTION PRICE" shall have the meaning assigned to such term in Section 4(a).

       "LISTED RIGHTS" shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) owned or possessed by the Corporation and any improvements thereon.

       "NEW SECURITIES" shall mean any capital stock (including, without limitation, each class of common stock of the Corporation, any additional shares of Preferred Stock, each other series of preferred stock of the Corporation and any shares of capital stock held by the Corporation in its treasury upon the disposition thereof) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation issued after the Series C Initial Issue Date; PROVIDED, HOWEVER, that such term shall not include Excluded Stock.

       "NON-PARTICIPATING PERCENTAGE" shall have the meaning ascribed to it in
Section 7(a)(iv)(A) hereof.

       "NON-VOTING COMMON STOCK" shall mean the Non-voting Common Stock, $.001 par value, of the Corporation.

       "PERSON" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

       "PREEMPTIVE SHARE" shall mean, immediately prior to any issue of shares of New Securities, and as to each Series C Holder, the percentage which expresses the ratio between (i) the total number of shares of Common Stock issuable upon conversion of the Series C Stock owned by such Series C Holder, plus the total number of shares of Common Stock then owned by such Series C Holder that was received upon conversion of Series C Stock, and (ii) the total number of shares of Common Stock and Non-voting Common Stock then outstanding, plus the total number of shares of Common Stock and Non-voting Common Stock issuable upon conversion of the then outstanding Preferred Stock.

       "PREFERRED STOCK" shall mean all of the outstanding shares of the Series A Stock, Series KBL Stock, Series B Stock, Series KBH Stock and Series C Stock, together, at the time in question.

       "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($11.00 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

       "QUALIFIED LIQUIDATION EVENT" shall have the meaning assigned to such term in Section 3(a).

       "RECAPITALIZATION EVENT" shall mean any stock splits, stock dividends, recapitalizations, reclassifications, and similar events.

       "RELATED PARTY" shall mean any officer, director, significant employee or consultant of the Corporation or any holder (other than any Series A/KBL Holder, Series B/KBH Holder or Series C Holder) of 10% or more of any class of capital stock of the Corporation or any member of the immediate family of any such officer, director, employee, consultant or shareholder or any entity controlled by any such officer, director, employee, consultant or shareholder or a member of the immediate family of any such officer, director, employee, consultant or shareholder.

       "SCHEDULED REDEMPTION PRICE" shall have the meaning ascribed to it in
Section 4(b).

       "SECOND ROUND SERIES B/KBH ISSUANCE DATE" shall mean the issuance date of the Second Round Series B/KBH Stock.

       "SECOND ROUND SERIES B/KBH STOCK" shall mean those shares of Series B/KBH Stock that was issued by the Corporation to certain investors (the "Second Round Investors") in the Second Closing as such term is defined in the Series B/KBH Stock Purchase Agreement.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

       "SERIES A PREFERRED STOCK" shall mean the Series A Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A1 PREFERRED STOCK" shall mean the Series A1 Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES A STOCK" shall mean all of the outstanding shares of the Series A Preferred Stock and the Series A1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series A Preferred Stock created pursuant to
Section 9 of the Series A/KBL Certificate of Designations.

       "SERIES A/KBL CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series A and Series A1 Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and amended as of February 17, 2000, March 8, 2000 and March 10, 2000, and the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series KBL and the Series KBL1 Non-voting Redeemable Convertible Preferred Stock of the Corporation, dated as of August 24, 1998, and amended as of February 17, 2000, March 8, 2000 and March 10, 2000.

       "SERIES A/KBL HOLDER" shall mean a holder of shares of Series A Stock or Series KBL Stock.

       "SERIES A/KBL LIQUIDATION AMOUNT" shall mean the amount due to the Series A/KBL Holders upon a Liquidation of the Company pursuant to the Series A/KBL Certificate of Designations.

       "SERIES A/KBL STOCK" shall mean all of the outstanding shares of the Series A Stock and Series KBL Stock, together, at the time in question, which shares are PARI PASSU for all purposes except voting (the Series KBL Stock being non-voting) and conversion (the Series KBL Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B1 PREFERRED STOCK" shall mean the Series B1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES B STOCK" shall mean all of the outstanding shares of the Series B Preferred Stock and the Series B1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series B Preferred Stock created pursuant to
Section 9 of the Series B/KBH Certificate of Designations.

       "SERIES B/KBH ACCRUED DIVIDENDS" shall mean Series B/KBH Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3 of the Series B/KBH Certificate of Designations, upon the relevant shares of Series B/KBH Stock.

       "SERIES B/KBH CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Series B Convertible Preferred Stock, Series B1 Convertible Preferred Stock, Series KBH Convertible Preferred Stock, and Series KBH1 Convertible Preferred Stock of the Corporation, dated as of February 17, 2000, and amended as of March 8, 2000 and March 10, 2000.

       "SERIES B/KBH FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series B/KBH Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series B/KBH Stock as provided in the Series B/KBL Certificate of Designations for the period of time elapsed from the Series B/KBH Initial Issuance Date (the Second Round Series B/KBH Issuance Date in the case of the Second Round Series B/KBH Stock) to the date as of which Series B/KBH Full Cumulative Dividends are to be computed.

       "SERIES B/KBH HOLDER" shall mean a holder of shares of Series B Stock or Series KBH Stock.

       "SERIES B/KBH INITIAL ISSUANCE DATE" shall mean February 17, 2000.

       "SERIES B/KBH LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $5.50 per share of Series B/KBH Stock held by a Series B/KBH Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) plus all Series B/KBH Accrued Dividends.

       "SERIES B/KBH ORIGINAL PURCHASE PRICE" shall mean $5.50 per share of Series B/KBH Stock.

       "SERIES B/KBH STOCK" shall mean all of the outstanding shares of the Series B Stock and Series KBH Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except voting (the Series KBH Stock being non-voting) and conversion (the Series KBH Stock being convertible into Non-voting Common Stock rather than voting Common Stock).

       "SERIES B/KBH STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of February 17, 2000, and amended as of February 29, 2000 and as of March 3, 2000, by and among the Corporation and the Purchasers (as defined therein) of the Series B/KBH Stock.

       "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES C1 PREFERRED STOCK" shall mean the Series C1 Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES C ACCRUED DIVIDENDS" shall mean Series C Full Cumulative Dividends to the date of determination, less the amount of all dividends paid pursuant to Section 3, upon the relevant shares of Series C Stock.

       "SERIES C CONVERSION DATE" shall have the meaning set forth in Section 7(a)(ii).

       "SERIES C CONVERSION PRICE" shall initially mean $8.25; PROVIDED, HOWEVER, that the Series C Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv).

       "SERIES C EVENT OF CONVERSION" shall mean the consummation of a Qualified IPO.

       "SERIES C FULL CUMULATIVE DIVIDENDS" shall mean, as to any share of Series C Stock (whether or not in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends), that amount which shall be equal to dividends at the full rate fixed for the Series C Stock as provided herein for the period of time elapsed from the Series C Initial Issuance Date to the date as of which Series C Full Cumulative Dividends are to be computed.

       "SERIES C HOLDER" shall mean a holder of shares of Series C Stock.

       "SERIES C INITIAL ISSUANCE DATE" shall mean March 10, 2000.

       "SERIES C LIQUIDATION AMOUNT" shall mean an amount in cash or property (valued at its Fair Market Value), or a combination thereof, equal to $8.25 per share of Series C Stock held by a Holder (which per share amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Stock) plus all Series C Accrued Dividends.

       "SERIES C ORIGINAL PURCHASE PRICE" shall mean $8.25 per share of Series C Stock.

       "SERIES C REDEMPTION DATE" shall have the meaning set forth in Section 4 hereof.

       "SERIES C REDEMPTION PRICE" shall have the meaning set forth in Section 4 hereof.

       "SERIES C STOCK" shall mean all of the outstanding shares of the Series C Preferred Stock and the Series C1 Preferred Stock, together, at the time in question, which shares shall be PARI PASSU for all purposes except conversion price, and any new subseries of the Series C Preferred Stock created pursuant to
Section 9 hereof.

       "SERIES C STOCK PURCHASE AGREEMENT" shall mean that certain Stock Purchase Agreement, dated as of March 10, 2000, by and among the Corporation and the Purchasers (as defined therein).

       "SERIES KBH PREFERRED STOCK" shall mean the Series KBH Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH1 PREFERRED STOCK" shall mean the Series KBH1 Nonvoting Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBH STOCK" shall mean all of the outstanding shares of the Series KBH Preferred Stock and the Series KBH1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBH Preferred Stock created pursuant to Section 9 of the Series B/KBH Certificate of Designations.

       "SERIES KBL PREFERRED STOCK" shall mean the Series KBL Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL1 PREFERRED STOCK" shall mean the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation, par value $.001 per share.

       "SERIES KBL STOCK" shall mean all of the outstanding shares of the Series KBL Preferred Stock and the Series KBL1 Preferred Stock, together, at the time in question, and any new subseries of the Series KBL Preferred Stock created pursuant to Section 9 of the Series A/KBL Certificate of Designations.

       "SUBSIDIARY" shall mean an entity a majority of the capital stock or other ownership interest in which is owned directly or indirectly by the Corporation, except that 100% "SUBSIDIARY" shall mean a subsidiary that is 100% owned by the Corporation and/or its 100% subsidiaries.

       2. NUMBER OF SHARES. The designation of the two series of preferred stock provided for herein shall be as follows: Series C Preferred Stock, of which 2,424,242 shares shall be authorized; and Series C1 Preferred Stock, of which 2,424,242 shares shall be authorized.

       3.     DIVIDENDS.

       (a) The holder of each share of Series C Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Junior Securities, out of funds legally available for that purpose, dividends in cash at the rate per annum per share (the "SERIES C DIVIDEND RATE") equal to 8% of the Series C Original Purchase Price, adjusted, as applicable, for any Recapitalization Event, payable, when and as declared by the Board and, in any event, upon the earliest of (a) a Liquidation Event in accordance with
Section 5 hereof, (b) upon redemption in accordance with Section 4 hereof or (c) upon the Series C Event of Conversion. Until the third anniversary of the Series B/KBH Initial Issuance Date, the Corporation shall have the option to make any such payment either in cash or in shares of Common Stock, provided that dividends declared and paid upon or set aside for all shares of Series C Stock, of Series B/KBH Stock and of Series A/KBL Stock at or about the same time are being paid in the same manner unless a different method of payment is approved by a majority of the holders of the Series B Stock and Series C Stock, voting together as a separate class. After the third anniversary of the Series B/KBH Initial Issuance Date, the Holder shall have the option to receive any such payment either in cash or in shares of Common Stock. In the event such dividends are paid in Common Stock, for purposes of computing the number of shares of Common Stock to be issued and the amount of the dividend paid, the value of the Common Stock paid to any holder of shares of Series C Stock shall be valued at the then Series C Conversion Price. Dividends on shares of Series C Stock shall be cumulative from the Series C Initial Issuance Date, whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends, so that, if at any time Series C Full Cumulative Dividends upon the Series C Stock shall not have been paid or declared and a sum sufficient for payment thereof set apart, the amount of the deficiency in such dividends shall be fully paid or dividends in such amount shall be declared on the shares of the Series C Stock and a sum sufficient for the payment thereof shall be set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any Junior Securities and before any sum or sums shall be set aside for or applied to the purchase or redemption of Junior Securities. With respect to rights to dividends, the Series C Stock shall rank pari passu with the Series B/KBH Stock but prior to the Common Stock and all other Junior Securities. All dividends declared upon the Series C Stock shall be declared pro rata per share. All payments due under this Section to any holder of shares of Series C Stock shall be made to the nearest cent. Notwithstanding the foregoing, the holders of the Series C Stock shall not be entitled to dividends on the Series C Stock pursuant to this Section 3(a) in the event that on or before August 11, 2001(i) there shall be filed with the Commission a registration statement with respect to a Qualified IPO (which registration statement shall have become effective within three months of filing); or (ii) there shall occur a Qualified Liquidation Event. The term "QUALIFIED LIQUIDATION EVENT" shall mean a Liquidation Event in which (i) the holders of the Series B/KBH Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series B/KBH Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) if the Qualified Liquidation Event occurs within one year after the Series B/KBH Initial Issuance Date, and 300% of the Series B/KBH Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series B/KBH Stock) if the Qualified Liquidation Event occurs more than one year after the Series B/KBH Initial Issuance Date (but before August 12, 2001), and
(ii) the holders of the Series C Stock receive (per share) cash or other property with a fair market value equal to at least 200% of the Series C Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series C Stock) if the Qualified Liquidation Event occurs within one year after the Series B/KBH Initial Issuance Date, and 300% of the Series C Original Purchase Price (as adjusted for any stock split, combination, reclassification or other similar event involving the Series C Stock) if the Qualified Liquidation Event occurs more than one year after the Series B/KBH Initial Issuance Date (but before August 12, 2001).

       (b) In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock or any other Junior Securities (based on "as if converted amounts") other than the Series A/KBL Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) cash, then, and in each such event, provision shall be made so that the holders of the Series C Stock shall receive the number of securities or such other assets of the Corporation which they would have received had their Series C Stock been converted into Common Stock on the date of such event.

       4.     REDEMPTION.

       (a) REDEMPTION UPON A LIQUIDATION EVENT. (i) In connection and concurrently with a Liquidation Event, the Corporation shall (to the extent allowed by law) redeem, except as set forth hereafter, all the shares of Series C Stock then outstanding, out of funds legally available therefor. The amount per share payable upon any redemption of shares of Series C Stock pursuant to this subsection shall be an amount in cash equal to the Liquidation Redemption Price, as determined below. The Corporation shall deliver to each holder of shares of Series C Stock, not later than 45 days prior to the consummation of a Liquidation Event, notice of such proposed Liquidation Event, including the date on which such Liquidation Event is expected to be consummated. To the extent that one or more redemptions and/or a liquidation are occurring concurrently, any redemption of the shares of Series C Stock shall be deemed to occur and shall be paid pari passu with any redemption of the shares of Series B/KBH Stock but in full prior to any other redemptions and/or liquidations, including any other redemption of shares of the Series A/KBL Stock. Notwithstanding the foregoing, any Series C Holder may elect to retain its outstanding shares of Series C Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the date of the consummation of the Liquidation Event.

              (ii) The amount per share payable upon any redemption of shares of Series C pursuant to this subsection shall be an amount equal to the greater of (a) the Series C Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series C Stock) plus all Series C Accrued Dividends, or (b) the Fair Market Value of such share (the "LIQUIDATION REDEMPTION PRICE").

              (iii) Any date upon which Series C Stock is to be redeemed pursuant to this Section 4 shall be referred to in this context as a "SERIES C REDEMPTION DATE".

       (b) SERIES C ANNUAL REDEMPTION. Except as set forth hereafter, the Corporation shall (to the extent allowed by law) redeem the following shares of Series C Stock on the following dates, out of funds legally available therefor:

              (i) at any time on or after February 11, 2005, except, in the case of any intended recipient which is subject to an applicable governmental regulation prohibiting such redemption, not earlier than permitted by such regulation, one-third of the shares of each of the Series C Stock then outstanding.

              (ii) at any time on or after February 11, 2006, an additional number of shares of each of the Series C Stock equal to one-third of the shares of the Series C Stock, respectively, outstanding as of February 11, 2005.

              (iii) at any time on or after February 11, 2007, all outstanding shares of Series C Stock.

       The amount per share payable upon any redemption of shares of Series C Stock pursuant to this subsection shall be an amount in cash equal to the greater of (a) the Series C Original Purchase Price (subject to equitable adjustment for any stock split, combination, reclassification or other similar event involving the Series C Stock) plus all Series C Accrued Dividends, or (b) the Fair Market Value of such share (the "SCHEDULED REDEMPTION PRICE" and collectively with the Liquidation Redemption Price, the "SERIES C REDEMPTION PRICE").

       To the extent that one or more annual or other redemptions are occurring concurrently, any redemption of the shares of Series C Stock shall be deemed to occur and shall be paid pari passu with any redemption of the shares of Series B/KBH Stock but in full prior to any other redemptions, including any other redemption of shares of the Series A/KBL Stock.

       Notwithstanding the foregoing, any Series C Holder may elect to retain its outstanding shares of Series C Stock and not to subject such shares to redemption by delivery of written notice to the Corporation at least 15 days prior to the applicable redemption date set forth above.

       (c) PRO RATA. If, on any Series C Redemption Date, fewer than all shares of Series C Stock then outstanding are to be redeemed in accordance with this Section, the shares to be redeemed shall be allocated pro rata among the Series C Holders and the Redemption Notice mailed to each Holder shall specify the number of shares to be redeemed from such Holder. Notwithstanding the delivery of a Redemption Notice, Series C Holders subject to redemption may convert such shares pursuant to Section 7 on or before the Series C Redemption Date by delivering written notice thereof to the Corporation not later than 10 days prior to the Series C Redemption Date.

       (d) PAYMENT OF SERIES C REDEMPTION PRICE; TERMINATION OF RIGHTS. On any Series C Redemption Date, the applicable Series C Redemption Price in respect of the shares represented by the certificate or certificates surrendered to the Corporation by the Holder thereof pursuant to the Redemption Notice shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired and a new certificate, representing the remaining, unredeemed shares of Series C Stock, if any, shall be issued to the Holder of such shares. On any Series C Redemption Date, the rights of a Holder with respect to shares redeemed shall cease, other than such Holder's right to payment of the Series C Redemption Price as of the Series C Redemption Date, upon surrender of the certificate or certificates.

       5. LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Corporation, the Series C Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation, to receive from the assets of the Corporation available for distribution to stockholders in cash, the Series C Liquidation Amount. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full of the Series B/KBH Liquidation Amount and the Series C Liquidation Amount to the Series B/KBH Holders and the Series C Holders, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the Series B/KBH Holders and Series C Holders in proportion to the respective amounts which would have been payable upon such Liquidation Event on such shares of Series B/KBH Stock and Series C Stock if all amounts payable thereon had been paid in full. In the event that such distribution of assets is other than in cash, such distribution of cash and other assets (including securities) shall be made ratably among the holders of the shares of Series B/KBH Stock and Series C Stock based upon the fair market value of any such assets as determined by a nationally recognized valuation consultant selected mutually by the holders of a majority in voting power of the Series B/KBH Stock and the Series C Stock then outstanding and the Corporation (or if such selection cannot be made, by a nationally recognized independent valuation consultant selected by the American Arbitration Association in accordance with its rules). In the event of any liquidation, dissolution or winding-up of the Corporation, after payment shall have been made to the holders of shares of Series B/KBH Stock and Series C Stock of the full amount to which they shall be entitled as aforesaid, and then after payment of the Series A/KBL Liquidation Amount to the Series A/KBL Holders under the Series A/KBL Certificate of Designations, the holders of any Junior Securities and the Series B/KBH Holders and Series C Holders shall be entitled to participate equally, on an as-converted basis in the case of the Series B/KBH Stock, the Series C Stock and any Junior Securities convertible into Common Stock, in all remaining assets of the Corporation available for distribution to its stockholders. The provisions of this Section 5 shall not be applicable to any shares of Series B/KBH Stock or Series C Stock that have been redeemed pursuant to Section 4(a) hereof in connection with such Liquidation Event. The holders of the Series C Stock shall have the right to treat any merger, consolidation, sale of all or substantially all of the assets of the Corporation, or sale of a majority of the voting capital stock of the Corporation, as a liquidation of the Corporation and, in connection therewith, to receive payment under this Section 5 upon surrender of their shares to the Corporation; PROVIDED, HOWEVER, that the holders of the Series C Stock shall not have the right to treat any merger or consolidation as a Liquidation Event if the Corporation is the survivor or continuing corporation of such merger or consolidation and as a result thereof there is no change in the Common Stock or Preferred Stock or the ownership thereof.

       6.     VOTING.

       (a) VOTES GENERALLY WITH COMMON STOCK. In addition to the rights specified in Section 6(b) below and any other rights provided in the Corporation's By-Laws, the shares of Series C Stock shall entitle each Holder thereof to such number of votes as shall equal the number of shares of Common Stock (rounded to the nearest whole number) into which the shares of Series C Stock held by such Holder are then convertible pursuant to Section 7 and shall entitle each such Holder to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

       (b) SEPARATE CLASS VOTE. So long as any shares of Series C Stock are outstanding, the consent of the holders of a majority of all of the outstanding shares of Series B Stock, Series C Stock and Series A Stock, voting as a single and separate class in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required before the Corporation may:

              (i) authorize or issue any class or series of capital stock ranking senior or pari passu to the Series B/KBH Stock, the Series C Stock or the Series A/KBL Stock with respect to rights to receive dividends, redemption payments or distributions upon liquidation or winding up of the Corporation or with respect to voting, antidilution provisions or preemptive rights;

              (ii) authorize, declare or distribute any dividend, whether in cash or in kind, payable to any class or series of the Corporation's common or preferred stock (except payment of dividends on the Series C Stock as contemplated herein or payment of dividends on the Series B/KBH Stock as contemplated (and only to the extent permitted) in the Series B/KBH Certificate of Designations) or payment of dividends on the Series A/KBL Stock as contemplated (and only to the extent permitted) in the Series A/KBL Certificate of Designations) or to any other equity security of the Corporation;

              (iii) approve any liquidation, dissolution, sale, lease or license of all or substantially all of the assets or business, or of the assets or business of any subsidiary, of the Corporation;

              (iv) cancel, repeal or change any of the provisions of this Certificate of Designations (or of any amendment hereto), any other certificate of designations of the Corporation (or any amendment thereto), the Certificate of Incorporation of the Corporation or the By-laws of the Corporation;

              (v) permit to lapse any of the following: its corporate existence, essential rights, government approvals or franchises or any licenses or Listed Rights (which the Board deems essential to the Corporation's business) or other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it (which the Board deems essential to the Corporation's business);

              (vi) transfer, assign or license (except end-user licenses granted in the ordinary course of business) any of the Corporation's Listed Rights or know-how, technology or trade secrets now owned or hereafter acquired by the Corporation;

              (vii) voluntarily dissolve, liquidate or wind-up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution;

              (viii) purchase, lease or otherwise acquire capital stock in any corporation or equity interest in any other entity or lend money to any person or entity (other than loans to any one person that, individually or in the aggregate, shall not exceed $100,000 or loans to any one employee that, individually or in the aggregate, shall not exceed $200,000) or purchase a substantial part of the operating assets of any person or entity;

              (ix) consolidate with or merge into or with any other person or entity or permit any other person or entity to consolidate with or merge into it (except that a 100% subsidiary may consolidate with or merge into the Corporation or another 100% subsidiary);

              (x) permit any subsidiary (except a 100% subsidiary) to make any (i) direct or indirect redemption, retirement, purchase or other acquisition of any of the Corporation's capital stock (or any warrant, option or other right with respect to such stock),
              (ii) repayment of the Corporation's debt held by any Related Party or by any Affiliate or subsidiary debt held by any Related Party or by any Affiliate, or (iii) sale of any capital stock of the Corporation to any third party;

              (xi) issue (which term shall include without limitation the issuance of any shares of, or the grant of any warrants, options or other rights to purchase any shares of, or any commitment to issue) any shares of its capital stock (which term shall include without limitation, securities convertible into capital stock, or rights to acquire capital stock), other than Excluded Stock, at a price per share less than $8.25;

              (xii) redeem any shares of any capital stock of the Corporation (except redemptions of Series C Stock as contemplated herein or redemptions of Series B/KBH Stock as contemplated (and only to the extent permitted) in the Series B/KBH Certificate of Designations or redemptions of Series A/KBL Stock as contemplated (and only to the extent permitted) in the Series A/KBL Certificate of Designations); or

              (xiii) increase the size of the Board of Directors of the Company above eight (8) members.

       7.     CONVERSION.

       (a)    OPTIONAL CONVERSION.

              (i) The holder of any shares of Series C Stock shall have the right, at such holder's option, at any time or from time to time to convert any or all such holder's shares of Series C Stock into such whole number of fully paid and nonassessable shares of Common Stock as equals (I) the product of (x) the Series C Original

              Purchase Price plus, after the third anniversary of the Series B/KBH Initial Issuance Date at the option of any Holder, any unpaid Series C Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series C Stock being converted, divided by (II) the Series C Conversion Price (as last adjusted and then in effect) for the shares of the Series C Stock being converted, by surrender of the certificates representing the shares of Series C Stock so to be converted in the manner provided Section 7(a)(ii) below. The Series C Conversion Price shall initially be equal to the Series C Original Purchase Price; PROVIDED, HOWEVER, that such Series C Conversion Price shall be subject to adjustment as set forth in Section 7(a)(iv) below.

              (ii) The holder of any shares of Series C Stock may exercise such holder's conversion right pursuant to this Section by delivering to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series C Stock or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it) accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected with respect to conversion under (a) Section 7(a)(i) above, on the date when the aforesaid delivery is made and (b) Section 7(b) on the date of occurrence of a Series C Event of Conversion, as the case may be, and any such date is referred to herein as the "SERIES C CONVERSION DATE". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 7(a)(iii) below, payable with respect to the shares of Series C Stock so converted up to and including the Series C Conversion Date. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock on the applicable Series C Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a holder of Common Stock on the next succeeding date on which the transfer books are open, but the Series C Conversion Price shall be that in effect on the Series C Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Stock representing the unconverted portion of the certificate so surrendered.

              (iii) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Stock. If more than one share of Series C Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Fair Market Value of a share of Common Stock multiplied by such fractional interest.

              (iv) The Series C Conversion Price shall be subject to adjustment from time to time as follows:

                     (A) ADJUSTMENTS FOR DILUTING ISSUANCES UPON CONTINUED PARTICIPATION. Unless the Corporation has requested and received a waiver from the holders of a majority of the Series A Stock, the Series B Stock and the Series C Stock, voting together as a single class, if the Corporation shall at any time or from time to time after the Series C Initial Issuance Date issue or be deemed (by virtue of any of the provisions of Section 7(a)(iv)), to have issued any capital stock (including, without limitation, each class of common stock of the Corporation) or other equity interests (including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests) in the Corporation, other than Excluded Stock (or Second Round Series B/KBH Stock), without consideration or for a consideration per share (the "LAST ISSUE PRICE") less than the Series C Conversion Price in effect immediately prior to each such issuance or deemed issuance (a "DILUTING ISSUANCE"), the Series C Conversion Price in effect immediately prior thereto shall forthwith be adjusted, as of the opening of business on the date of such issuance or deemed issuance, to such Last Issue Price.

                     Notwithstanding the immediately preceding paragraph of this subsection (A), if a Series C Holder has been given written notice pursuant to Section 8 hereof and the opportunity to purchase its Preemptive Share of such Diluting Issuance and does not purchase its entire Preemptive Share of such Diluting Issuance, but purchases a lesser share of such Diluting Issuance or none, the Series C Conversion Price for that portion of the shares of Series C Stock of said Series C Holder equal to the Non-Participating Percentage (as hereinafter defined) (the "DILUTED STOCK") shall not be reduced for said issuance pursuant to this subsection but each share of the Diluted Stock which each such Series C Holder holds shall be automatically converted immediately prior to the closing of the applicable Diluting Issuance into one (1) share of Series C1 Preferred Stock which shall be convertible into Common Stock at the same price per share that applied to the Diluted Stock immediately prior to such Diluting Issuance, subject, however, to further adjustment as herein provided. As used herein, the term "NON-PARTICIPATING PERCENTAGE" means a percentage equal to one hundred percent (100%) minus the percentage determined by dividing the number of shares of the Diluting Issuance which such Holder actually purchased by the maximum number of shares of the Diluting Issuance which such Holder was entitled to purchase on the basis of such Holder's Preemptive Shares and expressing the resulting quotient as a percentage.

                     Upon the conversion of Diluted Stock held by a Series C Holder as set forth herein, such shares of Diluted Stock shall no longer be outstanding on the books of the Corporation and the Series C Holder shall be treated, to the extent that said holder held such Diluted Stock, as the record holder of such shares of Series C1 Preferred Stock on the date of closing of the applicable Diluting Issuance.

                     For the purposes of any adjustment of the Series C Conversion Price pursuant to this subsection (A), the following provisions shall be applicable:

                            (1) In the case of the issuance of stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

                            (2) In the case of the issuance of stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment; PROVIDED, HOWEVER, that the aggregate fair market value of such non-cash and cash consideration shall not exceed the current Fair Market Value of the shares of stock being issued.

                            (3) In case of the issuance of (i) options to purchase or rights to subscribe for Common Stock or Non-voting Common Stock; (ii) securities by their terms convertible into or exchangeable for Common Stock or Non-voting Common Stock; or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                   (a)    the aggregate number of shares of
                                   Common Stock or Non-voting Common Stock
                                   deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or Non-voting Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the purchase price provided in such options or rights for the Common Stock or Non-voting Common Stock covered thereby;

                                   (b)    the aggregate number of shares of
                                   Common Stock or Non-voting Common Stock
                                   deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on accounts of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above, with the proviso to subdivision (2) being applied to the number of shares of Common Stock or Non-voting Common Stock deliverable upon such exercise);

                                   (c)    on any change in the number of shares
                                   or exercise price of Common Stock or
                                   Non-voting Common Stock deliverable upon the exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Series C Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series C Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change having been made upon the basis of such change; and

                                   (d)    on the expiration of any such options
                                   or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series C Conversion Price, if previously adjusted, shall forthwith be readjusted to such Series C Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                     (B) ADJUSTMENTS FOR CERTAIN DIVIDENDS, SUBDIVISIONS OR SPLIT-UPS. If, at any time after the Series C Initial Issuance Date, the number of shares of Common Stock or Non-voting Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or Non-voting Common Stock or by a subdivision or split-up of shares of Common Stock or Non-voting Common Stock, then, upon the record date fixed for the determination of holders of Common Stock or Non-voting Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series C Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Stock shall be increased in proportion to such increase in outstanding shares.

                     (C) ADJUSTMENTS FOR COMBINATIONS. If, at any time after the Series C Initial Issuance Date, the number of shares of Common Stock or Non-voting Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock or Non-voting Common Stock, then, upon the record date for such combination, the Series C Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Stock shall be decreased in proportion to such decrease in outstanding shares.

                     (D) ADJUSTMENTS FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS, ETC. In case, at any time after the Series C Initial Issuance Date, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock or Preferred Stock or the ownership thereof or of the sale or other disposition of all or substantially all of the properties and assets of the Corporation as an entirety to any other person), each share of Series C Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                     (E) All calculations under this subsection (iv) shall be made to the nearest one cent ($.01) or to the nearest one-tenth (1/10) of a share, as the case maybe.

                     (F) In any case in which the provisions of this subsection (iv) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Series C Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 7(a)(iii) above, PROVIDED, HOWEVER, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

              (v) Whenever the Series C Conversion Price shall be adjusted as provided in Section 7(a)(iv), the Corporation shall forthwith file, at the office of the transfer agent for the Series C Stock or at such other place as may be designated by the Corporation, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Series C Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each Series C Holder at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7(a)(vi) below.

              (vi) In the event the Corporation shall propose to take any action of the types described in clauses (A), (B), (C), or (D) of
              Section 7(a)(iv) above, the Corporation shall give notice to each holder of shares of Series C Stock, in the manner set forth in
              Section 7(a)(v) above, which notice shall specify the record date, if any, with respect to, any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series C Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series C Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

              (vii) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series C Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Stock in respect of which such shares are being issued.

              (viii) The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Stock, sufficient shares to provide for the conversion of all outstanding shares of Series C Stock.

              (ix) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens or charges with respect thereto.

       (b) AUTOMATIC CONVERSION. Upon the occurrence of a Series C Event of Conversion, all shares of Series C Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Series C Event of Conversion and without any action on the part of the holders thereof, be deemed automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as equals (1) the product of (x) the Series C Original Purchase Price plus, after the third anniversary of the Series B/KBH Initial Issuance Date at the option of any Holder, any unpaid Series C Accrued Dividends with respect to the shares being converted, multiplied by (y) the number of shares of Series C Stock being converted divided by (2) the Series C Conversion Price as last adjusted pursuant to Section 7(a)(iv) and then in effect.

       8. PRE-EMPTIVE RIGHTS. (a) RIGHT TO PURCHASE. Until the occurrence of a Series C Event of Conversion, the Series C Holders shall be entitled to subscribe for their respective Preemptive Share of any New Securities which the Corporation may, from time to time, propose to issue and sell, at any time while any Series C Stock is outstanding and subject to the terms, conditions and procedures set forth below.

       (b) The Corporation shall first deliver to each Series C Holder a written Notice of Intention to Sell offering to each Series C Holder the right to purchase up to the Preemptive Share of such Series C Holder of such shares of New Securities at the purchase price and on the terms specified therein. Each Series C Holder shall have the right and option, for a period of twenty (20) days after delivery to said Series C Holder of such Notice of Intention to Sell, to purchase all or any part of the Preemptive Share of such Series C Holder of the shares of New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Corporation within the aforesaid twenty (20) day period.

       The closing of any sales of shares of New Securities under the terms of
Section 8 shall be made at the offices of the Corporation on a mutually satisfactory business day within five (5) business days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such shares of New Securities duly endorsed for transfer to the appropriate Series C Holder shall be made on such date against payment of the purchase price therefor.

       (c) The Corporation may issue and sell all or any part of the remaining shares of New Securities so offered for sale but not purchased pursuant to Section 8 hereof at a price not less than the price offered, and on terms not more favorable, to the purchaser thereof than the terms stated in the original Notice of Intention to Sell, at any time within ninety (90) days after the expiration of the offer required by Section 8. In the event the remaining shares of New Securities are not sold by the Corporation during such ninety (90) day period, the right of the Corporation to sell such remaining shares of New Securities shall expire and the obligations of this Section 8 shall be reinstated; PROVIDED, HOWEVER, that in the event the Corporation determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining shares of New Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Corporation can terminate the offer and reinstate the procedure provided in this Section 8 without waiting for the expiration of such ninety (90) day period.

       9. FURTHER DILUTING ISSUANCES. The Corporation shall not permit or cause to occur more than one Diluting Issuance unless, so as to facilitate the adjustments required by Section 7(a)(iv)(A), the Corporation (I) has taken all necessary action to create a new subseries of the Series C Preferred Stock, which shall be PARI PASSU with the Series C Preferred Stock and the Series C1 Preferred Stock for all purposes except conversion price, and (II) shall have amended this Certificate to provide that the shares of Series C Stock held by any Holder thereof who fails to purchase its full Preemptive Share of such additional Diluting Issuance shall be converted automatically into such new subseries of Series C Stock. The shares of such subseries shall be convertible into Common Stock immediately after such Diluting Issuance at the same price per share that applied to the shares which were so converted immediately prior to such Diluting Issuance. The consent of the Holders of the Preferred Stock shall not be required in order to effect such new subseries.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

       GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

       1. This Certificate of Amendment amends the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), by amending Article 4 to the effect changes in the capital structure of the Corporation.

       2. The text of Article 4 of the Certificate of Incorporation is amended hereby to read as set forth in Exhibit A attached hereto and hereby made a part hereof.

       3. The foregoing amendment to the Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

       4. This Amendment to the Certificate if Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Gualberto Ruano, its President, and attested to by Kevin Rakin, its Secretary, this __ day of July, 2000.

                                          GENAISSANCE PHARMACEUTICALS, INC.



                                          By:
                                             -------------------------
                                             Gualberto Ruano
                                             President

ATTEST:



By:
   -------------------------
   Kevin L. Rakin
   Secretary

                                                                      EXHIBIT A

                                     Amendment to
                             Certificate of Incorporation
                                         of
                           Genaissance Pharmaceuticals, Inc.
                                    Pursuant to
                                 Section 242 of the
                            Delaware General Corporation Law

       The Certificate of Incorporation of Genaissance Pharmaceuticals, Inc., a Delaware corporation, has been amended by deleting subsection C.(ii) of
Article 4 thereof without substitution and by renumbering subsection C.(iii) of said Article 4 to become subsection C.(ii) of Article 4.

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATES OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES A1 REDEEMABLE CONVERTIBLE PREFERRED STOCK,
          SERIES KBL NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK, SERIES KBL1 NONVOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     1. The following resolutions were duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation, dated as of July ___, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "Certificate of Incorporation"), which authorize the issuance of 30,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "Preferred Stock").

     RESOLVED: That the provisions of the two Certificates of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (the first such certificate relating to the Series A Redeemable Convertible Preferred Stock and the Series A1 Redeemable Convertible Preferred Stock of the Corporation, and the second such certificate relating to the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation ), both approved by the Board of Directors on August 22, 1998, and amended by the Board of Directors as of February 12, 2000, as of March 8, 2000 and as of March 10, 2000 (the "Series A/KBL Certificates of Designations"), shall be further amended by deleting the definition of "Qualified IPO" from Section 1 of EXHIBIT 1 to each of the Series A/KBL Certificates of Designations and substituting therefor the following text:

           "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50

           ($8.25 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

; and further

     RESOLVED: That except as amended hereby, each of the Series A/KBL Certificates of Designations are hereby ratified and confirmed.

     2. Such resolutions also were duly approved by the written consent of the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock, the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation and the holders of the requisite number of shares of the Series B Convertible Preferred Stock, the Series B1 Convertible Preferred Stock, the Series KBH Nonvoting Convertible Preferred Stock, the Series KBH1 Nonvoting Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Series C1 Convertible Preferred Stock of the Corporation.

     3. This amendment to the Series A/KBL Certificates of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Designations to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this ___ day of July, 2000.

                                           GENAISSANCE PHARMACEUTICALS, INC.

                                           By: __________________________
                                               Gualberto Ruano
                                               President

Attest:

By: _________________________
    Kevin L. Rakin
    Secretary

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                     SERIES B1 CONVERTIBLE PREFERRED STOCK,
                     SERIES KBH CONVERTIBLE PREFERRED STOCK,
                     SERIES KBH1 CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     1. The following resolutions were duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation, dated as of July ___, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "Certificate of Incorporation"), which authorize the issuance of 30,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "Preferred Stock").

     RESOLVED: That the provisions of the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (relating to the Series B Convertible Preferred Stock, Series B1 Convertible Preferred Stock, Series KBH Convertible Preferred Stock and Series KBH1 Convertible Preferred Stock) (the "Series B Certificate of Designations"), dated as of February 17, 2000, and as amended as of March 8, 2000 and as of March 10, 2000, shall be further amended by deleting the definition of "Qualified IPO" from Section 1 of EXHIBIT 1 to the Series B Certificate of Designations and substituting therefor the following text:

           "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($8.25 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

; and further

     RESOLVED: That except as amended hereby, the Series B Certificate of Designations is hereby ratified and confirmed.

     2. Such resolutions also were duly approved by the written consent of the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock, the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation and the holders of the requisite number of shares of the Series B Convertible Preferred Stock, the Series B1 Convertible Preferred Stock, the Series KBH Nonvoting Convertible Preferred Stock, the Series KBH1 Nonvoting Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Series C1 Convertible Preferred Stock of the Corporation.

     3. This amendment to the Series B Certificate of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Designations to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this ___ day of July, 2000.

                                           By: __________________________
                                               Gualberto Ruano
                                               President

ATTEST:


____________________________
Kevin L. Rakin
Secretary

                        GENAISSANCE PHARMACEUTICALS, INC.

                            CERTIFICATE OF AMENDMENT
                                       TO
           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER SPECIAL
           RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                      SERIES C CONVERTIBLE PREFERRED STOCK,
                      SERIES C1 CONVERTIBLE PREFERRED STOCK

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     GENAISSANCE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     1. The following resolutions were duly adopted by a Unanimous Written Consent of the Board of Directors of the Corporation, dated as of July ___, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of Article 4 of the Certificate of Incorporation of the Corporation, as amended, (referred to in the following designations as the "Certificate of Incorporation"), which authorize the issuance of 30,000,000 shares of a class of capital stock designated as preferred stock, $.001 par value (the "Preferred Stock").

     RESOLVED: That the provisions of the Certificate of Designations, Preferences and Other Special Rights and Qualifications, Limitations and Restrictions of Preferred Stock of the Corporation (relating to the Series C Convertible Preferred Stock and the Series C1 Convertible Preferred Stock) (the "Series C Certificate of Designations"), dated as of March 10, 2000, shall be amended by deleting the definition of "Qualified IPO" from Section 1 of EXHIBIT 1 to the Series C Certificate of Designations and substituting therefor the following text:

           "QUALIFIED IPO" shall mean the consummation of a firm commitment underwritten public offering of shares of Common Stock registered under the Securities Act which results in aggregate gross cash proceeds to the Corporation of not less than forty million dollars ($40,000,000) and pursuant to which the offering price per share is equal to or greater than $16.50 ($8.25 per share in the event that the registration statement with respect to such offering shall be filed with the Commission on or before February 11, 2001), equitably adjusted for any Recapitalization Event.

; and further

     RESOLVED: That except as amended hereby, the Series C Certificate of Designations is hereby ratified and confirmed.

     2. Such resolutions also were duly approved by the written consent of the holders of the requisite number of shares of the Series A Redeemable Convertible Preferred Stock, the Series A1 Redeemable Convertible Preferred Stock, the Series KBL Nonvoting Redeemable Convertible Preferred Stock and the Series KBL1 Nonvoting Redeemable Convertible Preferred Stock of the Corporation and the holders of the requisite number of shares of the Series B Convertible Preferred Stock, the Series B1 Convertible Preferred Stock, the Series KBH Nonvoting Convertible Preferred Stock, the Series KBH1 Nonvoting Convertible Preferred Stock, the Series C Convertible Preferred Stock, and the Series C1 Convertible Preferred Stock of the Corporation.

     3. This amendment to the Series C Certificate of Designations was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Designations to be signed by Gualberto Ruano, its President, and attested to by Kevin L. Rakin, its Secretary, as of this ___ day of July, 2000.

                                           By: __________________________
                                               Gualberto Ruano
                                               President

ATTEST:


_____________________________
Kevin L. Rakin
Secretary